ML Number: 201873

MERRILL LYNCH
PROTOTYPE DEFINED
CONTRIBUTION PLAN AND TRUST

NON-STANDARDIZED

401(k) PROFIT SHARING PLAN
ADOPTION AGREEMENT
Letter Serial Number: M380275a
National Office Letter Date: 3/31/2008
This Adoption Agreement #004 and its related Base Plan Document #03 are important legal instruments with legal and tax implications. Merrill Lynch, Pierce, Fenner & Smith Incorporated does not provide legal or tax advice to the Employer. The Employer is urged to consult with its own attorney with regard to the adoption of this Plan and its suitability to its circumstances.
NOTE: In order to be recognized as a Prototype Plan maintained by the Sponsor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Employer must contribute and maintain at least 75% of Plan Year contributions and Trust Fund value with the Sponsor.

Adoption of Plan
The Primary Employer named below hereby establishes or restates a profit sharing plan that includes an ☑ Elective Deferral, ☑ Profit Sharing, and/or ☑ Employee After-Tax plan feature (the “Plan”) by adopting the Merrill Lynch Prototype Defined Contribution Plan and Trust Base Plan Document #03, as implemented by this Adoption Agreement #004.
Employer and Plan Information
Primary Employer Name: Resource America, Inc.
The Primary Employer is (i) ☐ a member of a Code Section 414(b) and/or Code Section 414(c) controlled group; (ii) ☐ a member of a Code Section 414(m) affiliated service group, or (iii) ☑ none of the above.i

Business Address:	1845 Walnut Street
Suite 1000
Philadelphia, PA 19103
Telephone Number: 215-546-5005
Primary Employer Taxpayer ID Number: 23-2544941
Primary Employer Taxable Year ends on: 09/30
Plan Name: Resource America, Inc. Investment Savings Plan
Plan Number: 001
Restatement Effective Date (if applicable): 10/10/2008, except as otherwise legally required or indicated herein (insert a date that is not earlier than the first day of the Plan Year in which the document is adopted).
Original Effective Date: 05/01/1986 (insert a date that is not earlier than the first day of the Plan Year in which the Plan is/was adopted).

[i]	Only entities treated as a single employer under Section 414 of the Internal Revenue Code may adopt this Plan. Generally, entities are treated as a single employer under Code Section 414 if they share 80% common ownership or if their operations are otherwise closely affilliated. The related employer rules are complex and legal advice should be sought before any entity other than the Primary Employer is permitted to adopt this Plan. Only an entity that is a member of the Primary Employer controlled group or affiliated service group may adopt this Plan.

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Legal Names of Participating Employers:
Resource America, Inc.

Plan Administrator Name:	Resource America, Inc.

Plan Administrator Business Address:	1845 Walnut Street
Suite 1000
Philadelphia, PA 19103

Plan Administrator Telephone Number:	215-546-5005
Note: If this Plan is a continuation or an amendment of a prior plan, optional forms of benefits provided in the prior plan must be provided under this Plan, and should be listed on an Addendum attached to this Adoption Agreement, unless permissibly eliminated or restricted under the terms of this Plan and IRS regulations or guidance.

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ARTICLE I. Definitions
A. “Compensation”
(1)	Plan Compensation means (select (a), (b) or (c)):

☐	(a)	amount reported in the “Wages Tips and Other Compensation” Box on Form W-2 and paid during the Plan Year (as defined in Section 1.20 of the Base Plan Document).

☑	(b)	amount reported pursuant to Code Section 3401(a) and paid during the Plan Year (as defined in Section 1.20 of the Base Plan Document).

☐	(c)	compensation for Code Section 415 safe-harbor purposes paid during the Plan Year (as defined in Section 1.20 of the Base Plan Document).
Plan Compensation shall exclude the following (select all that apply):

non-Profit	Employer
Sharing	Nonelective
Contributions*	Contributions**
☐	☐	(d)	fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation, and welfare benefits.

☐	☐	(e)	overtime.

☐	☐	(f)	bonuses.

☐	☐	(g)	commissions.

☐	☐	(h)	amounts in excess of $ (insert any number).

☑	☑	(i)	other (specify the type of compensation to be excluded): taxable income resulting from the exercise of nonqualified stock options.
Note: A Plan which selects any exclusion (e)-(i) above may require satisfaction of nondiscriminatory compensation requirements under internal Revenue Section Code 414(s) (Demo 9), and may not be integrated with Social Security if any of those items are selected in the Employer Nonelective Contributions column. If necessary to satisfy Demo 9, the exclusions indicated above will be included as Plan Compensation, as necessary, solely in an amount necessary to satisfy such compensation testing.

Plan Compensation shall include the following (select (j), if applicable and (k) or (l)):

non-Profit	Employer
Sharing	Nonelective
Contributions*	Contributions**
Included	☑	(j)	Elective Contributions (as defined in Section 1.30 of the Base Plan Document). (Note: Elective Contributions will be excluded with regard to Employer Nonelective Contributions if this option is not checked.)

☐	☐	(k)	Compensation earned during the Plan Year in which the Participant enters the Plan

☑	☑	(l)	Compensation earned after the Participant’s initial Entry Date

*	For this section only, non-Profit Sharing Contributions are defined to include Elective Deferral, Employee After-Tax, Matching, Qualified Matching and Safe Harbor Matching Contributions. All other references to non-Profit Sharing Contributions are defined to include all contributions other than Profit Sharing and Prevailing Wage Contributions.

**	Employer Nonelective Contributions include Profit Sharing, Prevailing Wage and Safe Harbor Nonelective Contributions.

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(2)	Testing Compensation (as defined in Section 1.104 of the Base Plan Document) means option (a), (b), or (c) as selected in (1) above, and excluding the following (select all that apply):

☐	(a)	fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation, and welfare benefits.

☐	(b)	Elective Contributions (as defined in Section 1.30 of the Base Plan Document).

☑	(c)	Compensation earned before the Participant’s initial Entry Date.
(3)	415 Limitation Compensation (as defined in Section 1.1 of the Base Plan Document): means option (a), (b), or (c) as selected in (1) above.
B. “Computation Period”
To determine Years of Service and Breaks in Service for purposes of eligibility, Computation Periods occurring after the initial Computation Period as defined in Section 1.21 of the Base Plan Document shall be the succeeding 12-month periods commencing with (select one):

☐	(1)	the first anniversary of the Employee’s employment commencement date.

☑	(2)	the first Plan Year which commences prior to the first anniversary of the Employee’s employment commencement date.

☐	(3)	not applicable, the Plan uses elapsed time method to determine all eligibility service.
C. “Disability”
Disability shall mean a condition which results in the Participant’s (select one):

☐	(1)	inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.
Note: The exception from the early distribution tax of Code Section 72(t) may not apply to a distribution made on account of a “Disability” unless the definition used is that as defined in this option C(1).

☑	(2)	total and permanent inability to meet the requirements of the Participant’s customary employment which can be expected to last for a continuous period of not less than 12 months.

☐	(3)	qualification for Social Security disability benefits.

☐	(4)	qualification for benefits under the Employer’s long-term disability plan.
D. “Early Retirement Age”
(1) Early Retirement Age (select one):

☐	(a)	shall be permitted.

☑	(b)	shall not be permitted.
(2) If D(1)(a) above is elected Early Retirement Age shall mean (select one):

☐	(a)	attained age (insert any age less than Normal Retirement Age).

☐	(b)	attained age (insert any age less than Normal Retirement Age) and completed Years of Service (insert any number that is no greater than the number of Years of Service that is otherwise needed to be 100% vested under the Plan).

☐	(c)	attained age (insert any age less than Normal Retirement Age) and completed Years of Service as a Participant (insert any number that is no greater than the number of Years of Service that is otherwise needed to be 100% vested under the Plan).

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E. “Eligible Employees”
General Rule:
It is expressly intended that, regardless of any elections below, an individual not treated as a common law employee by the Primary Employer or an Affiliate on its payroll records is to be excluded from Plan participation even if a court or administrative agency later determines that such individual is a common law employee and not an independent contractor. (select one):

☐	(1)	All Employees of the Primary Employer and participating Employers are eligible to participate in the Plan.

☑	(2)	All Employees are eligible to participate in the Plan except for the following Employees (select all that apply):

☑	(a)	Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more Employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or Employers, unless the bargaining agreement provides for participation in the Plan.

☐	(b)	Non-resident aliens (within the meaning of Code Section 7701 (b)(1)(B)) and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

☐	(c)	Employees of an Affiliate that is not a participating Employer.

☑	(d)	Leased Employees, as defined in Section 1.58 of the Plan.

☐	(e)	Temporary Employees, as defined in Section 1.103 of the Plan.

☐	(f)	Employees employed in or by the following specified division, plant, location, job category or other identifiable individual or group of Employees. (This exclusion may be applied to specific plan features.) .
Note: The exclusion of specified job classifications may not impose conditions relating to age or service that must be satisfied by a Plan Participant. For example, part-time employees may not be excluded as a classification or job category of employees.
Note: The plan’s definition of “Eligible Employee” merely identifies the Employees who may participate in the plan and has no bearing on the identification of Employees who must be taken into account for coverage testing under Code Section 410(b) and the regulations thereunder.

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F. “Entry Date”
(1) Entry Date shall mean (select one for each column, as applicable):

Elective Deferral
and/or Employee
After-Tax	Matching	Profit Sharing
Contributions	Contributions	Contributions
☐	☐	☐	(a)	each business day of the Plan Year.

☐	☐	☐	(b)	the first day of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document. If the Primary Employer elects this option (b) establishing only one Entry Date, the participation “age and service” requirements elected in Article II must be no more than age 201/2 and 1/2 of a Year of Service.

☑	☐	☐	(c)	the first day of the month coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document.

☐	☐	☐	(d)	the first day of the Plan Year and the first day of the seventh month of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document.

☐	☐	☐	(e)	the first day of the Plan Year, the first day of the fourth month of the Plan Year, the first day of the seventh month of the Plan Year, and the first day of the tenth month of the Plan Year coincident with or next following the date the Employee meets the participation requirements of Section 2.1 of the Base Plan Document.

☐	☑	☑	(f)	other: the first payroll period coinciding with or next following eligibility.

Note: Any date(s) inserted must meet the statutory entry dates as described in Section 1.43 of the Base Plan Document
(2) Special Entry Date:
If this Plan is an amendment or restatement of an existing plan and the amendment effective date or Restatement Effective Date would not otherwise be an Entry Date in item (1) above, the amendment effective date or Restatement Effective Date (select one):

☐	(a)	shall be an Entry Date.

☑	(b)	shall not be an Entry Date.

☐	(c)	is not applicable, this is the initial Adoption Agreement.

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G. “Highly Compensated Employees”
(1) Top-Paid Group Election
In determining who is a Highly Compensated Employee (select one):

☐	(a)	A top-paid group election is made. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) with 415 Limitation Compensation in excess of $80,000 (as adjusted) for the look-back year (as defined in Section 1.50 of the Base Plan Document) is a Highly Compensated Employee only if the Employee was in the “top-paid group” for the look-back year. An Employee is in the “top-paid group” for any year, if such Employee is in the group of Employees consisting of the top 20% of the includable Employees when ranked on the basis of 415 Limitation Compensation paid during such year.ii

☑	(b)	A top-paid group election is not made.
(2) Calendar Year Data Election
In determining who is a Highly Compensated Employee (other than a 5% owner) (select one):

☐	(a)	A calendar year data election is made. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

☑	(b)	A calendar year data election is not made.

☐	(c)	Not applicable, Plan Year is the calendar year.
Note: If both G(1)(a) and G(2)(a) are selected, the look-back year in determining the top-paid group shall be the calendar year beginning with or within the look-back year. Generally, a top-paid group election must apply consistently to the determination years of all plans of the Employer that begin with or within the same calendar year. A calendar year data election also must apply consistently to the determination years of all of the Employer’s plans that begin within the same calendar year.
H. “Hours of Service”
Hours of Service shall be determined on the basis of the method specified below:
(1) Eligibility Service
For purposes of determining whether an Eligible Employee has satisfied the participation requirements of Section 2.1 of the Base Plan Document, the following method shall be used (select one for each column, as applicable):

Elective Deferral and/or
Employee After-Tax	Matching	Profit Sharing
Contributions	Contributions	Contributions
☐	☐	☐	(a)	elapsed time method.

☑	☑	☑	(b)	hourly records method.

ii Generally, in making this determination, the following Employees are excluded: Employees who have not completed 6 months of service, Employees who normally work less than 171/2 hours per week, Employees who normally work not more than 6 months during any year, Employees who have not attained age 21, non-resident aliens with no U.S.-source income and except to the extent provided in IRS regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer.

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(2) Vesting Service
All Elective Deferral Contributions, Employee After-Tax Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, ACP Test Safe Harbor Matching Contributions, and ADP Test Safe Harbor Contributions are always 100% vested. Unless Profit Sharing and/or Matching Contributions are fully vested when made (in accordance with Article IX of this Adoption Agreement), a Participant’s nonforfeitable interest in Profit Sharing Contributions and/or Matching Contributions (as applicable) made on his or her behalf shall be determined on the basis of the method specified below (select one as applicable):

☐	(a)	elapsed time method.

☑	(b)	hourly records method.
(3) Hourly Records
For the purpose of determining Hours of Service under the hourly records method (choose one box for eligibility and one box for vesting, as applicable):

Eligibility	Vesting
☑	☑	(a)	only actual hours for which an Employee is paid or entitled to payment shall be counted.

☐	☐	(b)	an Employee shall be credited with 45 Hours of Service if under Section 1.51 of the Base Plan Document such Employee would be credited with at least 1 Hour of Service during the week.
I. “Limitation Year”
For purposes of Code Section 415, the Limitation Year shall be (select one):

☐	(1)	the Plan Year.

☑	(2)	the calendar year.

☐	(3)	the 12 consecutive month period ending on the day _____ of the month of _____.
J. “Normal Retirement Age”
Normal Retirement Age shall be (select one):

☑	(1)	attainment of age 65 (not more than 65) by the Participant.

☐	(2)	attainment of age (not more than 65) by the Participant or if later, the anniversary (not more than the 5th) of the earlier of the first day on which the Eligible Employee performed an Hour of Service or the first day of the Plan Year in which the Eligible Employee became a Participant.

☐	(3)	attainment of age (not more than 65) by the Participant or the anniversary (not more than the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.

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K. “Participant Directed Assets”
Participant Directed Assets are (select one):

non-Profit Sharing	Profit Sharing
Contributions	Contributions
☑	☑	(1)	permitted.

☐	☐	(2)	non permitted.
L. “Plan Year”
The Plan Year, as defined in Section 1.78 of the Base Plan Document, shall be the period ending on the 30th day of September.
M. “Predecessor Employer Service”
Predecessor Employer Service (as defined in Section 1.80 of the Base Plan Document) will be credited (select one):

☑	(1)	only as required by law.

☐	(2)	to include, in addition to the legal requirements and subject to the limitations set forth below, service with the following Predecessor Employer(s) determined as if such predecessors were the Employer: _____.

		Service with such Predecessor Employer listed in this item (2) applies (select (a), (b) or (c), as applicable; (d) is only available in addition to (a), (b) and/or (c)):

☐	(a)	for purposes of eligibility to participate;

☐	(b)	for purposes of vesting;

☐	(c)	for purposes of contribution allocation;

☐	(d)	except for the following service:
(insert a description of any disregarded service).
N. “Top-Heavy Ratio”
If the adopting Employer maintains or has ever maintained a qualified defined benefit plan, for purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

Interest rate:	% (insert a reasonable interest rate)

Mortality table:	(insert a reasonable mortality table)

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O. “Valuation Date”
     Valuation Date shall mean (select one for each column, as applicable):

non-Profit Sharing	Profit Sharing
Contributions	Contributions
☑	☑	(1) each business day.

☐	☐	(2) the last business day of each month.

☐	☐	(3) the last business day of each quarter within the Plan Year.

☐	☐	(4) the last business day of each semi-annual period within the Plan Year.

☐	☐	(5) the last business day of the Plan Year.

☐	☐	(6) other: (insert a frequency that occurs at least once during a Plan Year).
P. “Years of Service”
For purposes of determining whether an Eligible Employee has satisfied the participation requirements of Article II of this Adoption Agreement, the following method shall be used for determining Years of Service if the Hourly Records Method is selected under Article I H or Article VIII B(1)(a) of this Adoption Agreement. An Eligible Employee shall be credited with one Year of Service (select one):
☑    (1)    immediately following completion of 1000 Hours of Service.
☐    (2)    on the last day of the Computation Period in which the Participant completes 1000 Hours of Service.

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ARTICLE II. Participation
General Participation Requirements
An Eligible Employee must meet the following requirements to become a Participant (select one or more for each column from A-E below and, if desired, F, as applicable):

Elective Deferral
and/or Employee		Profit
After-Tax	Matching	Sharing
Contributions	Contributions	Contributions
☑	☐	☑	A. Performance of one Hour of Service.

☐	☐	☐	B. Attainment of age _____ (maximum 20 1/2) and completion of _____ (not more than 1/2) Year(s) of Service. If this item is selected, no Hours of Service shall be counted.

☐			C. Attainment of age _____ (maximum 21) and completion of _____ Year(s) of Service (not to exceed 1 year).

☑
D.   Attainment of age N/A (maximum 21) and completion of 1 Year(s) of Service (not to exceed 2 years). If more than 1 Year of Service is selected, the immediate 100% vesting schedule must be selected in Article IX of this Adoption Agreement.

☐
E.   Attainment of age _____ (maximum 21) and completion of _____ Year(s) of Service (not to exceed 2 years). If more than 1 Year of Service is selected, the immediate 100% vesting schedule must be selected in Article IX of this Adoption Agreement.

☐	☐	☐
F.   Each Employee who is an Eligible Employee will be deemed to have satisfied the participation requirements as of                      (insert any date) without regard to such Eligible Employee’s actual age and/or service.

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ARTICLE III. Elective Deferral, Employee After-Tax and Rollover Contributions
Note: Department of Labor regulations require the contribution of Elective Deferral Contributions and Employee After-Tax Contributions to the Trust as soon as possible and no later than the 15th business day of the month following the month in which (i) the Participant’s contribution amounts are received by the Employer (in the case of amounts that a Participant or Beneficiary pays to an Employer) or (ii) such amounts would otherwise have been payable to the Participant in cash (in the case of amounts withheld by an Employer from a Participant’s wages).
A. Elective Deferral Contributions (select all that apply):
☑ (1)	Elective Deferral Contributions are permitted under the Plan and may be made by a Participant in a dollar amount or a percentage of the Participant’s Plan Compensation, as specified by the Participant in his or her Elective Deferral Election, which may not exceed 100 % of his or her Plan Compensation.

The Elective Deferral Contributions will consist of (select one):
☐ (a)	Pre-Tax Contributions only.

☑ (b)	Pre-Tax and Roth Contributions.
☐ (2)	Elective Deferral Election limit for Highly Compensated Employees. If elected and in lieu of the limit set forth in A(1), a Highly Compensated Employee may make an Elective Deferral Election that may not exceed _____% of his or her Plan Compensation.

Note: If item A(2) is selected, the inserted election limit percentage must be less than the percentage inserted in A(1) above.

☐ (3)	Separate Bonus Election — With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Elective Deferral Election with respect to such bonus.

☑ (4)	Catch-up Contributions (select one):
☑ (a)	shall apply.

☐ (b)	shall not apply.
☐ (5)	Elective Deferral Contributions are not permitted under the Plan.
B. Automatic Programs for Elective Deferral Contributions (as defined in Section 3.4.1(B) of the Base Plan Document):
(1)	Automatic Enrollmentiii of Elective Deferral Contributions (select one):
☐ (a)	An automatic enrollment feature shall apply. (if selected, complete (i) and (ii) below):
(i)	Applicability (select (A) and/or (B)):
☐ (A)	In the absence of an election made by an Eligible Employee to the contrary within such time period as established by the Plan Administrator, a Participant shall be deemed to have elected a Pre-Tax Contribution of % of his or her Plan Compensation.

☐ (B)	In the absence of an election made by an Eligible Employee to the contrary within such time period as established by the Plan Administrator, a Participant shall be deemed to have elected a Roth Contribution of _____% of his or her Plan Compensation.
(ii)	Eligibility: The automatic enrollment feature shall apply to (select one):
☐ (A)	Eligible Employees hired on or after .

☐ (B)	all Eligible Employees either hired on or after or who have never enrolled to make Elective Deferral Contributions.

iii	Automatic enrollment is sometimes referred to as a negative election.

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☑ (b)	Automatic enrollment shall not apply.
(2)	Automatic Increase of Elective Deferral Contributions (select one):
☐ (a)	An automatic increase feature shall apply, (if selected, complete (i), (ii), (iii), (iv) and (v) below):
(i)	Applicability (select one):
☐ (A)	Pre-Tax Contributions only.

☐ (B)	Roth Contributions only.
(ii)	Eligibility: The automatic increase feature shall apply to (select one):
☐ (A)	all Eligible Employees who select this feature.

☐ (B)	all Eligible Employees who do not waive out of this feature.

☐ (C)	all Eligible Employees whose rate of Elective Deferral Contributions is less than the maximum rate listed in (iv) below.

☐ (D)	all Eligible Employees who are automatically enrolled in the Plan and any other Participant who selects this feature.

☐ (E)	all Eligible Employees who are automatically enrolled in the Plan, all Eligible Employees whose rate of Elective Deferral Contributions is less than the maximum rate listed in (iv) below, and any other Participant who selects this feature.
(iii)	Timing: If applicable, the rate of the Elective Deferral Contributions shall be increased during the month of (select one):
☐ (A) ____	(enter month).
If (B), (C), (D), or (E) is selected in B.(2)(a)(ii) above, a Participant’s Pre-Tax Contribution
☐ 1	will not automatically increase in the first year the Participant is automatically enrolled in the Plan during the ____ month(s) prior to the month in (A) above.

☐ 2	will automatically increase in the first year.
☐ (B)	the anniversary of the Participant’s enrollment in the automatic increase feature, unless the Participant selects otherwise.

☐ (C)	a Participant’s salary increase as provided in the Plan’s administrative procedure.
(iv)	Value:
☐ (A)____	Increase% of Plan Compensation each time an increase is applicable, to a maximum of % (unless the Participant selects otherwise).

☐ (B)	Increase by the percentage selected by the Participant.
(v)	Frequency: An increase will be made:
☐ (A)	every year unless the Participant selects otherwise.

☐ (B)	every two years unless the Participant selects otherwise.

☐ (C)	every three years unless the Participant selects otherwise.
☑ (b)	Automatic increase shall not apply.
     C. Employee After-Tax Contributions (select all that apply):
☑ (1)	Employee After-Tax Contributions are permitted under the Plan and may be made by a Participant in an amount equal to a dollar amount or a percentage of the Participant’s Plan Compensation, as specified by the Participant in his or her Employee After-Tax Contribution Election, which may not exceed 0 % of his or her Plan Compensation.

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☐ (2)	After-Tax Election limit for Highly Compensated Employees. If elected and in lieu of the limit set forth in C(1), a Highly Compensated Employee may make an After-Tax Election that may not exceed ___% of his or her Plan Compensation.

Note: If item C(2) is selected, the inserted election limit percentage must be less than the percentage inserted in C(1) above.

☐ (3)	Separate Bonus Election — With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Employee After-Tax Election with respect to such bonus.

☐ (4)	Employee After-Tax Contributions are not permitted under the Plan.
D.	Rollover Contributions
Rollovers from Other Plans and IRAs: In addition to pre-tax distributions from a qualified plan described in Code Section 401(a) or
403(a) or a Conduit IRA containing these assets, the Plan, if an Eligible Rollover Distribution, (select one for each row):

Will	Will Not
Accept	Accept
☐	☑	(1)	distributions of employee after-tax contributions from a qualified plan described in Code Section 401(a) or 403(a), provided that such amounts are transferred in a direct trustee-to-trustee transfer described in Code Section 402(c)(2)(A).

☐	☑	(2)	pre-tax distributions from an annuity contract described in Code Section 403(b).

☐	☑	(3)	pre-tax distributions from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

☑	☐	(4)	pre-tax distributions from an individual retirement account or annuity described in Code Section 408(a) or (b) (including distributions from individual retirement accounts described in Code Section 408(k) (“SEP”)).

☐	☑	(5)	distributions from a simple retirement account described in Code Section 408(p) that are eligible to be rolled over and are made after the 2-year period beginning on the date such individual first participated in such simple retirement account that are otherwise includible in gross income.

☑	☐	(6)	Roth distributions from a qualified plan described in Code Section 401(a).
Participant Rollover Contributions (including direct Rollover Contributions in accordance with Code Section 401(a)(31)), shall be subject to the Plan Administrator’s determination that such amounts meet the requirements for Rollover Contributions.
E.	Making and Modifying an Election

An Eligible Employee shall be entitled to increase, decrease or resume his or her Elective Deferral Contributions and/or Employee After-Tax Contributions with the following frequency during the Plan Year (select one):

☐	(1)	annually.

☐	(2)	semi-annually.

☑	(3)	quarterly.

☐	(4)	monthly.

☐	(5)	other (specify):___ (insert any period that is more frequent than annually).
Any such increase, decrease or resumption shall be effective as of the first payroll period coincident with or next following the first day of each period set forth above. A Participant may completely discontinue making Elective Deferral Contributions and/or Employee After-Tax Contributions at any time and such discontinuance shall be effective as of the first payroll period that begins after notice is provided to the Plan Administrator.

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ARTICLE IV. Matching Contributions
This Article IV is effective only if Elective Deferral and/or Employee After-Tax Contributions are permitted under the Plan.
A.	Contribution and Allocation Formula (select all that apply):
☐ (1)	Discretionary Contributions:

If selected below, the Primary Employer may, in its sole discretion, determine the Discretionary Matching Contribution applicable to all Employers equal to such a dollar amount or percentage of Elective Deferral and/or Employee After-Tax Contributions, as determined by the Primary Employer, which shall be allocated (select all that apply):
☐ (a)	in an amount equal to a discretionary percentage or amount of each Participant’s Elective Deferral and/or Employee After-Tax Contributions to be determined by the Employer for each Plan Year.

☐ (b)	based on the ratio of each Participant’s Elective Deferral and/or Employee After-Tax Contributions for the Plan Year to the total Elective Deferral and/or Employee After-Tax Contributions of all Participants for the Plan Year. If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$___ for each Participant.

☐ (ii)	___% of each Participant’s Plan Compensation.
☐ (c)	in an amount up to ___% or $___ of each Participant’s first ___% or $___ of Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions. If any Matching Contribution remains, such amount shall be allocated to each such Participant in an amount up to___% or $___ of the next___% or $___ of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions. If any Matching Contribution remains after the application of the preceding sentence, such amount shall be allocated to each such Participant in an amount up to ___% or $___ of the next___% or $___ of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.

Any remaining Matching Contribution shall be allocated to each such Participant in the ratio that such Participant’s Elective Deferral and/or Employee After-Tax Contributions bear to the total Elective Deferral and/or Employee After-Tax Contributions of all such Participants.

If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$___ for each Participant.

☐ (ii)	___% of each Participant’s Plan Compensation.

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☑ (2)	Nondiscretionary Contributions:

If selected below, the Employer shall make Nondiscretionary Matching Contributions in an amount equal to (select all that apply):
☑ (a)	50 % of each Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions. If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$___ for each Participant.

☑ (ii)	10 % of each Participant’s Plan Compensation.
☐(b)	in an amount equal to ___% or $ ___ of the first ___% or $ ___ of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions, ___% or $___ of the next ___% or $ ___ of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions, and ___% or $ ___ of the next ___% or $ ___ of the Participant’s Plan Compensation contributed as Elective Deferral and/or Employee After-Tax Contributions.

If selected, Matching Contributions shall be subject to a maximum amount of (select one if applicable):
☐ (i)	$___ for each Participant.

☐ (ii)	___% of each Participant’s Compensation.
(3)	Matching Calculation Period: The time interval that will be used to determine the amount of the Matching Contributions shall be (select one):
☑ (a)	each payroll period.

☐ (b)	the Plan Year.
Note: If Plan Year is selected and the funding frequency is more frequent than annually, additional contributions (i.e. true-up contributions) shall be required after the last day of the Plan Year.
(4)	Matched Contributions: Elective Deferral and/or Employee After-Tax Contributions indicated in Article III shall be eligible for Matching Contributions as indicated below (select all that apply):

Discretionary Matching Contribution Formula	Nondiscretionary Matching Contribution Formula
☐	☑	(a) Elective Deferral Contributions.

☐	☐	(b) Employee After-Tax Contributions.
(c)	If more than one item in (a) or (b) is selected above, the Elective Deferral and Employee After-Tax Matching Contributions formula will be applied (select one, if applicable):
☐ (i)	concurrently as a separate formula for each feature.

☐ (ii)	cumulatively as a single formula for both features.

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B.	Participants Eligible for Matching Contribution Allocation

The following Participants shall be eligible for an allocation to their Matching Contributions Account (select one):
☑ (1)	Payroll Basis Matching Contributions — Any Participant who makes Elective Deferral and/or Employee After-Tax Contributions during the payroll period of reference.

☐ (2)	Annual Plan Year-end Matching Contribution — Any Participant who makes Elective Deferral and/or Employee After-Tax Contributions during the Plan Year and who satisfies the following requirements (select all that apply):
☐ (a)	was employed during the Plan Year.

☐ (b)	was credited with at least ___ (no more than 1000) Hours of Service during the Plan Year, regardless of employment status on the last day of the Plan Year.

☐ (c)	was employed on the last day of the Plan Year.

☐ (d)	was on a leave of absence on the last day of the Plan Year.

☐ (e)	during the Plan Year died or became disabled while an Employee or terminated employment after attaining Early or Normal Retirement Age.

☐ (f)	was credited with at least 501 Hours of Service and was employed on the last day of the Plan Year.

☐ (g)	was credited with at least 1000 Hours of Service and was employed on the last day of the Plan Year.

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ARTICLE V. Profit Sharing Contributions and Account Allocation
A.	Profit Sharing Contributions
     The Profit Sharing Contributions shall be (select one):

☑	(1)	an amount, if any, as determined by the Employer, for each Participant eligible to share in the allocation for a Plan Year.

☐	(2)	___% of the Plan Compensation of each Participant eligible to share in the allocation for a Plan Year.
B.	Allocation of Contributions to Profit Sharing Contribution Accounts (select one):

☑	(1)	Non-Integrated Allocation (select one):

		☑	(a)	The Profit Sharing Contributions Account of each Participant eligible to share in the allocation for a Plan Year shall be credited with a portion of the contribution, plus any forfeitures, if forfeitures are reallocated to Participants, equal to the ratio that the Participant’s Plan Compensation for the Plan Year bears to the Plan Compensation for that Plan Year of all Participants eligible to share in the contribution.

		☐	(b)	A Profit Sharing Contribution may be allocated in an amount of $ for each Participant eligible to share in the allocation for a Plan Year, on a (specify period, such as weekly, monthly, quarterly, etc.) basis.

☐	(2)	Integrated Allocation Formulas.

		(a)	Allocation Formula (select one):

			☐	(i)	Two-Step Integrated Allocation

			☐	(ii)	Four-Step Integrated Allocation

		(b)	The “Integration Level” shall be (select one):

			☐	(i)	the Taxable Wage Base.

			☐	(ii)	$___ (a dollar amount less than the Taxable Wage Base).

			☐	(iii)	___% of the Taxable Wage Base (not to exceed 99%).

			☐	(iv)	20% of the Taxable Wage Base.

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☐	(3)	Special Allocation Methods (select one):

		☐	(a)	Super-Integrated Allocation

				For each Participant eligible to share in the allocation for a Plan Year, contributions to Profit Sharing Contributions Accounts with respect to a Plan Year, plus any forfeitures, if forfeitures are reallocated to Participants, shall be allocated to the Profit Sharing Contributions Account of each eligible Participant as follows:

(i)	an amount equal to a percentage of each Participant’s Plan Compensation for the Plan Year;

(ii)	plus an amount equal to a percentage of each Participant’s Plan Compensation for the Plan Year in excess of the Super-Integration level (defined below).

Note: If this Plan is Top-Heavy, each eligible Participant employed on the last day of the Plan Year will be allocated a Top-Heavy minimum contribution up to 3% of 415 Limitation Compensation in accordance with section 4.4.3 of the Base Plan Document.

For purposes of (ii) above, the Super-Integration level shall be (select one):

	☐	(A)	$___ (a dollar amount less than the Compensation Limit under Code Section 401(a)(17).

	☐	(B)	___% of the Compensation Limit under Code Section 401(a)(17) (not to exceed 100%).

	☐	(C)	___% of the Taxable Wage Base (not to exceed 100%).

☐	(b)	Allocation by Classification of Participants:

The Profit Sharing Account of an Eligible Participant who is a member of a classification of Participants shall be credited with a portion of the contribution made for that classification, plus any forfeitures, if forfeitures are reallocated to Participants, equal to the ratio of that Eligible Participant’s Plan Compensation for the Plan Year as it bears to the Plan Compensation of all Eligible Participants in that classification for that Plan Year. “Eligible Participant” means a Participant who is eligible to share in the allocation of contributions with respect to the Plan Year of reference. The allocation formula applies to the following classifications of Participants (select one):

☐	(i)	Non-Highly Compensated Employees and Highly Compensated Employees.

☐	(ii)	Other Specify groups by category of participant, including both HCEs and NHCEs on or before the due date of the Employer’s tax return for the year of allocation through written instructions from the Primary Employer to the Plan Administrator or Trustee.

Note: The specific categories of participants should be such that resulting allocations are provided in a definite predetermined formula that complies with Treas. Reg, 1.401-1(b) (1) (ii). The number of allocation rates must not exceed the maximum allowable number of allocation rates. Highly Compensated Employees may each be in separate allocation groups. Eligible Non-highly Compensated must be grouped using allocation rates specified in plan language. The grouping of eligible Non-highly Compensated Employees must be done in a reasonable manner and should reflect a reasonable classification in accordance with Treas. Reg. 1.410(b)-4(b). Also, standard interest rate and standard mortality table assumptions in accordance with Treas. Reg. 1.401(a) (4)-12 must be used when testing the Plan for satisfaction of nondiscrimination requirements. In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of Treas. Reg. 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.

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☐	(c)	Age-based Allocation:

The Employer will allocate the Employer contributions, plus any forfeitures, if forfeitures are reallocated to Participants, in the same ratio that each Participant’s Benefit Factor for the Plan Year bears to the sum of the Benefit Factors of all Participants for the Plan Year. A Participant’s Benefit Factor is his or her Plan Compensation for the Plan Year multiplied by the actuarial factor required by the Internal Revenue Service.

		(i)	Interest rate:	___% (must be between 7.5% and 8.5%)

		(ii)	Mortality table:	___
C.	Participants Eligible for Profit Sharing Contribution Allocation

A Participant who satisfies any of the following requirements shall be eligible for an allocation of a Profit Sharing Contribution (select all that apply):

☐	(1)	was employed during the Plan Year.

Note: Item C(1) must be selected if Profit Sharing Contributions are allocated on a periodic basis during the Plan Year.

☐	(2)	was credited with at least (no more than 1000) Hours of Service during the Plan Year, regardless of employment status on the last day of the Plan Year.

☐	(3)	was employed on the last day of the Plan Year.

☐	(4)	was on a leave of absence on the last day of the Plan Year.

☑	(5)	during the Plan Year died or became disabled while an Employee or terminated employment after attaining Early or Normal Retirement Age.

☑	(6)	was credited with at least 501 Hours of Service and was employed on the last day of the Plan Year.

☐	(7)	was credited with at least 1000 Hours of Service and was employed on the last day of the Plan Year.

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ARTICLE VI. Prevailing Wage Contributions
A.	Prevailing Wage Contributions (as defined in Section 3.13 of the Base Plan Document) (select one):

☐ (1)	shall be made pursuant to the contract(s) listed in Appendix A and shall:

☐ (a)	be considered a QNEC.

☐ (b)	not be considered a QNEC.

☑ (2)	shall not be made.
B.	Prevailing Wage Offset
The Prevailing Wage Contribution made on behalf of a Participant for the Plan Year will (select one if A(1) is selected above):

☐ (1)	Offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.

☐ (2)	Not offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.
ARTICLE VII. ADP Test and ACP Test
A.	Actual Deferral Percentage Test and Actual Contribution Percentage Test Election
The ADP Test of Section 3.4.2 (B) of the Base Plan Document and the ACP Test under Section 3.5 (A) of the Base Plan Document shall be applied using the ADP and ACP of Non-Highly Compensated Employees for the (select one):

☐ (1)	current Plan Year effective for Plan Years beginning on and after .

☑ (2)	immediately preceding Plan Year.
Note: An election to use the current Plan Year data may not be changed unless (1) the Plan has been using the current year testing method for the preceding 5 Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (2) the Plan otherwise meets one of the requirements of IRS Notice 98-1 (or superseding guidance) for changing from the current year testing method. Legal advice should be obtained prior to changing a current year data election under this Article.
Note: If the Safe Harbor CODA option Article VIII is selected, the ADP Test and ACP Test will not be applicable unless otherwise required.
B.	First Plan Year Elections (ADP)
For purposes of Section 3.4.2(B), the ADP for Non-Highly Compensated Employees for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions (if this Plan is not a successor plan) (select one):

☐ (1)	shall be the Plan Year ADP.

☐ (2)	shall be 3%.

☑ (3)	is not applicable.
C.	First Plan Year Elections (ACP)
For purposes of Section 3.5(A), the ACP for Non-Highly Compensated Employees for the first Plan Year the Plan permits any Participant to make Employee After-Tax and/or Matching Contributions (if this Plan is not a successor plan) (select one):

☐ (1)	shall be the Plan Year ACP.

☐ (2)	shall be 3%.

☑ (3)	is not applicable.

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ARTICLE VIII. Safe Harbor
A.	Safe Harbor Contributions
The Safe Harbor Method CODA provisions of Section 3.14 of the Base Plan Document:

☐ (1)	apply.

☑ (2)	do not apply.
B.	Safe Harbor Contribution Participation Requirements
The Safe Harbor Contribution participation requirements are (select one):

☐ (1)	Attainment of age (maximum 21) and completion of Year of Service (not to exceed 1 year).

If 1 Year of Service is selected, Hours of Service for eligibility purposes shall be based on (select one):

☐ (a)	hourly records method.

For the purpose of determining Hours of Service, (select one):

☐ (i)	only actual hours for which an Employee is paid or entitled to payment shall be counted.

☐ (ii)	an Employee shall be credited with 45 Hours of Service if under Section 1.51 of the Base Plan Document such Employee would be credited with at least 1 Hour of Service during the week.

☐ (b)	elapsed time method.

☐ (2)	Same as Elective Deferral Contributions (see Article II).
Note: The Hours of Service method selected to determine eligibility for Elective Deferral Contributions under Article I H.(1) shall apply to determine eligibility for Safe Harbor Contributions unless there is a 1 Year of Service requirement.
C.	Safe Harbor Contribution Eligibility
The Safe Harbor Contribution eligibility will be (select one):

☐ (1)	Only Non-Highly Compensated Participants.

☐ (2)	All Participants.
D.	ADP/ACP Test Safe Harbor Contributions
The Employer contribution used to satisfy the Safe Harbor provision (select one):

☐ (1)	Basic Matching Contributions

The Employer shall make Basic Matching Contributions equal to 100% of the first 3% of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions and 50% of the next 2% of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions and shall be based upon (select one):

☐ (a)	each payroll period.

☐ (b)	the Plan Year.

☐ (2)	Enhanced Matching Contributions

The Employer shall make Enhanced Matching Contributions equal to % of the first % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions, % of the next % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions, and % of the next % of the Eligible Participant’s Plan Compensation contributed as Elective Deferral Contributions and shall be based upon (select one):

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☐ (a)  each payroll period.

☐ (b)  the Plan Year.
Note: The blanks in (2) above must be completed so that, at any rate of Elective Deferral Contributions, the Matching Contribution is at least equal to the contribution that would otherwise be made under (1) above (the Basic Safe Harbor Matching Contribution). Additionally, the rate of match cannot increase as Elective Deferral Contributions increase. Finally, if Matching Contributions are made with respect to Elective Deferral Contributions that exceed 6% of Eligible Participants’ Plan Compensation, the Plan will not meet the requirements for the ACP Test Safe Harbor provisions and an ACP Test would have to be performed.
☐ (3)	Safe Harbor Nonelective Contributions
☐ (a)	The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to ___% (at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.

☐ (b)	The Employer may make a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to ___% (at least 3%) of the Eligible Participant’s Plan Compensation for the Plan Year.

Note: The Safe Harbor Nonelective Contribution cannot be allocated on an Integrated basis.
Note: If Plan Year is selected in (1) or (2) above and the funding frequency is more frequently than annually, a “true-up” contribution shall be required after the last day of the Plan Year. Additionally, If this plan does not satisfy the notification, contribution and vesting requirements of a Safe Harbor plan, then no subsequent Safe Harbor Contributions will be made for that plan year and ADP and/or ACP testing may be required for that plan Year.

E. ☐	If checked, the ADP/ACP Test Safe Harbor Contributions will be made to the following Defined Contribution Plan of the Employer .
ARTICLE IX. Vesting
A. Employer Contribution Accounts
(1)	A Participant shall have a vested percentage in his or her Matching Contribution and Profit Sharing Contribution Account(s), if applicable, in accordance with the following schedule (select one for each column as applicable):

Matching	Profit Sharing
Contributions	Contributions
☐	☐	(a)	100% vesting immediately upon participation.

☐		(b)	100% after __ (not more than 3) years of Vesting Service.

	☐	(c)	100% after __ (not more than 5) years of Vesting Service.

☑	☑	(d)	Graded vesting schedule:
0%	0%		immediately upon participation;

20%	20%		after 1 year of Vesting Service;

40%	40%		after 2 years of Vesting Service;

60%	60%		after 3 years of Vesting Service;

80%	80%		after 4 years of Vesting Service;

100%	100%		after 5 years of Vesting Service;

100%	100%		after 6 years of Vesting Service;

100%	100%		after 7 years of Vesting Service,
Note: the vesting schedule that applies to (1) Matching Contributions must satisfy either a 3-year cliff vesting schedule in A. (1)(b) or a “2-to-6 year graded vesting schedule” in A. (1)(d) and (2) Profit Sharing Contributions must satisfy either a 5-year cliff vesting schedule in A. (1)(c) or a “3-to-7-year graded vesting schedule” in A.(1)(d). See Section 4.1.3 of the Base Plan Document for the definitions of a “2-to-6-year graded vesting schedule” and a “3-to-7-year graded vesting schedule”.

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(2)	EGTRRA Vesting for Matching Contributions

The elections below represent the vesting schedule for Matching Contributions as elected in the good faith EGTRRA amendment.
(a)	Applicability: An amendment to change the vesting schedule for Matching Contributions under EGTRRA (select one):
☑ (i)	was not required.

☐ (ii)	was required (select this option if, as of the end of the 2001 Plan Year, the Plan had Matching Contributions).
(b)	Effective Date for Vesting of Matching Contributions: if a vesting schedule was selected in (2)(a)(ii) above, the EGTRRA vesting schedule:
(i)	for Active Participants as of the first day of the 2002 Plan Year (select one):
☐ (A)	applied to Matching Contributions allocated for Plan Years beginning after December 31, 2001.

☐ (B)	applied to all Matching Contributions, including Matching Contributions accrued prior to the Plan Year beginning after December 31, 2001.
(ii)	for a Participant who does not have an Hour of Service in a Plan Year beginning after 2001, (select one):
☐ (A)	shall not apply to Matching Contributions allocated or accrued in Plan Years beginning before the first day of the Plan Year beginning in 2002.

☐ (B)	shall apply to all Matching Contributions, including Matching Contributions allocated or accrued in Plan Years beginning before the first day of the Plan Year beginning in 2002.
(3)	Early Retirement Vesting

Upon attainment of Early Retirement Age (if selected in Article I.D(2)), a Participant (select one):
☐ (a)	shall

☐ (b)	shall not
become 100% vested solely due to attainment of Early Retirement Age.

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B. Allocation of Forfeitures
Forfeitures, if any, shall be (select one from each applicable column):

Matching	Profit Sharing
Contributions	Contributions
☑	☑	(1)
first, used to reduce Employer contributions; second, any remaining forfeitures shall be used to offset the Plan’s administrative costs; and third, any remaining forfeitures shall be allocated to Participants.

☐	☐	(2)
first, used to offset the Plan administrative costs; second, any remaining forfeitures shall be used to reduce Employer contributions; and third, any remaining forfeitures shall be allocated to Participants.

☐	☐	(3)	allocated to Participants in accordance with the applicable formula elected by the Employer.
C. Vesting Service
For purposes of determining Years of Service for Vesting Service (select (1) or (2) and/or (3)):
☑ (1)	All Years of Service shall be included.

☐ (2)	Years of Service before the Participant attained age 18 shall be excluded.

☐ (3)	Service with the Employer prior to the effective date of the Plan shall be excluded.
ARTICLE X. Withdrawals, Distributions and Loans
A. In-Service Withdrawals
In-Service Withdrawals are (select one):
☑ (1)	permitted and may be made from any of the Participant’s vested Accounts, at any time upon or after the occurrence of the following events (select one):
☑ (a)	a Participant’s attainment of age 59 1/2 (no lower than 591/2).

☐ (b)	January 1 of the calendar year in which the Participant attains age 701/2.
☐ (2)	not permitted (subject to Section 5.7.3 of the Base Plan Document).
B. Hardship Distributions
Hardship Distributions are (select one):
☑ (1)	permitted and shall be made from the vested portion of a Participant’s Accounts (other than his or her Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, QVEC Account, earnings accrued after December 31, 1988 on the Participant’s Elective Deferral Contributions, or Safe Harbor Contributions under Section 3.14 as provided in Section 5.9.1 of the Base Plan Document.

☐ (2)	not permitted.
C. Cash-Out of Small Amounts
(1)	Value of Account Balance to be Cashed-Out (select one):
☑ (a)	if the value of the Participant’s nonforfeitable Account Balance as so determined is $1,000.00 (not to exceed $5,000) or less, the Plan shall distribute the Participant’s entire nonforfeitable Account Balance.

☐ (b)	The Plan shall not distribute the Participant’s nonforfeitable Account Balance until such time as the Participant requests a distribution.

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(2)	Rollovers Disregarded in Involuntary Cash-outs: For purposes of Section 5.6.1 of the Base Plan Document, the value of a Participant’s nonforfeitable Account Balance shall (select one):
☐ (a)	include

☑ (b)	exclude
the portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).
D. Forms of Distributions
(1)	In addition to the distribution form in Section 6.1.1 and 6.1.2 of the Base Plan Document (select one):
☑ (a)	installments are offered as an optional form of benefit.

☐ (b)	installments are not offered as an optional form of benefit.
(2)	Distributions shall be made (select one):
☐ (a)	in cash.

☑ (b)	in cash or in-kind:
E. Loans
Loans from the following designated sources are (select one, as applicable):

non-Profit
Sharing	Profit Sharing
Contributions	Contributions
☑	☑	(1) permitted

☐	☐	(2) not permitted.
ARTICLE XI. Trust
☐	If this item is checked, the Employer elects to establish a Group Trust consisting of such Plan assets as shall from time to time be transferred to the Trustee pursuant to Article X of the Base Plan Document. The Trust Fund shall be a Group Trust consisting of assets of this Plan plus assets of the following plans of the Primary Employer or of an Affiliate:

___

___

___

___
ARTICLE XII. Miscellaneous
A. Identification of Sponsor
The address and telephone number of the Sponsor’s authorized representative is PO Box 1510, Pennington, New Jersey 08534-1510; 800-434-6945. This authorized representative can answer inquiries regarding the adoption of the Plan, the intended meaning of any Plan provisions, and the effect of the opinion letter.
The Sponsor will inform the Primary Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan. In order to receive notification, the Primary Employer hereby agrees to promptly notify the Sponsor at the address indicated above of any change in company contact, business address, or intent to terminate use of the Merrill Lynch Prototype Plan.

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B. Plan Registration
(1)	Initial Registration

This Plan must be registered with the Sponsor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in order to be considered a Prototype Plan by the Sponsor. Registration is required so that the Sponsor is able to provide the Administrator with documents, forms and announcements relating to the administration of the Plan and with Plan amendments and other documents, all of which relate to administering the Plan in accordance with applicable law and maintaining compliance of the Plan with the law.

The Primary Employer and all participating Employers must sign and date the Adoption Agreement. Upon receipt and acceptance by Merrill Lynch, Pierce, Fenner & Smith Incorporated of the Adoption Agreement, the Plan will be registered as a Prototype Plan of Merrill Lynch, Pierce, Fenner & Smith Incorporated. An authorized representative will countersign the Adoption Agreement and a copy of the countersigned Adoption Agreement will be returned to the Primary Employer. Countersignature of the Adoption Agreement acknowledges receipt of the Adoption Agreement by Merrill Lynch, Pierce, Fenner & Smith Incorporated, but does not represent that the Sponsor has reviewed or assumes responsibility for the provisions selected within the Adoption Agreement. Merrill Lynch, Pierce, Fenner & Smith Incorporated reserves the right to reject any Adoption Agreement.

(2)	Registration Renewal

Annual registration renewal is required in order for the Primary Employer to continue to receive any and all necessary updating documents. The Sponsor reserves the right to charge a registration renewal fee and change such fee from time to time. The Sponsor will notify the Primary Employer of any registration renewal fee and of any change to such registration renewal fee.
C. Prototype Replacement Plan
This Adoption Agreement is a replacement prototype plan for (1) Merrill Lynch Prototype Defined Contribution Plan-Non-Standardized 401 (k) Profit Sharing Plan Adoption Agreement # 03-004.
D. Reliance
Each Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code § 401 only to the extent provided in Rev. Proc. 2005-16, 2005-10 I.R.B.
Each Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Rev. Proc. 2005-16, 2005-10 I.R.B.
In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.
E. Plan Document
This Adoption Agreement may only be used in conjunction with the Merrill Lynch Prototype Defined Contribution Plan and Trust Base Plan Document #03.
F. Proper Completion of Adoption Agreement
Failure to properly fill out this Adoption Agreement may result in the failure of the Plan to qualify under Internal Revenue Code Section 401(a). Each participating Employer and its independent legal and tax advisors are responsible for the adoption and qualification of this Plan and any related tax consequences.

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PRIMARY EMPLOYER’S SIGNATURE
The undersigned hereby adopts the Plan and Trust

Name of the Primary Employer:	Resource America, Inc.
/s/ Dean R. McQuims

Authorized Signature

Dean R. McQuims

Print Name

VP-HR & IT

Title
Dated: 10/13/08
PARTICIPATING EMPLOYER(S) SIGNATURE(S)
The undersigned hereby adopts the Plan and Trust.

Name of Affiliate

Authorized
1.		Signature:

Print Name:

Title:

Date:

Authorized
2.		Signature:

Print Name:

Title:

Date:

Authorized
3.		Signature:

Print Name:

Title:

Date:

Authorized
4.		Signature:

Print Name:

Title:

Date:

29

Name of Affiliate

Authorized
5.		Signature:

Print Name:

Title:

Date:

Authorized
6.		Signature:

Print Name:

Title:

Date:

Authorized
7.		Signature:

Print Name:

Title:

Date:

Authorized
8.		Signature:

Print Name:

Title:

Date:

Authorized
9.		Signature:

Print Name:

Title:

Date:

Authorized
10.		Signature:

Print Name:

Title:

Date:

Only an Affiliate may adopt this Plan. The Plan may only be adopted or restated by a duly authorized person on behalf of the Primary Employer and as permitted by the Primary Employer. By adopting this Plan, each participating Employer delegates to the Primary Employer the authority to amend the Plan.
TO BE COMPLETED BY MERRILL LYNCH:
Sponsor Acknowledgment:
Subject to the terms and conditions of the Prototype Plan and this Adoption Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Prototype Sponsor acknowledges receipt of this Adoption Agreement.
Authorized Signature:     /s/ Peter Kropp

30

MERRILL LYNCH BANK & TRUST CO., FSB AS TRUSTEE
To be completed by Merrill Lynch Bank & Trust Co., FSB:
Acceptance By Trustee:
The undersigned hereby accept all of the terms, conditions, and obligations of appointment as Trustee under the Plan, Trust and this Adoption Agreement. If the Primary Employer has selected a Group Trust in this Adoption Agreement, the undersigned Trustee(s) shall be the Trustee(s) of the Group Trust.

SEAL	MERRILL LYNCH BANK & TRUST CO., FSB, as Trustee

	By:	/s/ Scott Roberto

Scott Roberto/Trust Officer
Dated: 10/20/2008

31

THIS APPENDIX DOES NOT APPLY
APPENDIX A: PREVAILING WAGE CONTRACTS
Appendix to the              pursuant to Section 3.13 of the Base Plan Document #03;
I.	Eligible Employees

The Employer will make Prevailing Wage Contributions on behalf of: (Enter all applicable provisions for Participation in this Prevailing Wage feature.)
II.	Prevailing Wage Contributions and Allocation
The amount of the Prevailing Wage Contribution according to the applicable law and contract described herein shall be:
III.	Vesting
☐ A.	100% vesting immediately upon Participation in the Prevailing Wage.

☐ B.	Vesting schedule
☐ (1)	100% after ___ years of Vesting Service.

☐ (2)	graded vesting schedule:
___%       immediately upon participation;
___%       after 1 year of Vesting Service;
___%       after 2 years of Vesting Service;
___%       after 3 years of Vesting Service;
___%       after 4 years of Vesting Service;
___%       after 5 years of Vesting Service;
___%       after 6 years of Vesting Service;
100%       after 7 years of Vesting Service.
Note: III. B.(1) and (2) may only be completed using years or percentages, as applicable, that are compliant with Code Section 411 at all relevant times.

32

THIS APPENDIX DOES NOT APPLY
APPENDIX B: COLLECTIVELY BARGAINED EMPLOYEES
Appendix to the ___ pursuant to Section 3.1.11 of the Base Plan Document #03;
Notwithstanding any provision of the Plan to the contrary, for contributions made under the Plan on behalf of Employees covered by a collective bargaining agreement where Plan benefits were the subject of good faith bargaining, the provisions of the Plan as otherwise reflected in the Base Plan Document and the Adoption Agreement shall apply to all such Employees, unless otherwise specified below.

33

THIS APPENDIX DOES NOT APPLY
APPENDIX C: PARTICIPATING EMPLOYERS
Participating Employers of the
Resource America, Inc. Investment Savings Plan
List participating employers.

34

THIS APPENDIX DOES NOT APPLY
APPENDIX D: MONEY PURCHASE PENSION PLAN MERGER OR AMENDMENT APPENDIX TO THE
Resource America, Inc. Investment Savings Plan
The provisions of this Appendix D shall apply to the portion of a Participant’s Account that is attributable to the amount transferred from a money purchase pension plan (the “Transferor Plan”) as a result of an amendment of the Transferor Plan and merger of the Transferor Plan with this Plan. Furthermore, as a result of such merger, no further money purchase pension plan contributions shall be made. (Nonelective employer contributions shall be made only if and to the extent otherwise provided in the Adoption Agreement.) All amounts attributable to the Transferor Ran (including earnings and losses thereon) shall be separately accounted for under this Plan and subject to the further provisions of this Appendix D.
I. Vesting/Retirement
A.	Vesting
A Participant shall have a vested percentage in his or her Account attributable to amounts transferred from the Transferor Plan, if applicable, in accordance with the following (select one):
☐ (1)	100% vesting immediately upon the effective date of the merger of the Transferor Plan with this Plan.

☐ (2)	the Transferor Plan’s vesting schedule, which, immediately prior to the effective date of the merger, was as follows:
☐ (a)	100% after years of Vesting Service.

☐ (b)	graded vesting schedule:

% immediately upon participation;
% after 1 year of Vesting Service;
% after 2 years of Vesting Service;
% after 3 years of Vesting Service;
% after 4 years of Vesting Service;
% after 5 years of Vesting Service;
% after 6 years of Vesting Service;
100	% after 7 years of Vesting Service;
Note: I.A.(2)(a) and (b) may only be completed using years or percentages, as applicable, that are compliant with Code Section 411 at all relevant times.
☐ (3)	the Plan’s Profit Sharing Contribution vesting schedule, as specified in Article IX of the Adoption Agreement.

☐ (4)	the Plan’s Matching Contribution vesting schedule, as specified in Article IX of the Adoption Agreement.

Note: If the vesting schedule applicable to the amounts attributable to the Transferor Plan is amended due to completion of this Section I., the provisions of Section 11.1.4 of the Base Plan Document shall apply.
B.	Early Retirement Age
(1)	Early Retirement Age for assets transferred from the Money Purchase Plan (select one):
☐ (a)	shall be subject to the provisions under Article I D of this Plan (may be no less generous than Early Retirement Age under the Money Purchase Plan).

☐ (b)	shall be subject to the Early Retirement Age provisions of the Money Purchase Plan.

☐ (c)	shall not be permitted.

35

(2)	If Early Retirement was permitted under the Money Purchase Plan, Early Retirement Age meant (select one, if applicable):
☐ (a)	attained age .

☐ (b)	attained age and completed Years of Service.

☐ (c)	attained age and completed Years of Service as a Participant.

☐ (d)	other: (insert provision from prior plan).
(3)	Upon attainment of Early Retirement Age, a Participant (select one, if applicable):
☐ (a)	shall

☐ (b)	shall not
become 100% vested solely due to attainment of Early Retirement Age.
C.	Normal Retirement Age
(1)	Normal Retirement Age for assets transferred from the Money Purchase Plan (select one):
☐ (a)	shall be subject to the provisions under Article I J of this Plan (may be no less generous than the Normal Retirement Age under the Money Purchase Plan).

☐ (b)	shall be subject to the Normal Retirement Age provisions of the Money Purchase Plan.
(2)	Normal Retirement Age under the Money Purchase Plan was (select one, if applicable):
☐ (a)	attainment of age (not more than 65).

☐ (b)	attainment of age (not more than 65) by the Participant or if later, the anniversary (not more than the 5th) of the earlier of the first day on which the Eligible Employee performed an Hour of Service or the first day of the Plan Year in which the Eligible Employee became a Participant.

☐ (c)	attainment of age (not more than 65) by the Participant or the anniversary (not more than the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.

36

II. Forfeitures
Any forfeitures attributable to the Transferor Plan after the effective date of the merger (“Transferor Plan forfeitures”) shall be (select one):
☐ A.	first, used to reduce Employer contributions; second, any remaining forfeitures shall be used to offset the Employer’s Plan administrative costs; and third, any remaining forfeitures shall be allocated to Participants.

☐ B.	first, used to offset the Employer’s Plan administrative costs; second, any remaining forfeitures shall be used to reduce Employer contributions; and third, any remaining forfeitures shall be allocated to Participants.

☐ C.	allocated to Participants in accordance with the applicable formula elected by the Employer.
III. Election of Optional Forms/Application of Joint and Survivor Annuity Options
The amount of a Participant’s Account attributable to the Transferor Plan shall be subject to the provisions of Section 6.1.1 of the Base Plan Document and this Plan shall be treated as a transferee plan (and not as a Non-QJSA Profit Sharing Plan) solely with respect to that portion of the Participant’s Account for purposes of Code Sections 401(a)(11) and 417 and the regulations thereunder.
IV. Distribution Options
A.	In-Service Withdrawals
In-Service Withdrawals are (select one):
☐ (1)	permitted and may be made from the Participant’s vested Account, at any time upon or after the January 1 of the calendar year in which the Participant attains age 701/2, or upon Normal Retirement Age, whichever is earlier.

☐ (2)	are not permitted (subject to Section 5.7.3 of the Base Plan Document).
B.	To the extent any optional form of benefit was available under the Transferor Plan and is protected by Code Section 411(d)(6), and the regulations issued thereunder, such optional form of benefit shall be available with respect to the portion of the Participant’s Account attributable to the amount from the Transferor Plan as provided in the Addendum to this Adoption Agreement.
V. Loans
A.	The portion of a Participant’s Account attributable to the amount from the Transferor Plan (select one):
☐ (1)	shall be available for Plan loans in accordance with Section 5.8 of the Base Plan Document.

☐ (2)	shall not be available for Plan loans.
Note: To the extent the portion of a Participant’s Account from the Transferor Plan is available for a loan under Base Plan Document Section 5.8, such amount shall be subject to the Spousal consent requirements of Base Plan Document Section 5.8.2(C).

37

APPENDIX E: PPA ADDENDUM
Appendix to the Resource America, Inc. Investment Savings Plan
This amendment of the Plan is adopted to reflect certain provisions of the Pension Protection Act of 2006 (“PPA”). This amendment is intended as good faith compliance with the requirements of PPA and is to be construed in accordance with PPA and guidance issued thereunder. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment. The signature of the Primary Employer in this Adoption Agreement shall apply to this Appendix E if the Primary Employer is restating its plan to comply with Revenue Procedure 2005-16, 2005-10 I.R.B.
I. General Effective Date
The general effective date of this Appendix E shall be (select one):
☐ A.	as of the first day of the first Plan Year beginning after December 31, 2006, except as otherwise provided in the following sections of this Appendix E.

☑ B.	as of the later of the first day of the first Plan Year beginning after December 31, 2006, except as otherwise provided in the following sections of this Appendix E or the date the Primary Employer has adopted this Prototype Plan.
II. PPA Vesting
A.	Applicability
An amendment to change the vesting schedule for Profit Sharing Contributions under PPA (select one):
☐ (1)	is required, effective for plan years beginning on or after January 1, 2007, with respect to Profit Sharing Contributions as indicated in Section II B below.

☑ (2)	is not required.
B.	Vesting Schedule for Profit Sharing Contributions
For benefits accrued after the first day of the Plan Year that begins on or after January 1, 2007, the vesting schedule for Profit Sharing Contributions is amended by completing this section II B. The provisions of Section 11.1.4 of the Plan shall apply.
Note: The vesting percentage selected must be not less (with respect to any number of years of Vesting Service) than vesting percentage applicable under Article IX of the Adoption Agreement (with respect to such number of years of Vesting Service).
☐ (1)	100% vesting immediately upon participation.

☐ (2)	100% after (not more than 3) years of Vesting Service.

☐ (3)	Graded vesting schedule:

%	immediately upon participation;
%	after 1 year of Vesting Service;
%	after 2 years of Vesting Service (not less than 20% unless 100% after 3 years);
%	after 3 years of Vesting Service (not less than 40%);
%	after 4 years of Vesting Service (not less than 60%);
%	after 5 years of Vesting Service (not less than 80%);
100%	after 6 years of Vesting Service.

38

C.	Old Money
Participants who do not complete an Hour of Service in a Plan Year beginning after December 31, 2006 shall be subject to the vesting schedule in effect on the day they terminated. Active Employees as of the first day of the first Plan Year beginning after December 31, 2006 may have all benefits that accrued prior to the first day of the first Plan Year beginning after December 31, 2006 (“old money”) to be subject to either the vesting schedule in effect prior to the amendment, or the new vesting schedule selected above. For active employees (select one):
☐ (1)	old money shall be subject to the old vesting schedule.

☐ (2)	old money shall be subject to the new vesting schedule.
D.	Money Purchase Plan Merger or Amendment
The vesting schedule for the portion of a Participant’s Account that is attributable to the amount transferred from a money purchase pension plan (the “Transferor Plan”) to this Plan shall (select one):
☐ (1)	apply and (select one):
☐ (a)	follow the Plan’s Profit Sharing vesting schedule, as specified in Article II B above.

☐ (b)	remain under the vesting schedule in effect prior to the merger, as specified in Appendix D. I. A.
☐ (2)	not apply.
III. QACA
A.	Applicability
☐ (1)	effective (“Effective Date”) (insert a date that is: (1) no earlier than the date that this amendment is dated below and (2) no earlier than the first day of the first Plan Year beginning after December 31, 2007).

☑ (2)	does not apply
B.	QACA Automatic Deferrals
(1)	Amount and Eligibility
(a)	Qualified Percentage of Plan Compensation
The form and amount of the default deferral percentage shall be: (select one and insert an amount that is [or in the case of option (iii), select two amounts the sum of which are] at least 3% and not more than 10%):

Note: The QACA raises the minimum during subsequent years as selected in Section III.C.(2) below.
☐ (i)	a Pre-Tax Contribution equal to ___ % of Plan Compensation.

☐ (ii)	a Roth Contribution equal to % of Plan Compensation.

☐ (iii)	a Pre-Tax Contribution equal to % of Plan Compensation and a Roth Contribution equal to % of Plan Compensation.
(b)	Eligibility
All Eligibile Employees on the Effective Date who have never made an affirmative election in the Pre-Tax features; Plus all future Eligible Employees (ineligible Employees on the Effective Date who never participated in the past and who become eligible in the future).

39

(2)	The QACA Employer Contribution eligibility will be (select one):
☐ (a)	only Non-Highly Compensated Participants.

☐ (b)	all Participants.
(3)	Default Investment:
C.	QACA Increase
Note: Increases will occur on the first day of each Plan Year or each anniversary of the Participant’s enrollment date (based upon the selection made in (a) or (b) under (C)(2) below).
(1)	Type of Contribution to be increased shall be (select one):
☐ (a)	Pre-Tax Contributions only.

☐ (b)	Roth Contributions only.
(2)	Contribution Percentage shall be

For purposes of this section, year is defined as (select one):
☐ (a)	the Plan Year (if selected, must enter a percentage for each year):

%	for the first year following automatic enrollment (must be at least 3% but not more than 10%);
%	for the second year following automatic enrollment (must be at least 4% but not more than 10%);
%	for the third year following automatic enrollment (must be at least 5% but not more than 10%);
%	for the fourth year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the fifth year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the sixth year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the seventh year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the eighth year and all subsequent years following automatic enrollment (must be at least 6% but not more than 10%).
☐ (b)	the 12 month period ending on the anniversary of each Participant’s enrollment date (if selected, enter a percentage for each year):

%	for the first year following automatic enrollment (must be at least 4% but not more than 10%);
%	for the second year following automatic enrollment (must be at least 5% but not more than 10%);
%	for the third year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the fourth year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the fifth year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the sixth year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the seventh year following automatic enrollment (must be at least 6% but not more than 10%);
%	for the eighth year and all subsequent years following automatic enrollment (must be at least 6% but not more than 10%).

40

D.	QACA Contributions
☐ (1)	QACA Matching Contributions
☐ (a)	Basic QACA Contribution
The Employer will make QACA Matching Contributions to the Account of each Eligible Participant in an amount equal to 100% of the first 1% and 50% of the next 2% through 6% of Plan Compensation deferred, and shall be accrued based upon (select one):
☐ (i)	each payroll period.

☐ (ii)	the Plan Year.
☐ (b)	Enhanced QACA Contribution
The Employer will make a QACA Matching Contribution to the Account of each Eligible Participant in an amount equal to (must be at least as generous as the Basic QACA Matching Contribution):
                      % of the first                       % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable,                       % of the next                       % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable, and                       % of the next                       % of the Eligible Participant’s Plan Compensation contributed as Pre-Tax Contributions or Roth Contributions, as applicable, and shall be accrued based upon (select one):
☐ (i)	each payroll period.

☐ (ii)	the Plan Year.
☐ (2)	QACA Nonelective Contribution
☐ (a)	The Employer may make a QACA Nonelective Contribution to the Account of each Eligible Participant in an amount equal to % (must be at least 3%) of Eligible Participant’s Plan Compensation for the Plan Year.

☐ (b)	The Employer will make a QACA Nonelective Contribution to the Account of each Eligible Participant in an amount equal to % (must be at least 3%) of Eligible Participant’s Plan Compensation for the Plan Year.
E.	Participation Requirements for QACA Contributions
☐ (1)	Same as Pre-Tax Contributions and/or Roth Contributions.

☐ (2)	Attainment of age (maximum 21) and completion of Year of Service (not to exceed 1 year).
If 1 Year of Service is selected, Hours of Service for eligibility purposes shall be based on (select one):
☐ (a)	hourly records method.
For the purpose of determining Hours of Service (select one):
☐ (i)	only actual hours for which an Employee is paid or entitled to payment shall be counted.

☐ (ii)	an Employee shall be credited with 45 Hours of Service if under Section 1.51 of the Base Plan Document such Employee would be credited with at least 1 Hour of Service during the week.
☐ (b)	elapsed time method.
Note: Entry Dates for QACA Contributions will be the same as Elective Deferrals.

41

F.	QACA Contribution Vesting Schedule
☐ (1)	100% vesting immediately upon participation.

☐ (2)	100% after 1 year of Vesting Service.

☐ (3)	100% after 2 years of Vesting Service.

☐ (4)	Graded vesting schedule:

%	Immediately;
%	after 1 year of Vesting Service;
100%	after 2 years of Vesting Service.
IV. Unwind Withdrawals
☐ A.	Apply
Effective (“Effective Date”) (insert a date that is not earlier than the first day of the Plan Year beginning after December 31, 2007).
☑ B.	Do Not Apply

42

SAMPLE EMPLOYER’S RESOLUTION OF PLAN RESTATEMENT FOR “EGTRRA”
WHEREAS, the Employer did establish a 401(k) Profit Sharing Plan for its employees known as the Resource America, Inc. Investment Savings Plan (the “Plan”) effective 05/01/1986 and,
NOW THEREFORE, BE IT RESOLVED, that the Plan be and it is hereby amended and restated in its entirety, effective 10/01/2008, in order to comply with current plan qualification requirements under amendments to the Internal Revenue Code of 1986, and any amendments thereto, and under any rulings or regulations adopted by the Department of Labor and/or the Department of the Treasury.
FURTHER RESOLVED, that Merrill Lynch Bank & Trust Co., FSB is hereby authorized, directed and designated as trustee under said agreement to administer the trust and the funds entrusted to it under said agreement for such plan; and
FURTHER RESOLVED, that the proper officers of the Employer are hereby authorized and directed in the name of and on behalf of the Corporation, to execute and deliver such amendment, and to execute any documents which may be otherwise deemed necessary and proper in order to implement the foregoing resolutions.

Date:	10/13/08	/s/ Dean R. McQuims

Signature

VP - HR & IT

Title

43

INDEMNIFICATION AGREEMENT
This Indemnification Agreement dated 10/13/08 is entered into by and between Resource America, Inc. (the “Plan Sponsor”) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“Merrill Lynch”).
1.	In connection with its adoption of the prototype plan documents sponsored by Merrill Lynch (“Merrill Lynch Plan Documents”) for Resource America, Inc. Investment Savings Plan (the “Plan”), the undersigned Plan Sponsor agrees to defend, indemnify and hold harmless Merrill Lynch, its parent, affiliates and subsidiaries, and any directors, officers, employees, trustees and agents, past and present, of Merrill Lynch, its parent, affiliates or subsidiaries (the “Indemnified Parties”) from and against all claims, liabilities, losses, damages and expenses, including attorneys’ fees, asserted by any party and arising out of or relating to any operational or document defects of the Plan that are attributable to the operational or document defects of the Plan that occurred before the date upon which the Plan Sponsor adopted the Merrill Lynch Plan Documents.

2.	The Plan Sponsor and Merrill Lynch have each read this Indemnification Agreement and understand and agree to the terms of this Agreement. This Agreement may not be changed orally.

3.	The undersigned represent to each other that they are duly authorized to execute this Agreement on behalf of the parties to this Agreement.

4.	This Agreement will be construed in accordance with the laws of the state of New York.

Plan Sponsor:		MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Name:	/s/ Dean R. McQuims	Name: /s/ John Kates
Title:	VP HR	Title: V.P.
Date:	10/13/08	Date: 10/14/08

44

Resource America, Inc. Investment Savings Plan
Amendment to the Merrill Lynch Non-Standardized 401(k) Profit Sharing Plan Adoption
Agreement
Effective October 7, 2008, Section L of the Merrill Lynch Non-Standardized 401(k) Profit Sharing Adoption Agreement is amended as follows:
L. “Plan Year”
The Plan Year, as defined in Section 1.78 of the Base Plan Document, shall be the period ending on the 31st day of December. Effective October 1, 2008, the Plan Year shall be a Short Plan Year of October 1, 2008 through December 31, 2008.
     IN WITNESS WHEREOF, Resource America, Inc. has caused this Amendment to the Resource America, Inc. Investment Savings Plan to be executed on this 28TH day of September, 2008.

RESOURCE AMERICA, INC.

By:	/s/ Dean R. McQuirns

MERRILL LYNCH

SPECIAL/FLEXIBLE

PROTOTYPE
DEFINED CONTRIBUTION PLAN AND TRUST

Base Plan Document #03 used in conjunction with:
Standardized Profit Sharing Plan with CODA
Letter Serial Number: K273963a
National Office Letter Date: 6/4/2002
Standardized Money Purchase Pension Plan
Letter Serial Number: K273964a
National Office Letter Date: 6/4/2002
Standardized Profit Sharing Plan
Letter Serial Number: K273965a
National Office Letter Date: 6/4/2002
Non-standardized Profit Sharing Plan with CODA
Letter Serial Number: K373962a
National Office Letter Date: 6/4/2002
Non-standardized Money Purchase Pension Plan
Letter Serial Number: K373961a
National Office Letter Date: 6/4/2002
Non-standardized Profit Sharing Plan
Letter Serial Number: K373960a
National Office Letter Date: 6/4/2002
Non-standardized Target Benefit Plan
Letter Serial Number: K373959a
National Office Letter Date: 6/4/2002
This Prototype Plan and Adoption Agreement are important legal instruments with legal and tax implications. Merrill Lynch, Pierce, Fenner & Smith, Incorporated does not provide legal and tax advice to the Employer. The Employer is urged to consult with its own attorney with regard to the adoption of this Plan and its suitability to its circumstances.

i

v

x

ARTICLE I
DEFINITIONS
As used in this Prototype Plan and in each Adoption Agreement, each of the following terms shall have the meaning for that term set forth in this Article I:
1.1 Account:
The Account maintained for a Participant. With respect to each Participant, the following separate source accounts shall be maintained, as necessary: a Pre-Tax Contributions Account, an Employee After-Tax Contributions Account, a Profit Sharing Contributions (defined in Section 3.1.1) Account, a Money Purchase Contributions (defined in Section 3.1.2) Account, a Target Benefit Contributions (defined in Section 3.1.3) Account, a Matching Contributions Account, a Qualified Matching Contributions Account, a Qualified Nonelective Contributions Account, a Rollover Contributions Account, a Prevailing Wage Contributions Account, a QVEC Account, a Safe Harbor Matching Contributions Account, and a Safe Harbor Nonelective Contributions Account. The Plan Administrator also may establish other Miscellaneous Account(s) as it deems necessary to administer the Plan.
1.2 Account Balance:
The value of an Account determined as of the applicable Valuation Date.
1.3 ACP Test:
The Average Contribution Percentage test set forth in Section 3.6(A) of the Plan which is used to determine the maximum ACP Contribution Amounts (generally Employee After-Tax and Matching Contributions) permitted for Highly Compensated Employees.
1.4 Actual Contribution Percentage:
The ratio defined in Section 3.6(A)(i)(1) for purposes of the ACP Test.
1.5 Actual Deferral Percentage:
The ratio defined in Section 3.4.2(B)(i)(1) for purposes of the ADP Test.
1.6 Adjustment Factor:
The cost of living adjustment (COLA) factor prescribed by the Secretary of the Treasury under Code Section 415(d) for Plan Years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.
1.7 Adoption Agreement:
The document so designated with respect to this Prototype Plan that is executed by the Employer, as amended from time to time.
1.8 ADP Test:
The Average Deferral Percentage test set forth in Section 3.4.2(B) of the Plan which is used to determine the maximum amount of Highly Compensated Employee deferrals (generally Pre-Tax Contributions) under the Plan.
1.9 Affiliate:
Any corporation or unincorporated trade or business that is:

     (A) the Primary Employer
     (B) a member of a “controlled group of corporations” (within the meaning of Code Section 414(b)) that includes the Primary Employer;
     (C) a member of any trade or business under “common control” (within the meaning of Code Section 414(c)) with the Primary Employer;
     (D) a member of an “affiliated service group” (as that term is defined in Code Section 414(m)) which includes the Primary Employer; or
     (E) any other entity to the extent required to be aggregated with the Employer under Code Section 414(o).
The Plan Administrator will also determine “Affiliate” status in accordance with Code Section 415(h).
1.10 Aggregate Limit:
The limit defined in Section 3.6(C)(iv) for purposes of the Multiple Use Test.
1.11 Annuity Contract:
An individual or group annuity contract issued by an insurance company providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than the issuer thereof. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.
1.12 Average Contribution Percentage or ACP:
For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Contribution Percentages determined as provided in Section 3.6(A)(i)(3) for purposes of the ACP Test.
1.13 Average Deferral Percentage or ADP:
For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Deferral Percentages determined as provided in Section 3.4.2(B)(i)(3) for purposes of the ADP Test.
1.14 Beneficiary:
A person, persons, trust or trusts entitled to receive any payment of benefits under Article VII. For purposes of ERISA reporting and disclosure, a Beneficiary becomes entitled to disclosure of relevant Plan documents only upon the Participant’s death, or if an individual becomes or is entitled to become an alternate payee under a qualified domestic relations order within the meaning of Code Section 414(p).
1.15 Benefit Commencement Date:
The first day, determined under Article V, for which a Participant or Beneficiary receives or begins to receive payment in any form of distribution as a result of death, Disability, termination of Employment, Early Retirement, Plan termination or upon or after Normal Retirement Age or age 70-1/2.
1.16 Benefiting:
A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant receives or is deemed to receive an allocation of contributions or forfeitures under the Plan. Whether a Participant is treated as benefiting will be determined in accordance with Treas. Reg. Section 1.410(b)-3(a). Individuals who have not elected to make Pre-Tax Contributions, but who are eligible to do so under the Plan, are treated as benefiting under the Plan for purposes of the minimum coverage requirements of Code Section 410(b), the ADP Test and the ACP Test.
1.17 Break in Service:
     (A) General Rule. For purposes of the hourly records method, a 12-consecutive month period (Computation Period) during which the Participant does not complete more than 500 Hours of Service with the Employer. For purposes of the elapsed time method, a Break in Service is a Period of Severance of at least 12 consecutive months.
     (B) Maternity or Paternity Absence – Hourly Records Method. Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a Computation Period, an individual who is absent from work due to a Maternity or Paternity Absence shall receive credit for the Hours of Service which would have otherwise been credited to the individual but for that absence. In any case in which these hours cannot be determined, the individual shall receive credit for 8 Hours of Service per day of that absence. The Hours of Service credited under this paragraph shall be credited (1) in the Computation Period in which the absence begins if crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, the following Computation Period. A “Maternity or Paternity Absence” is an individual’s absence from work (1) by reason of the pregnancy of the individual; (2) by reason of the birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of that child by the individual; or (4) for purposes of caring for the child for a period beginning immediately following the child’s birth or placement.
     (C) Maternity or Paternity Absence – Elapsed Time Method. For purposes of the elapsed time method, a Period of Severance will not commence if an individual is absent from work by reason of a Maternity or Paternity Absence. Solely for purposes of determining when the individual’s Period of Severance begins, the individual will be credited with the 12-consecutive month period beginning on the first anniversary of the first date of such absence. A “Maternity or Paternity Absence” is an individual’s absence from work (1) by reason of the pregnancy of the individual; (2) by reason of the birth of a child of the individual; (3) by reason of the placement of a child with the individual in connection with the adoption of that child by the individual; or (4) for purposes of caring for the child for a period beginning immediately following the child’s birth or placement.
     (D) USERRA. No Break-in-Service shall occur due to an individual’s “qualified military service” (as defined in Code Section 414(u)) if the individual is entitled to reemployment rights under USERRA.
1.18 CODA:
A cash or deferred arrangement under Code Section 401(k) which is part of a profit sharing plan and under which a Participant may elect to make Pre-Tax Contributions in accordance with Section 3.4.1.
1.19 CODA Compensation:
Solely for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage, CODA Compensation shall be Compensation either excluding or including Elective Contributions as specified in the Adoption Agreement. If elected by the Primary Employer in the Adoption Agreement, a Participant’s CODA Compensation shall, for the Plan Year that includes the Participant’s Entry Date, only include Compensation actually paid on and after the Participant’s Entry Date (i.e., during the Participant’s period of participation). The preceding sentence shall be effective as of the date specified in the section of the Adoption Agreement setting forth the elections with respect to CODA Compensation.
1.20 Code:
The Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

1.21 Compensation:
Compensation means Compensation as that term is defined in Section 3.9.1(H) of the Plan, subject to any exclusions or limitations elected in the Adoption Agreement and Section 3.1.4 and subject to the further provisions of this Section 1.21. Unless elected otherwise in the Adoption Agreement by the Primary Employer, and except in the case of Self-Employed Individuals, Compensation shall include only that Compensation which is actually paid to the Participant during the Plan Year.
     (A) Self-Employed Individuals. For a Self-Employed Individual, Compensation means his or her Earned Income which is payable with respect to the Plan Year (even if not actually paid during the Plan Year).
     (B) Elective Contributions. Compensation shall include Elective Contributions unless the Primary Employer elects in the Adoption Agreement not to include Elective Contributions.
     (C) Compensation Limit. For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.
     (D) Short Plan Year. If a determination period consists of fewer than 12 months, the annual Compensation limit (described in (C)) is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.
     (E) Prior Determination Periods. If Compensation for any prior determination period is taken into account in determining a Participant’s allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period. In determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000, as adjusted.
     (F) Severance Pay. Compensation for purposes of determining the amount of a Participant’s Pre-Tax Contributions shall not include severance pay.
1.22 Computation Period:
     (A) Vesting Computation Period. The Plan Year.
     (B) Eligibility Computation Period. For purposes of determining Years of Service and Breaks in Service, the initial eligibility Computation Period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (referred to herein as the “date of hire”).
     The succeeding 12-consecutive month periods commence with either (i) or (ii) below as selected by the Primary Employer in the Adoption Agreement:
          (i) the first anniversary of the Employee’s date of hire.
          (ii) the first Plan Year which commences before the first anniversary of the Employee’s date of hire (regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial Eligibility Computation Period). An Employee who is credited with 1,000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences before the first anniversary of the Employee’s initial Eligibility Computation Period will be credited with two Years of Service for purposes of eligibility to participate.
The same Eligibility Computation Period must be used for determining both Years of Service and Breaks in Service.

     (C) Computation Period Change. When a Plan amendment changes the Plan’s eligibility Computation Period, an Employee who completes at least 1,000 Hours of Service in both the last pre-amendment Computation Period and the first post-amendment Computation Period under the Plan will be credited with two Years of Service. The last pre-amendment Computation Period will end during the first post-amendment Computation Period under the Plan as amended.
1.23 Defined Benefit Plan:
A plan of the type defined in Code Section 414(j) maintained by the Employer and any Affiliate, as applicable.
1.24 Defined Contribution Plan:
A plan of the type defined in Code Section 414(i) maintained by the Employer and any Affiliate, as applicable.
1.25 Disability:
Unless elected otherwise by the Primary Employer in the Adoption Agreement, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. In all events, the final determination of whether an individual has incurred a Disability for purposes of this Plan shall be made by the Plan Administrator in its discretion.
1.26 Distributee:
For purposes of distributing Eligible Rollover Distributions, a Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.
1.27 Early Retirement:
An actively employed Participant’s retirement upon satisfaction of the requirements set forth in the Adoption Agreement for Early Retirement.
1.28 Early Retirement Date:
The Participant’s Benefit Commencement Date following his or her Early Retirement and before his or her attainment of Normal Retirement Age.
1.29 Earned Income:
The “net earnings from self-employment” in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a Qualified Plan to the extent deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989.
1.30 Election Period:
If this Plan is subject to the qualified pre-retirement survivor annuity requirements, the Election Period is the period that begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, with respect to the Account Balance as of the date of separation, the Election Period shall begin on the date of separation.

1.31 Elective Contributions:
Any amount that is contributed by the Employer under a salary reduction agreement with an Employee and that is not includible in the Employee’s gross income by reason of Code Sections 125 (cafeteria plan deductions), 402(e)(3) (Pre-Tax Contributions), 402(h)(1)(B) (certain pre-tax deferrals to a simplified employer pension plan) or 403(b) (certain Employee deferrals under a tax deferred annuity). In addition, the term Elective Contributions shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4) (qualified transportation fringe benefits), effective for years after December 31, 1997, except as otherwise elected by the Primary Employer in the Adoption Agreement.
1.32 Eligible Employees:
Those Employees specified in the Adoption Agreement. An individual, other than a Leased Employee, shall only be treated as an Eligible Employee if he or she is reported on the payroll records of an Employer or an Affiliate as a common law employee. Unless otherwise elected by the Primary Employer in the Adoption Agreement for a nonstandardized plan, the term “Eligible Employee” does not include any other common law employee, any Leased Employee, or any individual classified by his or her Employer as a Temporary Employee, as defined in Section 1.99. It is expressly intended that individuals not treated as common law employees by the Employer or an Affiliate on their payroll records are to be excluded from Plan participation even if a court or administrative agency later determines that such individuals are common law employees and not independent contractors.
1.33 Eligible Retirement Plan:
For purposes of the Direct Rollover requirements of Section 6.4 and Rollover Contributions to this Plan, the term Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), including this Plan, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.
1.34 Eligible Rollover Distribution:
An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee from an Eligible Retirement Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) (minimum required distribution); any hardship distribution of pre-tax elective contributions described in Section 401(k)(2)(B)(i)(iv) received after December 31, 1998 (or after a later date, not later than December 31, 1999 as the Primary Employer selects in the Adoption Agreement in accordance with IRS Notice 99-5); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any other distribution determined not to be an eligible rollover distribution under the Code, IRS regulations, or other IRS guidance. For purposes of determining whether distributions from this Plan are Eligible Rollover Distributions, any distribution(s) that is(are) reasonably expected to total less than $200 during a year shall not be treated as Eligible Rollover Distributions. In all events, distributions of Excess Amounts (defined in Section 3.9.1), Excess Aggregate Contributions, Excess Contributions, and Excess Pre-Tax Contributions are not Eligible Rollover Distributions.
1.35 Employee:
A Self-Employed Individual, or any common law employee of the Employer maintaining the Plan or of any Affiliate. The term “Employee” also shall include any Leased Employee deemed to be an Employee of any Affiliate as provided in Code Sections 414(n) or (o). If elected by the Primary Employer in the Adoption Agreement, the term Employee may include individuals who would be Leased Employees but for the fact that they have not performed services for an Employer on a substantially full time basis for a period of a year. Notwithstanding the preceding sentences, a Leased Employee shall not be considered an Employee of the recipient Employer if: (A) such Employee is covered by a money purchase pension plan (maintained by the “leasing organization” referred to in Section 1.57) providing (1) a nonintegrated Employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), (2) immediate participation, and (3) full and immediate vesting and (B) such Leased Employees do not constitute more than 20% of the Employer’s and Affiliates’ nonhighly compensated recipient workforce. The term “Employee” does not include any independent contractor. For purposes of applying the testing and tax-qualification requirements of the Code, all Employees will be treated as employed by a single Employer. An individual is not an Employee entitled to additional Pre-Tax Contributions after the individual has ceased to provide services as an Employee of an Employer (i.e. the individual is not expected to resume providing services as an Employee of an Employer).
1.36 Employee After-Tax Contribution:
Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.
1.37 Employee After-Tax Election:
The election by a Participant, including a negative election, to make Employee After-Tax Contributions in accordance with Section 3.2.
1.38 Employer:
The sole proprietorship, partnership or corporation that adopts the Plan with the consent of the Primary Employer and by executing the Adoption Agreement. Only an Affiliate of the Primary Employer may be an Employer with respect to a plan adopted by the Primary Employer.1 Upon and by adoption of this Plan, each Employer shall delegate authority to amend the Plan to the Primary Employer.
1.39 Employer Account:
The Participant’s Matching Contributions Account, Profit Sharing Contributions Account, Money Purchase Contributions Account, Target Benefit Contributions Account, Safe Harbor Matching Contributions Account, Safe Harbor Nonelective Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account, as the case may be.
1.40 Employer Derived Account Balance:
The portion of the Account Balance derived from Profit Sharing Contributions, Target Benefit Contributions, Money Purchase Contributions, Matching Contributions, Prevailing Wage Contributions, Safe Harbor Matching Contributions Account, Safe Harbor Nonelective Contributions Account, Qualified Matching Contributions, Qualified Nonelective Contributions, and Pre-Tax Contributions.
1.41 Employment:
An Employee’s employment or self-employment with the Employer, Affiliate or a “leasing organization” referred to in Section 1.57 or, to the extent required under Code Section 414(a)(2) or as otherwise specified by the Plan Administrator, in its discretion (and not in violation of ERISA or the Code), any predecessor of any of them. If any of them maintains a plan of a Predecessor Employer, employment or self-employment with the Predecessor Employer will be treated as Employment. Additionally, if the trade or business conducted by a Self-Employed Individual becomes incorporated, all employment with that trade or business or with any Affiliate shall be treated as Employment with the Employer.

[1]	This Plan may not be both a multiple employer Plan and a Master or Prototype Plan.

1.42 Entry Date:
The date on which an Eligible Employee becomes a Participant as specified in the Adoption Agreement.
1.43 ERISA:
The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.
1.44 Excess Aggregate Contributions:
The excess of a Highly Compensated Employee’s aggregate ACP Contribution Amounts (as defined in Section 3.6(A)(i)(2) of the Plan) over the amounts permitted by the ACP Test, as determined under Section 3.6(A).
1.45 Excess Contributions:
The excess of a Highly Compensated Employee’s aggregate ADP Contribution Amounts (as defined in Section 3.4.2(B)(i)(2) of the Plan) over the amount permitted by the ADP Test, as determined under Section 3.4.2(B).
1.46 Excess Pre-Tax Contributions:
Those Pre-Tax Contributions that are includible in a Participant’s gross income because and to the extent such Participant’s Pre-Tax Contributions for a calendar year exceed the dollar limitation on those contributions under Code Section 402(g). Excess Pre-Tax Contributions shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the calendar year in which the Excess Pre-Tax Contributions were made and in accordance with the procedures set forth in Section 3.4.2(A).
1.47 Fully Vested Separation:
Termination of Employment, as described in Section 4.1.2 or by a reason other than death, when the Participant’s vested percentage in his or her Account is 100%.
1.48 Group Trust:
A Trust Fund consisting of assets of any Plan maintained and established by the Employer or an Affiliate under Section 10.13.
1.49 Highly Compensated Employee:
The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.
     (A) Highly Compensated Active Employee . Effective for years beginning after December 31, 1996, the term Highly Compensated Employee means any Employee who: (i) was a 5-percent owner at any time during the determination year or the look-back year, or (ii) for the look-back year had Compensation from the Employer in excess of $80,000 and, if elected by the Primary Employer in the Adoption Agreement, was in the top-paid group for the look-back year. The $80,000 amount is adjusted by the Adjustment Factor.
     For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If, as provided in the Adoption Agreement, the Primary Employer makes a calendar year data election, the calendar year beginning with or within the look-back year is treated as the Employer’s look-back year for purposes of determining whether an Employee is a Highly Compensated Employee on account of the Employee’s Compensation for a look-back year under Section 414(q)(1)(B). A calendar year data election, once made, applies for all subsequent determination years unless changed by the Employer. A calendar year data election made does not apply in determining whether the Employer’s employees are Highly Compensated Employees under Code Section 414(q)(1)(A) on account of being 5-percent owners.
     (B) Highly Compensated Former Employee. A highly compensated former Employee includes any Employee who terminated Employment (or was deemed to have terminated) prior to the Plan Year, performs no service for the Employer or Affiliate during the Plan Year, and was a highly compensated active Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday. Whether a former Employee is a highly compensated former Employee is based on the rules applicable to determining highly compensated Employee status as in effect for that determination year, in accordance with Temp. Treas. Reg. Section 1.414(q)-1T, A-4, Notice 97-45, and any additional guidance issued by the IRS under Code Section 414(q).
     (C) Rules of Construction. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered will be made in accordance with the Adoption Agreement and all applicable guidance issued by the IRS under Code Section 414(q). In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.
1.50 Hour of Service:
     (A) Hourly Records Method. If the Primary Employer elects the hourly records method in the Adoption Agreement, an Hour of Service shall include:
          (i) Hours for Performance of Duties. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the Computation Period in which the duties are performed; and
          (ii) Hours for Time During Which no Duties Performed. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this paragraph will be calculated and credited under Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and
          (iii) Hours for Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under subparagraph (i) or subparagraph (ii), as the case may be, and under this subparagraph (iii). These hours will be credited to the Employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.
     (B) Controlled Group Rules. Hours of Service will be credited for Employment with the Employer and its Affiliates.
     (C) Equivalencies. If elected by the Primary Employer in the Adoption Agreement, the determination the number of Hours of Service earned in a Computation Period may be based on the equivalencies specified in the Adoption Agreement instead of counting the actual number of Hours of Service performed.
     (D) Elapsed Time Method. If the Primary Employer elects the elapsed time method in the Adoption Agreement, an Hour of Service is an hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate.

     (E) Leased Employees . With respect to both the hourly records method and the elapsed time method, in addition to service with an Affiliate, Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan to the extent required under Code Section 414(n) (with respect to Leased Employees).
1.51 Immediately Distributable:
For purposes of determining whether a Participant’s consent is legally required before a distribution may be made from the Plan, a Participant’s Account is “Immediately Distributable” during the period prior to the date the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62. (The term “Immediately Distributable” only refers to the period during which the law requires the Plan to obtain Participant consent to a distribution. Nevertheless, distributions under this Plan will only be made on request by a Participant or Beneficiary (if applicable) unless the Plan is otherwise required to distribute the Participant’s benefit by law.)
1.52 Integration Level:
The “Integration Level” described in the Adoption Agreement, is the dollar amount at or below which the rate of contributions or benefits (expressed as a percentage of Compensation) is less than the rate of contributions above that dollar amount. The term “Integration Level” is only operative for Plan purposes if the Plan is integrated with Social Security. If an integrated Employer profit sharing, money purchase pension, or target benefit contribution is made for a short Plan Year, the Integration Level used for purposes of determining and allocating such contribution shall equal the otherwise applicable Integration Level multiplied by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is 12.
1.53 Investment Committee:
The investment committee appointed by the Primary Employer in accordance with Article X.
1.54 Investment Manager:
Any person appointed by the Trustee or, with respect to Participant-Directed Assets, by the Participant or Beneficiary having the power to direct the investment of such assets, to serve as such in accordance with Section 10.8.
1.55 IRS:
The Internal Revenue Service.
1.56 Key Employee:
Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the “determination period” was:
     (A) an officer of the Primary Employer or Affiliate, if such individual’s annual Compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (the Defined Benefit Plan dollar limitation);
     (B) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Primary Employer or Affiliate if such individual’s Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A) (the Defined Contribution Plan dollar limitation);
     (C) a “5% owner” (as defined in Code Section 416(i)) of the Employer or Affiliate; or
     (D) a “1% owner” (as defined in Code Section 416(i)) of the Employer or Affiliate who has annual Compensation of more than $150,000 as adjusted.

Annual Compensation means Compensation as defined in the Adoption Agreement, but including Elective Contributions. The “determination period” is the Plan Year containing the “determination date” and the four preceding Plan Years. The “determination date” for the first Plan Year is the last day of that Plan Year, and for any subsequent Plan Year is the last day of the preceding Plan Year. The determination of who is a Key Employee will be made in accordance with Code Section 416(i) and is used in accordance with the provisions in Article 4.4.
1.57 Leased Employee:
Effective for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient Employer or Affiliate) who, under an agreement between the recipient Employer or Affiliate and any other person (the “leasing organization”) has performed services for the recipient Employer or Affiliate (or for the Employer or Affiliate and “related persons” determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year. In addition, those services must be performed under the primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer or Affiliate shall be treated as provided by the recipient Employer. Solely for purposes of excluding Leased Employees from the definition of Eligible Employee, individuals who would be Leased Employees but for the fact that they have not performed services for an Employer on a substantially full time basis for a period of at least one year shall be treated as Leased Employees.
1.58 Life Annuity:
An annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.
1.59 Limitation Compensation:
Limitation Compensation, as defined in Section 3.9.1(H), used for purposes of the Annual Additions limitation of Code Section 415 and Plan Section 3.9.
1.60 Limitation Year:
A Plan Year, calendar year or the 12-consecutive month period elected by the Primary Employer in the Adoption Agreement used for purposes of the Annual Additions limitation of Code Section 415. All Qualified Plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
1.61 Master or Prototype Plan:
A plan the form of which is the subject of a favorable opinion letter from the IRS as a master or prototype plan.
1.62 Matching Contribution:
An Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant, or on account of a Participant’s Pre-Tax Contributions and/or Employee After-Tax Contributions, as applicable, under a plan maintained by the Employer.
1.63 Net Profits:
The current and accumulated profits of the Employer from the trade or business of the Employer with respect to which the Plan is established, as determined by the Employer before deductions for federal, state and local taxes on income and before contributions under the Plan or any other Qualified Plan.

1.64 Nonhighly Compensated Employee:
An Employee of the Employer who is not a Highly Compensated Employee.
1.65 Nonvested Separation:
Termination of Employment of a Participant whose vested percentage in his or her Employer Derived Account Balance is 0% and who has not had Pre-Tax Contributions made to the Plan.
1.66 Normal Retirement Age:
The age selected by the Primary Employer in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.
1.67 Original Plan Effective Date:
In the case of a Plan that adopts the Profit Sharing Plan with CODA Adoption Agreement, the Original Plan Effective Date is the first day of the Plan Year in which occurs the earliest effective date for any Plan feature, as specified in the Adoption Agreement, except as otherwise required by law. In the case of a Plan that adopts any other permissible Adoption Agreement, the Original Plan Effective Date is the first day of the Plan Year in which the Plan is adopted. Separately, various provisions of the Plan may be effective on dates other than the Original Plan Effective Date or the Restatement Effective Date, as provided herein, in the Adoption Agreement, or as required by law.
1.68 Owner-Employee:
An individual who is a sole proprietor, or a partner owning more than 10% of either the capital interest or the profits interest in the partnership.
1.69 Paired Plans:
Two Defined Contribution Plans or one or two Defined Contribution Plans and one Defined Benefit Plan, provided that all such plans use the format of this Prototype Plan or the Merrill Lynch Defined Benefit Plan and Trust.
1.70 Partially Vested Separation:
Termination of Employment of a Participant whose vested percentage in his or her Employer Derived Account Balance is less than 100% but greater than 0%.
1.71 Participant:
An Employee who has commenced, but not terminated, participation in the Plan as provided in Article II. An “Active Participant” is a Participant who is an Eligible Employee. An “Inactive Participant” is a Participant who has terminated employment or a Participant who is no longer an Eligible Employee but still maintains a vested Account Balance.
1.72 Participant-Directed Assets:
The assets of an Account which are invested, as described in Section 10.5, according to the direction of the Participant or the Participant’s Beneficiary, as the case may be, in either individually selected investments, commingled funds or in shares of regulated investment companies.

1.73 Period of Severance:
For purposes of the elapsed time method, a Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits, is discharged, or dies or, if earlier, the first 12-month anniversary of the date on which the Employee was otherwise absent from service. No Period of Severance shall occur due to an individual’s “qualified military service” (as defined in Code Section 414(u)) if the individual is entitled to reemployment rights under USERRA.
1.74 Plan:
The plan established by the Primary Employer in the form of this Prototype Plan and the applicable Adoption Agreement signed and dated by each Employer. The Plan shall have the name specified in the Adoption Agreement.
1.75 Plan Administrator:
The Plan Administrator is the Primary Employer, unless otherwise specified by duly authorized action by the Primary Employer, including through a designation in the Adoption Agreement.
1.76 Plan Year:
Each 12-consecutive month period ending on the date specified in the Adoption Agreement, during any part of which the Plan is in effect. Notwithstanding the preceding sentence, the Plan Year in which the Plan is terminated shall end on the effective date of such termination. In addition, if the Primary Employer amends the Plan Year, the new Plan Year must begin on a date within the Plan Year in which the amendment is made. Then, there shall be a short Plan Year ending immediately before the beginning of the first day of the subsequent new Plan Year. The new Plan Year shall then be each 12 consecutive month period thereafter.
1.77 Predecessor Employer:
A “predecessor employer” within the meaning of Code Section 414(a)(1) which requires Employees to be credited for service with prior employers under certain circumstances.
1.78 Predecessor Employer Service:
Service with a Predecessor Employer, as described in Section 1.106(C).
1.79 Pre-Tax Contributions:
Any contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and including contributions made under a salary reduction agreement or other deferral mechanism. With respect to any calendar year, for purposes of Code Section 402(g), a Participant’s Pre-Tax Contribution is the sum of all contributions made on behalf of such Participant under an election to defer under any qualified CODA described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any contributions made on the behalf of a Participant for the purchase of any annuity contract under Code Section 403(b) under a salary reduction agreement. Pre-Tax Contributions shall not include any deferrals properly distributed as Excess Amounts under Section 3.9.2 and are limited by Code Section 402(g) (See Section 3.4.2).
1.80 Pre-Tax Election:
The election by a Participant, including through automatic enrollment (a “negative election”), to make Pre-Tax Contributions in accordance with Section 3.4.1.

1.81 Prevailing Wage Contribution:
A prevailing wage contribution made in this Plan or any other Qualified Plan under Section 3.15.
1.82 Primary Employer:
The Employer designated in the Adoption Agreement as the “Primary Employer.”
1.83 Prototype Plan:
The Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust set forth in this document, as amended or restated from time to time.
1.84 Qualified Joint and Survivor Annuity:
The joint and survivor annuity required to be offered when benefits are to be distributed under a Qualified Plan that is subject to the joint and survivor annuity requirements of Code Section 417. In the case of a married Participant, the qualified joint and survivor annuity is an immediate annuity for the life of the Participant with a survivor annuity continuing after the Participant’s death to the Participant’s Surviving Spouse. The annuity payable to the Surviving Spouse for his or her life equals 50% of the amount of the annuity payable during the joint lives of the Participant and such Surviving Spouse. The qualified joint and survivor annuity must be the actuarial equivalent of a single life annuity that could be provided for the Participant under an Annuity Contract purchased with the aggregate vested Account Balances of the Participant’s Accounts at the Benefit Commencement Date. In the case of an unmarried Participant, the qualified joint and survivor annuity shall be an immediate annuity for the life of the Participant.
1.85 Qualified Matching Contributions:
Matching Contributions, which the Plan Administrator designates as Qualified Matching Contributions, made by the Employer and allocated to Participants’ accounts that a Participant may not elect to receive in cash until distributable from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Pre-Tax Contributions (other than the hardship withdrawal provisions). Qualified Matching Contributions may not be withdrawn on account of a hardship.
1.86 Qualified Nonelective Contributions:
Contributions (other than Matching Contributions, Safe Harbor Matching Contributions or Qualified Matching Contributions), which the Plan Administrator designates as Qualified Nonelective Contributions, made by the Employer and allocated to Participants’ accounts that a Participant may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provision that are applicable to Pre-Tax Contributions (other than the hardship withdrawal provisions). Qualified Nonelective Contributions may not be withdrawn on account of a hardship.
1.87 Qualified Plan:
A Defined Benefit Plan or Defined Contribution Plan which has been determined to meet the tax qualification requirements of Code Section 401(a).
1.88 Qualifying Employer Securities:
A security issued by an Employer which is (i) stock; (ii) a marketable obligation within the meaning of ERISA Section 407(e), (iii) an interest in a publicly traded partnership (as defined in Code Section 7704(b)) but only if such partnership is an existing partnership as defined in Section 10211(c)(2)(A) of the Revenue Act of 1987 (Public Law 100-203); and (iv) otherwise a “qualifying employer security” as defined in ERISA Section 407(d).

1.89 Qualified Voluntary Employee Contributions (QVECs):
Qualified voluntary employee contributions made in accordance with former Code Section 219 that constitute accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B).
1.90 Restatement Effective Date:
The effective date of the amendment and restatement of this Plan, if any, as set forth in the Adoption Agreement.
1.91 Rollover Contribution:
A contribution under Section 3.3 that is a contribution of an Eligible Rollover Distribution (defined in Section 1.34) to the Trustee by the Participant on or before the 60th day after the Participant received the Eligible Rollover Distribution or the contribution of the Eligible Rollover Distribution by the Trustee of another Eligible Retirement Plan in the form of a direct transfer under Code Section 401(a)(31).
1.92 Secretary:
The Secretary of the United States Treasury.
1.93 Self-Employed Individual:
An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established or an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.
1.94 Social Security Retirement Age:
Age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954) or such other age as specified in the Social Security Act.
1.95 Sponsor:
Merrill Lynch, Pierce, Fenner & Smith, Incorporated and any successor thereto.
1.96 Spouse:
The person legally married to a Participant (pursuant to local law where the Participant resides, but not in violation of federal law).2 In addition, a Participant’s spouse or former spouse will be treated as the Participant’s Spouse to the extent provided under a “qualified domestic relations order” (or a “domestic relations order” treated as such) as described in Code Section 414(p).
1.97 Surviving Spouse:
The Participant’s Spouse on the earliest of:
     (A) the date of the Participant’s death;
     (B) the Participant’s Benefit Commencement Date; or

[2]	For example, under the “Defense of Marriage Act” (P.L. 104-199) for purposes of federal law, “the word ‘marriage’ means only a legal union between one man and one woman as husband and wife, and the word ‘spouse’ refers only to a person of the opposite sex who is a husband or a wife.”

     (C) the date on which an Annuity Contract is purchased for the Participant providing benefits under the Plan.
A Participant’s former Spouse will be treated as the Participant’s Surviving Spouse and a Participant’s current Spouse will not be treated as the Participant’s Surviving Spouse to the extent provided under a “qualified domestic relations order” (or a “domestic relations order” treated as such) as described in Code Section 414(p).
1.98 Taxable Wage Base:
The contribution and benefit base under Section 230 of the Social Security Act at the beginning of the Plan Year, as adjusted in accordance with the Social Security Act.
1.99 Temporary Employee:
Any Employee employed on a temporary or periodic basis by an Employer where such Employee from time to time accepts, at his discretion, job assignments having a fixed and limited duration, such as (but not limited to) special projects to cover unusual or cyclical employment needs at potentially varying rates of compensation with each job assignment and who is classified in the Employer’s records as a “temporary employee.”
1.100 Trust:
The trust established under the Plan to which Plan contributions are made and in which Plan assets are held. Any reference in this Plan to the “Trust” or “Trust Agreement” shall refer to the applicable trust provisions of this Plan.
1.101 Trust Fund:
The assets of the Trust held by or in the name of the Trustee.
1.102 Trustee:
The person(s) appointed as Trustee(s) under Article X and any successor Trustees.
1.103 USERRA:
The Uniformed Services Employment and Reemployment Rights Act of 1994.
1.104 Valuation Date:
Each business day of the Plan Year, unless otherwise specified in the Adoption Agreement by the Primary Employer, or determined under Section 10.6, if applicable.
1.105 Vesting Service:
The Years of Service credited to a Participant under Article IV for purposes of determining the Participant’s vested percentage in his or her Account established for the Participant.
1.106 Years of Service:
     (A) Hourly Records Method. If the Primary Employer elects the hourly records method in the Adoption Agreement, an Employee shall be credited with one Year of Service for each Computation Period in which he or she has 1,000 Hours of Service.

     (B) Elapsed Time Method. If the Primary Employer elects the elapsed time method in the Adoption Agreement, the Employee’s Years of Service shall be a span of service equal to the sum of:
          (i) the period commencing on the date the Employee first performs an Hour of Service and ending on the date he or she quits, retires, is discharged, dies, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service (with or without pay) for any other reason; and
          (ii) (1) if the Employee quits, retires, or is discharged, the period commencing on the date the Employee terminated his or her Employment and ending on the first date on which he or she again performs an Hour of Service, if such date is within 12 months of the date on which he or she last performed an Hour of Service; or
               (2) if the Employee is absent from work for any other reason and, within 12 months of the first day of such absence, the Employee quits, retires, dies, or is discharged, the period commencing on the first day of such absence and ending on the first day he or she again performs an Hour of Service if such day is within 12 months of the date his or her absence began.
     (C) Predecessor Employer Service. With respect to both the elapsed time method and the hourly records method, service with a Predecessor Employer, determined in the manner in which the rules of this Plan would have credited such service had the Participant earned such service under the terms of this Plan, must be included in Years of Service, as required by Code Section 414(a)(1) and Code Section 414(a)(2) or as elected in the Adoption Agreement by the Primary Employer. If the Employer maintains the plan of a Predecessor Employer, service with such Employer will be treated as service for the Employer.
     (D) Hourly Record to Elapsed Time Transition. If the Plan’s method of determining service changes from the hourly records method to the elapsed time method, the Employee shall receive credit for a period of service consisting of: (i) a number of Years of Service equal to the number of Years of Service credited to the Employee before the Computation Period during which the change occurred; and (ii) the greater of (1) the period of service that would be credited to the Employee under the elapsed time method for his service during the entire Computation Period in which the change occurs or (2) the service taken into account under the hourly records method as of the date of the change. In addition, the Employee shall receive credit for service subsequent to the change commencing on the day after the last day of the Computation Period in which the change occurs.
     (E) Elapsed Time to Hourly Records Transition. If the Plan’s method of determining service changes from the elapsed time method to the hourly records method — (i) the Employee shall receive credit as of the date of the change for a number of Years of Service equal to the number of 1-year periods of service credited to the Employee as of the date of the change; and (ii) the Employee shall receive credit, in the Computation Period which includes the date of the change, for a number of Hours of Service determined by applying the equivalency method based on the Employees’ payroll frequency. If the Employee is paid on either a daily, weekly or bi-weekly basis, the Employee shall be credited with 45 Hours of Service for each week if under Section 1.50 of the Plan such Employee would be credited with at least 1 Hour of Service during the week. If the Employee is paid on a semi-monthly or monthly basis, the Employee shall be credited with 180 Hours of Service for each month if under Section 1.50 of the Plan such Employee would be credited with at least 1 Hour of Service during the month.

ARTICLE II
PARTICIPATION
2.1 Admission as a Participant:
2.1.1 General Rules:
An Eligible Employee shall become a Participant on the Entry Date on or next following the date on which he or she meets the participation requirements specified in the Adoption Agreement; provided, however that:
     (A) an Eligible Employee who meets the participation requirements when the Plan is adopted shall become a Participant as of such date;
     (B) an Eligible Employee who meets the participation requirements of a plan that is restated and/or amended to become this Plan shall become a Participant as of the date this Plan is amended and/or restated; and
     (C) if a participation waiver is elected by the Primary Employer in the Adoption Agreement, an Eligible Employee shall become a Participant on the date specified in the Adoption Agreement, without regard to the otherwise applicable participation requirements.
2.1.2 Changes in Employment Status:
     (A) An Employee who did not become a Participant on the Entry Date coincident with or next following the day on which he or she met the participation requirements because he or she was not then an Eligible Employee shall become eligible to be a Participant on the first day on which he or she again becomes an Eligible Employee unless determined otherwise in accordance with Section 2.3.1 of the Plan.
     (B) If a Participant is no longer an Eligible Employee, he or she is no longer eligible to share in contributions made by the Employer or participate in any Pre-Tax or Employee After-Tax Contribution provisions of the Plan. If such an ineligible Employee has not incurred a Break in Service, such Employee will become a Participant immediately upon returning to an eligible class of Employees. If such an individual incurs a Break in Service, eligibility will be determined under Section 2.3. If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will become eligible to be a Participant immediately upon becoming an Eligible Employee if he or she has satisfied the participation requirements of Section 2.1.1.
2.1.3 Pre-Tax and After-Tax Elections:
If the Plan includes a Pre-Tax or Employee After-Tax feature, in addition to the participation requirements set forth in Section 2.1.1 and Section 2.1.2, an Eligible Employee shall become a Participant upon filing his or her Pre-Tax Election or Employee After-Tax Election with the Plan Administrator (or, if elected by the Primary Employer in the Adoption Agreement, the date an Employee is deemed to make such election (an automatic enrollment) and such automatic enrollment shall be administered consistently with Internal Revenue Service Revenue Ruling 2000-8 and any other such related guidance issued by the Internal Revenue Service). An election shall not be required if the Employer has elected to make contributions to a Pre-Tax Account or an After-Tax Account with respect to all Participants under an automatic enrollment option.
2.1.4 Amendment to Age and Service Requirements:
If the Plan’s age and/or service requirements for eligibility are amended, an Employee who satisfied the pre-amendment age and service requirements before the date of the amendment shall be deemed to satisfy the post-amendment age and service requirements.
2.1.5 Amendment to Entry Date:
A change to the Plan’s Entry Date (including a change caused by a change in Plan Year) shall not cause any Participant to lose his or her Participant status or postpone the participation of any Eligible Employee beyond the date required under Code Section 410(a)(1). (Code Section 410(a)(1) generally requires that an Eligible Employee who has satisfied the Plan’s minimum age and service requirements must be allowed to commence participation in the Plan no later than the earlier of: (A) the first day of the first Plan Year beginning after the date on which such Employee satisfied such requirements, or (B) the date six months after the date on which the Employee satisfied such requirements.)
2.2 Rollover Membership:
An Eligible Employee who makes a Rollover Contribution (under Section 3.3) shall become a Participant as of the date of such contribution or transfer even if he or she had not previously become a Participant. However, such an Eligible Employee will become a Participant only for the purposes of such Rollover Contribution and shall not be eligible to share in contributions made by the Employer or participate in any Pre-Tax or Employee After-Tax Contribution provisions of the Plan until he or she has become a Participant in accordance with the eligibility requirement of Section 2.1. An Eligible Employee who is a Participant only for purposes of a Rollover Contribution is not taken into account for purposes of the ADP Test or the ACP Test.
2.3 Crediting of Service for Eligibility Purposes — Breaks in Service:
2.3.1 Non-Vested Employees’ Pre-Break Service:
     (A) For purposes of eligibility to participate, an Eligible Employee who is reemployed after a Nonvested Separation will not retain credit for his or her Years of Service earned prior to a period of five consecutive one-year Breaks in Service.
     (B) If an Employee’s Years of Service are disregarded under (A) above, such Employee will be treated as a new Employee for eligibility purposes upon his or her reemployment.
     (C) If an Employee’s Years of Service may not be disregarded under (A) above, and if the Employee was not a Participant upon his or her prior Nonvested Separation, and the Employee is an Eligible Employee upon his or her reemployment, the Eligible Employee shall become a Participant in accordance with the participation requirements of Section 2.1 taking into account his or her pre-Break Service in Years of Service.
     (D) If an Employee’s Years of Service may not be disregarded under (A) above, and the Employee was a Participant upon his or her prior Nonvested Separation, such Participant shall continue to be eligible to participate in the Plan immediately upon reemployment.
2.3.2 Vested Participants Retain Service:
For purposes of eligibility to participate, a Participant who is reemployed after a Fully Vested Separation or Partially Vested Separation shall retain credit for his or her Years of Service prior to such termination of Employment without regard to the length of his or her absence from Employment. If such Participant returns to Employment, he or she shall become eligible to participate immediately upon reemployment.
2.4 Termination of Participation:
A Participant shall cease to be a Participant:
     (A) upon his or her death;
     (B) upon the payment to him or her of all nonforfeitable benefits due to him or her under the Plan, whether directly or by the purchase of an Annuity Contract; or
     (C) upon his or her Nonvested Separation.

2.5 Corrections with Regard to Participation:
If an error is made with regard to any individual’s participation in the Plan, the error may be corrected as provided in this Section 2.5.
2.5.1 Omission of Participant:
If in any Plan Year an Eligible Employee who should have been included as a Participant in the Plan is erroneously omitted or if an administrative error results in a Participant’s Account not being properly credited with any contributions or earnings hereunder, the error may be corrected as provided in this Section 2.5.1. Solely for purposes of restoring an affected Participant’s Account to the position that the Account would have been in if no error had been made, the Employer may make additional contributions to such Participant’s Account or contributions may be reallocated among the Accounts of affected Participants.
2.5.2 Erroneous Inclusion in Plan:
If in any Plan Year any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the amount contributed on behalf of such ineligible person shall (together with any earnings or losses) constitute a forfeiture for the Plan Year in which the discovery is made, except for any Pre-Tax or Employee After-Tax Contributions, which shall be distributed to such ineligible person.
2.5.3 EPCRS Correction:
An error described in this Section 2.5 shall be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Plan Administrator in its discretion.
2.5.4 Employer and Plan Administrator Responsible for Correction:
The Employer and Plan Administrator shall be responsible for taking any and all actions as required by this Section 2.5.
2.6 Provision of Information:
Each Employee shall execute such forms as may reasonably be required by the Plan Administrator in its discretion, and shall make available to the Plan Administrator any information the Plan Administrator may reasonably request in this regard. By virtue of his or her participation in this Plan, an Employee agrees, on his or her own behalf and on behalf of all persons who may have or claim any right by reason of the Employee’s participation in the Plan, to be bound by all provisions of the Plan.
2.7 Waiver of Pre-Tax Participation:
In the manner prescribed by the Plan Administrator, an Employee may make a one-time irrevocable election upon the Employee’s commencement of employment with the Employer or upon the Employee’s Entry Date not to be eligible to make a cash or deferred election under the Plan or any other plans maintained by the Employer. Such election shall be consistent with Treasury Regulation 1.401(k)-1(a)(3)(iv). An Employee who makes a one-time irrevocable election3 under this Section shall not be taken into account for purposes of the ADP Test.

[3]	For purposes of the ADP Test, an election will not be treated as a one-time irrevocable election for purposes of Section 2.7 if the election is made by an Employee who previously became eligible under another plan (whether or not the plan has terminated) of the Employer.

2.8 Waiver of Matching Contributions and Employee After-Tax Contributions:
In the manner prescribed by the Plan Administrator, an Employee may make a one-time irrevocable election upon the Employee’s commencement of employment with the Employer or upon the Employee’s Entry Date not be to eligible to make Employee After-Tax Contributions or to receive allocations of Matching Contributions or Safe Harbor Matching Contributions under the Plan or any other plans maintained by the Employer. An Employee who makes a one-time irrevocable election4 under this Section shall not be taken into account for purposes of the ACP Test.
2.9 Waiver of Other Contributions:
In the manner prescribed by the Plan Administrator, an Employee may make a one-time irrevocable election upon the Employee’s commencement of employment with the Employer or upon the Employee’s Entry Date not to be eligible to have any Profit Sharing, Target Benefit, Money Purchase, Qualified Nonelective or Safe Harbor Nonelective Contributions applicable, made on his or her behalf.
2.10 USERRA — Crediting Service:
For eligibility and vesting purposes, absence from employment on account of a leave of absence for service in the United States uniformed armed services will be counted as employment with an Employer if the Employee’s reemployment rights are protected under USERRA. In addition, if the Employee returns to service with the Employer within the period during which his reemployment rights are protected under USERRA, the period between the end of his or her active duty period and his or her return to employment by the Employer will be considered service with the Employer. If the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the earliest date permitted under applicable law. This Section 2.10 is effective as of December 12, 1994.
ARTICLE III
CONTRIBUTIONS AND ACCOUNT ALLOCATIONS
3.1 Employer Contributions and Allocations:
3.1.1 Profit Sharing Contributions:
If the Plan is a profit-sharing plan, the Employer will contribute cash and/or Qualifying Employer Securities to the Trust Fund, in such amount, if any, as specified in the Adoption Agreement and, with respect to Qualifying Employer Securities, as is consistent with Sections 10.4.2 and 10.4.3. Profit sharing contributions for a Plan Year will be allocated no later than as of the last day of the Plan Year to the Accounts of Participants eligible for an allocation in the manner specified in the Adoption Agreement.
3.1.2 Money Purchase Contributions:
If the Plan is a money purchase pension plan, the Employer will contribute cash to the Trust Fund in such amount (equal to a percentage of the Compensation of each Participant eligible for an allocation of money purchase contributions for that Plan Year) as specified in the Adoption Agreement. Money purchase contributions for the Plan Year will be allocated no later than as of the last day of the Plan Year to the Accounts of Participants eligible for an allocation in the manner specified in the Adoption Agreement.

[4]	For purposes of the ACP Test, an election will not be treated as a one-time irrevocable election for purposes of Section 2.8 if the election is made by an Employee who previously became eligible under another plan (whether or not terminated) of the Employer.

3.1.3 Target Benefit Contributions:
If the Plan is a target benefit plan, the Employer will contribute cash to the Trust Fund in such amount as specified in the Adoption Agreement. The amount contributed with respect to the targeted benefit of each Participant eligible for an allocation for that Plan Year will be allocated no later than as of the last day of the Plan Year to the Accounts of Participants eligible for an allocation in the manner specified in the Adoption Agreement.
3.1.4 Contributions on Behalf of Disabled Participants:
If the Primary Employer elects in the Adoption Agreement to make Profit Sharing, Money Purchase or Target Benefit Contributions on behalf of a Participant whose Employment terminated due to Disability, “Compensation” shall mean, with respect to such Participant, the Compensation he or she would have received for the entire Plan Year or calendar year in which the Disability occurred if he or she had been paid for such year at the rate at which he or she was being paid immediately prior to such Disability. Contributions made with respect to such Compensation shall be nonforfeitable and continued for all Participants whose Employment terminates due to Disability.
3.1.5 Permitted Disparity:
     (A) Limited to One Plan:
     If an Employer has adopted more than one Qualified Plan, only one such Qualified Plan may be subject to the permitted disparity rules (integrated with Social Security).
     (B) Cumulative Permitted Disparity Limit:
     Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.
3.1.6 Contributions Provided by Leasing Organization:
For purposes of the Plan, contributions provided by the “leasing organization” referred to in Section 1.57 of a Leased Employee which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.
3.1.7 Short Plan Years:
If a Participant’s allocation of any contribution, including Matching Contributions, is conditioned on the completion of a specified number of Hours of Service during a Plan Year, and if there is a Plan Year of fewer than 12 months, the specified number of Hours of Service required for such short Plan Year shall equal the product of the number of Hours of Service otherwise specified in the Adoption Agreement for contribution purposes multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.
3.1.8 Plan Year to Which Contributions are Deemed to be Made:
A contribution shall be deemed to be made for the Plan Year the Employer designates for the contribution; provided that for purposes of Code Sections 401(a)(4), 401(k), 401(m), 415, or 404 a contribution will not be treated as having been made for a Plan Year if the contribution is actually made after a deadline for such Plan Year as required by the applicable Code Section. For example, for purposes of an Employer’s deduction under

Code Section 404, a contribution for a Plan Year may be deemed to be made on the last day of that Plan Year even if it is contributed to the Plan after the end of the Plan Year as long as it is contributed before the due date for the Employer’s federal income tax or information return for the taxable year of the Employer ending with or within the Plan Year (including extensions). For purposes of Section 3.9 (the Code Section 415 annual additions limitation), a contribution will not be deemed to be credited to a Participant’s Account for a Limitation Year unless the contribution is actually made no later than 30 days after the due date for the Employer’s federal income tax or information return for the taxable year that ends with or within the Limitation Year (including extensions) (or 30 days after the end of the Limitation Year in the case of Employee After-Tax Contributions), unless otherwise provided in the regulations under Code Section 415 or other IRS guidance. A contribution deemed to be made for a Plan Year but actually contributed after the end of the Plan Year shall be deemed to be allocated as of the last day of such Plan Year.
3.1.9 Collectively Bargained Employees
Notwithstanding any provision of the Plan to the contrary, if contributions are made under the Plan on behalf of Employees covered by a collective bargaining agreement where Plan benefits were the subject of good faith bargaining, the provisions of the Plan as otherwise reflected in the Plan and the Adoption Agreement shall apply to all such Employees, unless otherwise specified in Appendix C to the Adoption Agreement.
3.2 Employee After-Tax Contributions:
     (A) Employee After-Tax Contribution Election. If the Primary Employer elects in the Adoption Agreement to provide for Employee After-Tax Contributions, subject to the limitations contained in Section 3.6 (the ACP Test) and Section 3.9 (the Code Section 415 limitation), the Employer will contribute cash to the Trust Fund in an amount equal to:
          (i) the specific dollar amount, or the specific percentage multiplied by each Participant’s Compensation, as specified on the Participant’s Employee After-Tax Election form; or
          (ii) a bonus contribution made under Section 3.2(C)
     (B) Election Procedure. The amount elected by a Participant in accordance with an Employee After-Tax Election shall be determined within the limits specified in the Adoption Agreement. The Employee After-Tax Election shall be made on a form provided by the Plan Administrator or under an automatic enrollment procedure (such as a negative election procedure) approved by the Plan Administrator but no election shall be effective prior to approval by the Plan Administrator. The Plan Administrator may reduce the amount of any Employee After-Tax Contribution, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code. A Participant’s Employee After-Tax Election shall remain in effect until modified or terminated. Modification or termination of an Employee After-Tax Election shall be made at such time as specified in the Adoption Agreement.
     (C) Contributions of Bonus Amounts. If elected by the Primary Employer in the Adoption Agreement, a Participant may make an Employee After-Tax Election to have an amount withheld up to the amount of any bonus payable for such Plan Year and direct the Employer to contribute the amount so withheld to his or her Employee After-Tax Contribution Account.
3.3 Rollover Contributions:
Any Eligible Employee or Participant may make a Rollover Contribution under the Plan or direct the Plan Administrator to direct the Trustee to accept a direct Rollover Contribution (in accordance with Code Section 401(a)(31)) from another Eligible Retirement Plan. A Rollover Contribution shall be in cash or in other property acceptable to the Trustee.
The Plan shall not accept a Rollover Contribution attributable to any accumulated QVECs, any after tax contributions, or any other amounts that are not Eligible Rollover Distributions. The Trustee may condition acceptance of a Rollover Contribution upon receipt of such documents as it may require. The Plan Administrator, in its discretion, may determine whether an amount constitutes a valid Rollover Contribution.

If the Plan Administrator, in its discretion, determines at any time that an amount that is to be contributed by an Employee does not meet the requirements for a Rollover Contribution to this Plan, the Plan Administrator may refuse to accept such amount as a Rollover Contribution. If an Employee makes a contribution under this Section 3.3 intended to be a Rollover Contribution and the Plan Administrator, in its discretion, determines that the contribution did not qualify as a Rollover Contribution, the Trustee shall distribute the entire balance in the Employee’s Rollover Contributions Account attributable to such invalid Rollover Contribution to the Employee as soon as practicable after the Plan Administrator’s determination.
This Section only applies in the context of Rollover Contributions and does not apply in the context of business transactions such as corporate mergers and acquisitions, or other trust-to-trust transfers under Code Section 414(l).
3.4 Section 401(k) Contributions and Account Allocations:
3.4.1 Pre-Tax Contributions:
     (A) Pre-Tax Contribution Election. If the Primary Employer elects in the Adoption Agreement to provide for Pre-Tax Contributions, subject to the limitations contained in Section 3.4.2(B) (the ADP Test) and Section 3.9 (the Code Section 415 limitation), the Employer will contribute cash to the Trust Fund in an amount equal to:
          (i) the specific dollar amount, or the specific deferral percentage multiplied by each Participant’s Compensation, as specified on the Participant’s Pre-Tax Election form; or
          (ii) a bonus contribution made under Section 3.4.1(C).
     (B) Election Procedure. The amount elected by a Participant in accordance with a Pre-Tax Election shall be determined within the limits specified in the Adoption Agreement. The Pre-Tax Election shall be made on a form provided by the Plan Administrator or under an automatic enrollment procedure (such as a negative election procedure) approved by the Plan Administrator but no election shall be effective prior to approval by the Plan Administrator. The Plan Administrator may reduce the amount of any Pre-Tax Election, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code. A Participant’s Pre-Tax Election shall remain in effect until modified or terminated. Modification or termination of a Pre-Tax Election shall be made at such time as specified in the Adoption Agreement.
     (C) Deferrals of Bonus Amounts. If elected by the Primary Employer in the Adoption Agreement, an Eligible Employee may make a Pre-Tax Election to have an amount withheld up to the amount of any bonus payable for such Plan Year and direct the Employer to contribute the amount so withheld to his or her Pre-Tax Contribution Account.
3.4.2 Limitation on Pre-Tax Contributions:
     (A) Maximum Amount of Pre-Tax Contributions and Distribution of Excess Pre-Tax Contributions.
          (i) Code Section 402(g) Limit. No Participant shall be permitted to have Pre-Tax Contributions made under this Plan, or any other Qualified Plan maintained by the Employer, during any calendar year in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of the such calendar year.
          (ii) Claims. A Participant may assign to this Plan any Excess Pre-Tax Contributions made during the calendar year by notifying the Plan Administrator on or before March 15th of the amount of the Excess Pre-Tax Contributions to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Pre-Tax Contributions that arise by taking into account only those Pre-Tax Contributions made to this Plan and any other plans of the Employer or of an Affiliate.
          (iii) Distributions of Excess Pre-Tax Contributions. Notwithstanding any other provision of the Plan, Excess Pre-Tax Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than the April 155 following the calendar year in which the Excess Pre-Tax Contributions were made to any Participant to whose Account Excess Pre-Tax Contributions were assigned for the preceding year and who claims Excess Pre-Tax Contributions for such taxable year. Excess Pre-Tax Contributions shall be treated as Annual Additions. Excess Pre-Tax Contributions of Non-Highly Compensated Participants are not taken into account for purposes of the ADP Test.
          (iv) Determination of Income or Loss. Excess Pre-Tax Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Pre-Tax Contributions is the sum of:
               (1) the income or loss allocable to the Participant’s Pre-Tax Contributions Account for the calendar year in which the Excess Pre-Tax Contribution occurred multiplied by a fraction, the numerator of which is the Participant’s Excess Pre-Tax Contributions for that calendar year and the denominator of which is the Participant’s Account balance in the Pre-Tax Contributions Account as of the first day of that calendar year without regard to any income or loss occurring during that calendar year; and
               (2) ten percent of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the calendar year in which the Excess Pre-Tax Contribution occurred and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
          Anything in the preceding paragraph of this Section 3.4.2(A)(iv) to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Pre-Tax Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the calendar year in which the Excess Pre-Tax Contribution occurred and the date of distribution may be disregarded in determining income or loss.
     (B) ADP Test.
          The ADP Test determines the maximum amount of Highly Compensated Employee ADP Contribution Amounts (generally Pre-Tax Contributions) that can be made to the Plan in accordance with the non-discrimination requirements of Code Section 401(k).
          (i) Definitions.
               (1) Actual Deferral Percentage. The ratio of (1) the ADP Contribution Amounts actually paid over to the Trust for the Plan Year on behalf of any Participant who was an Active Participant at any time during the Plan Year to (2) such Participant’s CODA Compensation for the Plan Year.
               (2) ADP Contribution Amounts. ADP Contribution Amounts include (1) any Pre-Tax Contributions made pursuant to the Participant’s Pre-Tax Election (including Excess Pre-Tax Contributions of Highly Compensated Employees), but excluding (a) Excess Pre-Tax Contributions of Nonhighly Compensated Employees that arise solely from Pre-Tax Contributions made under the Plan or plans of the Employer or an Affiliate and (b) Pre-Tax Contributions that are taken into account in the ACP Test (provided that ADP test is satisfied both with and without exclusion of these Pre-Tax Contributions); and (2) Qualified Nonelective Contributions and Qualified Matching Contributions that are designated by the Plan Administrator (including through the Adoption Agreement) to be taken into account in the ADP Test.
               (3) Average Deferral Percentage or ADP. For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Deferral Percentages. For purposes of computing the

[5]	Excess Pre-Tax Contributions that are not distributed by such date may not be distributed until the date that Pre-Tax Contributions may otherwise be distributed. In that event, the Excess Pre-Tax Contributions are includible in the Participant’s gross income both in the year contributed and in the year distributed.

Average Deferral Percentages, except as provided in Section 2.7, any otherwise eligible Participant who elects not to defer or who is suspended from making deferrals due to a distribution shall be treated as an eligible Participant on whose behalf no Pre-Tax Contributions are made.
          (ii) Prior Year Testing.
          Except as provided in Section 3.16 (Safe Harbor Method CODA), the ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior Plan Year’s ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:
               (1) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or
               (2) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the lesser of (i) the prior Plan Year’s ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0 and (ii) the ADP for Participants who were Nonhighly Compensated Employees in the prior Plan Year plus two percentage points.
          For the first Plan Year that the Plan permits any Participant to make Pre-Tax Contributions, and if this is not a successor plan, then for purposes of the foregoing tests, the prior Plan Year’s Nonhighly Compensated Employees’ ADP shall be 3 percent, unless the Primary Employer has elected in the Adoption Agreement, before the end of the Plan Year, to use the Plan Year’s ADP for these Participants.
          (iii) Current Year Testing.
               (1) If elected by the Primary Employer in the Adoption Agreement, the ADP Tests in subparagraph (B)(ii)(1) and (2), above, will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Nonhighly Compensated Employees.
               (2) Once made, this current year testing election can only be changed by an election in the Adoption Agreement and the requirements for changing to Prior Year Testing set forth in Notice 98-1 (or superseding guidance) are satisfied.6
     (C) Special Actual Deferral Percentage Rules.
          (i) Participation in Two or More Plans. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have ADP Contribution Amounts allocated to his or her accounts under two or more CODAs that are maintained by the Employer shall be determined as if all such ADP Contribution Amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

[6]	Generally, the Plan may change from using the current year testing method to the Prior Year Testing method if the current year testing method was used under the Plan for each of the five Plan Years preceding the Plan Year of the change (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan). A change may also be permitted in the context of certain business acquisitions. Notification to or filing with the IRS of a change from the current year to the Prior Year Testing method is not required for the change to be valid.

Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(k) and the regulations and other IRS guidance issued thereunder.7
          (ii) Aggregation. If this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.4.2 shall be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Primary Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same ADP testing method.
          (iii) Timing of Contributions. For purposes of the ADP Test, Pre-Tax Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.
          (iv) Records. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contribution, or both, used in such test.
          (v) Other Requirements. The determination and treatment of the Pre-Tax Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions used in the ADP Test shall satisfy such other requirements as may be prescribed by the Secretary.
     (D) Distribution of Excess Contributions
          (i) Excess Contributions. The term “Excess Contributions” means with respect to any Plan Year, the excess of:
               (1) The aggregate amount of ADP Contribution Amounts actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
               (2) The maximum amount of ADP Contribution Amounts permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages)
          (ii) General Rules. Notwithstanding any other provision of the Plan except Section 3.4.2(E), Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year.8 Effective for Plan Years beginning after December 31, 1996, Excess Contributions are allocated to the Highly Compensated Employees with the largest ADP Contribution Amounts taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such ADP Contribution Amounts and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. Excess Contributions shall be treated as Annual Additions under the Plan. In making distributions, the Plan

[7]	Generally, an arrangement must be treated as a separate plan for purposes of Code Section 401(k)(3) to the extent it covers employees covered by a collective bargaining agreement, is an employee stock ownership plan, or covers employees of a qualified separate line of business under Code Section 414(r).

[8]	Distribution of Excess Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose is required under Code Section 401(k)(8) if the Plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then Code Section 4979 imposes a 10% excise tax on the Employer maintaining the plan with respect to such amounts.

Administrator shall distribute Excess Contributions in the following order: first, Pre-Tax Contributions with respect to which no Matching Contributions were made; and second, Pre-Tax Contributions with respect to which Matching Contributions were made.
          (iii) Determination of Income or Loss. Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of:
               (1) the income or loss allocable to the Participant’s Pre-Tax Contributions Account (and, if applicable, the Qualified Nonelective Contributions Account or the Qualified Matching Contributions Account or both) for the calendar year in which the Excess Contributions occurred multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the Plan Year and the denominator is the Participant’s Account balance attributable to ADP Contribution Amounts as of the first day of the Plan Year without regard to any income or loss occurring during such Plan Year; and
               (2) ten percent of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
          Anything in the preceding paragraph of this Section 3.4.2(D)(iii) to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant’s Accounts. Income or loss allocable to the period between the end of the Plan Year in which the Excess Contributions occurred and the date of distribution may be disregarded in determining income or loss.
     (E) Qualified Nonelective Contributions and Qualified Matching Contributions. In lieu of (or in addition to) distributing Excess Contributions under the preceding provisions of Section 3.4.2(D), and as provided in Sections 3.12 and 3.13, the Employer may make special Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy the ADP Test. If the Employer elects to use the prior Plan Year testing method in subparagraph (B)(ii) above, Qualified Nonelective Contributions and/or Qualified Matching Contributions must be allocated as of a date within the prior Plan Year and must actually be paid to the Trust no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates.9
3.5 Matching Contributions:
     (A) General Rule. If elected by the Primary Employer in the Adoption Agreement, the Employer may make Matching Contributions to the Plan. Such contributions shall be made at such time or times as the Primary Employer selects in the Adoption Agreement. Matching Contributions shall, if forfeitable in accordance with Article IV (vesting) and/or Code Section 411(a)(3)(G)10, be forfeited to the extent that they are attributable to contributions distributed under Section 3.4.2(D) (“Distribution of Excess Contributions”).
     (B) Change in Rate of Contribution. If the Primary Employer has elected in the Adoption Agreement to have Matching Contributions made on other than a payroll-by-payroll basis, no change in the Employer’s Matching Contribution rate made during a Plan Year shall reduce the Matching Contribution allocable for the Plan Year of the change to any Participant who satisfied the Plan’s conditions for receiving a Matching Contribution for the Plan Year of the change.

[9]	Any such contributions must be made by the date described in Treasury Regulations 1.415-6(b)(7)(ii) in order to be treated as Annual Additions for the prior Limitation Year. Generally, this period ends 30 days after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within which the prior Limitation Year ends (including extensions thereof).

[10]	Under Code Section 411(a)(3)(G), a matching contribution is not treated as being impermissibly forfeitable if it is forfeitable because the contribution to which it relates is an Excess Aggregate Contribution, an Excess Pre-Tax Contribution, or an Excess Contribution.

3.6 Limitation on Contribution Percentage:
     (A) ACP Test.
          The ACP Test determines the maximum amount of Highly Compensated Employee ACP Contribution Amounts (generally Employee After-Tax Contributions and Matching Contributions) that can be made to the Plan in accordance with the non-discrimination requirements of Code Section 401(m).
          (i) Definitions.
               (1) Actual Contribution Percentage. The ratio of (1) the ACP Contribution Amounts actually paid over to the Trust on behalf of any Participant who was an Active Participant at any time during the Plan Year to (2) such Participant’s CODA Compensation for the Plan Year.
               (2) ACP Contribution Amounts. ACP Contribution Amounts include (1) the sum of the Employee After-Tax Contributions, Matching Contributions, Safe Harbor Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year, but excluding Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Pre-Tax Contributions, or Excess Aggregate Contributions; and (2) Qualified Nonelective Contributions designated by the Plan Administrator to be taken into account in applying the ACP Test. The Primary Employer also may elect to use Pre-Tax Contributions in the ACP Contribution Amounts so long as the ADP Test is met before the Pre-Tax Contributions are used in the ACP Test and continues to be met following the exclusion of those Pre-Tax Contributions that are used to meet the ACP Test.
               (3) Average Contribution Percentage or ACP. For a specified group of eligible Participants for the Plan Year, the average of the Participants’ Actual Contribution Percentages. For purposes of computing the Average Contribution Percentage, except as provided in Section 2.8, any otherwise eligible Participant who elects not to make Employee After-Tax Contributions or to be eligible to receive allocations of Matching Contributions, shall be treated as an eligible Participant on whose behalf no Employee After-Tax or Matching Contributions are made.
          (ii) Prior Year Testing.
          Except as provided in Section 3.16 (Safe Harbor Method CODA), the ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior Plan Year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:
               (1) the ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or
               (2) the ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the lesser of (i) the prior Plan Year’s ACP for Participants who are Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0 and (ii) the ACP for Participants who were Nonhighly Compensated Employees in the prior Plan Year plus two percentage points.
          For the first Plan Year that the Plan permits any Participant to make Employee After-Tax Contributions, provides for Matching Contributions or both, and if this is not a successor plan, then for purposes of the foregoing tests, the prior Plan Year’s Nonhighly Compensated Employees’ ACP shall be 3 percent unless the Primary Employer has elected in the Adoption Agreement, before the end of the Plan Year, to use the Plan Year’s ACP for these Participants.

          (iii) Current Year Testing.
               (1) If elected by the Primary Employer in the Adoption Agreement, the ACP Tests in subparagraphs (A)(ii)(1) and (2), above, will be applied by comparing the current Plan Year’s ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for Participants who are Nonhighly Compensated Employees.
               (2) Once made, this current year testing election can only be changed by an election in the Adoption Agreement and the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance) are satisfied.11
     (B) Special Actual Contribution Percentage Rules.
          (i) Participation in Two or More Plans. The Actual Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have ACP Contribution Amounts allocated to his or her account under two or more such plans described in Code Section 401(a), or CODAs that are maintained by the Employer, shall be determined as if all such ACP Contribution Amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more such plans described in Code Section 401(a) or CODAs that have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(m) and the regulations and other IRS guidance issued thereunder.12
          (ii) Aggregation. If this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.6 shall be applied by determining the Actual Contribution Percentages of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Primary Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.
          (iii) Timing of Contributions. For purposes of the ACP Test, Employee After-Tax Contributions are considered to have been made in the Plan Year for which contributed to the Trust. Matching Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.
          (iv) Records. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.
          (v) Pre-Tax Contributions. At the discretion of the Employer, Pre-Tax Contributions may be used to satisfy the ACP Test. If Pre-Tax Contributions are used in the ACP Test, the ADP Test must be met before the Pre-Tax Contributions are so used and the ADP Test must continue to be met following the exclusion of those Pre-Tax Contributions that are used in the ACP Test.

[11]	Generally, the Plan may change from using the current year testing method to the Prior Year Testing method if the current year testing method was used under the Plan for each of the five Plan Years preceding the Plan Year of the change (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan). A change may also be permitted in the context of certain business acquisitions. Notification to or filing with the IRS of a change from the current year to the Prior Year testing method is not required for the change to be valid.

[12]	Generally, an arrangement must be treated as a separate plan for purposes of Code Section 401(m) to the extent it covers employees covered by a collective bargaining agreement, is an employee stock ownership plan, or covers employees of a qualified separate line of business under Code Section 414(r).

          (vi) Other Requirements. The determination and treatment of Matching Contributions, Employee After-Tax Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions used in the ACP Test shall satisfy such other requirements as may be prescribed by the Secretary.
     (C) Multiple Use.
          (i) The multiple use test described in this Section 3.6(C) applies to determine the extent to which the alternative limitations in Section 3.4.2(B)(ii)(2) and Section 3.6(A)(ii)(2) are both utilized. In applying the multiple use limitation, the ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and the ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year.
          (ii) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP Test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit (defined in subparagraph (C)(iii), below), then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced, so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s ACP Contribution Amounts is reduced shall be treated as an Excess Aggregate Contribution.
          (iii) Multiple use does not occur if either the ADP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP of the Nonhighly Compensated Employees or the ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ACP of the Nonhighly Compensated Employees.
          (iv) The “Aggregate Limit” is the greater of the sum of (1) and (2) below or the sum of (3) and (4) below:
               (1) 125 percent of the greater of (a) the ADP of the Nonhighly Compensated Employees for the prior Plan Year or (b) the ACP of Nonhighly Compensated Employees for the prior Plan Year, and
               (2) 2 plus the “lesser” of (1)(a) or (1)(b) above (but in no event more than 200% of the lesser of (1)(a) or (1)(b) above).
               (3) 125 percent of the lesser of (a) the ADP of the Nonhighly Compensated Employees for the prior Plan Year or (b) the ACP of Nonhighly Compensated Employees for the prior Plan Year, and
               (4) 2 plus the greater of (3)(a) or (3)(b) above (but in no event more than 200% of the greater of (3)(a) or (3)(b) above).
If the Primary Employer has elected in the Adoption Agreement to use the current year testing method, then, in calculating the “Aggregate Limit” for a particular Plan Year, the Nonhighly Compensated Employees’ ADP and ACP for that Plan Year, instead of for the prior Plan Year, is used.
     (D) Forfeiture and/or Distribution of Excess Aggregate Contributions.
          (i) Excess Aggregate Contributions. The term “Excess Aggregate Contributions” means: With respect to any Plan Year, the excess of:
               (1) The aggregate ACP Contribution Amounts actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over
               (2) The maximum amount of such ACP Contribution Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of their ACPs beginning with the highest of such percentages). Such determination shall be made after first determining Excess Pre-Tax Contributions under Section 3.4.2 and then determining Excess Contributions under Section 3.4.2.

          (ii) General Rules. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable13, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. 14 Effective for Plan Years beginning after December 31, 1996, Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest ACP Contribution Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such ACP Contribution Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan. In making distributions, the Plan Administrator shall distribute and/or forfeit, if forfeitable, Excess Aggregate Contributions in the following order: first, After-Tax Contributions with respect to which no Matching Contributions were made; second, After-Tax Contributions with respect to which Matching Contributions were made and the Matching Contributions to which those After-Tax Contributions relate on a pro rata basis; third, Matching Contributions and all other amounts, if any, included in Excess Aggregate Contributions with respect to affected Highly Compensated Employees.
          (iii) Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of:
               (1) income or loss allocable to the Participant’s Employee After-Tax Contribution Account, Matching Contribution Accounts, and, if applicable, the Qualified Matching Contribution Account and Qualified Nonelective Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the Plan Year and the denominator is the Participant’s Account Balance(s) attributable to ACP Contribution Amounts without regard to any income or loss occurring during such Plan Year; and
               (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
          Anything in the preceding paragraph of this Section 3.6(D)(iii) to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution may be disregarded in determining income or loss.
          (iv) Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions shall be treated as provided in Section 3.7.
     (E) Qualified Nonelective Contributions and Qualified Matching Contributions. In lieu of (or in addition to) distributing Excess Aggregate Contributions under the preceding provisions of Section 3.6, and as provided in Sections 3.12 and 3.13, the Employer may make special Qualified Nonelective Contributions and/or

[13]	Under Code Section 411(a)(3)(G) a matching contribution is not treated as being impermissibly forfeitable if it is forfeitable because the contribution to which it relates is an Excess Contribution, Excess Pre-Tax Contribution, or Excess Aggregate Contribution.

[14]	Distribution or forfeiture of Excess Aggregate Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose is required under Code Section 401(m)(6) if the Plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then Code Section 4979 imposes a 10% excise tax on the Employer maintaining the plan with respect to such amounts.

Qualified Matching Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy the ACP Test. If the Employer elects to use the prior Plan Year testing method in subparagraph (A)(ii) above, Qualified Nonelective Contributions and/or Qualified Matching Contributions must be allocated as of a date within the prior Plan Year and must actually be paid to the Trust no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates.15
3.7 Treatment of Forfeitures:
Forfeitures for a Plan Year shall be applied as elected by the Primary Employer in the Adoption Agreement.
3.8 Establishing of Accounts:
3.8.1 Pre-Tax Contributions Account:
A Pre-Tax Contributions Account shall be established for each Participant who makes a Pre-Tax Election to which the Plan Administrator shall credit, or cause to be credited, Pre-Tax Contributions allocable to each such Participant, plus earnings or losses thereon.
3.8.2 Profit Sharing, Money Purchase, or Target Benefit Contributions Account:
A Profit Sharing Contributions Account, Money Purchase Contributions Account, or Target Benefit Contributions Account, shall be established for each Participant to which the Plan Administrator shall credit or cause to be credited contributions described in Section 3.1.1, 3.1.2 or 3.1.3 (as applicable) and forfeitures attributable to such contributions, if any, plus earnings or losses thereon.
3.8.3 Employee After-Tax Contributions Account:
An Employee After-Tax Contributions Account shall be established for each Participant who makes Employee After-Tax Election, to which the Plan Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.
3.8.4 Matching Contributions Account:
A Matching Contributions Account shall be established for each Participant for whom Matching Contributions are made, to which the Plan Administrator shall credit, or cause to be credited, all such amounts allocable to each such Participant, plus earnings or losses thereon.
3.8.5 Qualified Matching Contributions Account:
A Qualified Matching Contributions Account shall be established for each Participant for whom Qualified Matching Contributions are made, to which the Plan Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.
3.8.6 Qualified Nonelective Contributions:
A Qualified Nonelective Contributions Account shall be established for each Participant for whom Qualified Nonelective Contributions are made, to which the Plan Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.

[15]	Any such contributions must be made by the date described in Treasury Regulations 1.415-6(b)(7)(ii) in order to be treated as Annual Additions for the prior Limitation Year. Generally, this period ends 30 days after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within which the prior Limitation Year ends (including extensions thereof).

3.8.7 Rollover Contributions Account:
A Rollover Contributions Account shall be established for each Participant who contributes to the Plan under Section 3.3 to which the Plan Administrator shall credit, or cause to be credited, Rollover Contributions made by the Participant, plus earnings or losses thereon.
3.8.8 QVEC Account:
A QVEC Account shall be established for each Participant to contain amounts attributable to QVECs, if any, plus earnings or losses thereon.
3.8.9 Prevailing Wage Account:
A Prevailing Wage Account shall be established for each Participant to which Prevailing Wage Contributions made on behalf of the Participant, if any, are credited, plus earnings or losses thereon.
3.8.10 Safe Harbor Matching Contributions Account:
A Safe Harbor Matching Contributions Account shall be established for each Participant to which Matching Contributions made according to the Safe Harbor CODA rules of Section 3.16, if any, are credited, plus earnings or losses thereon.
3.8.11 Safe Harbor Nonelective Contributions Account:
A Safe Harbor Nonelective Contributions Account shall be established for each Participant to which nonelective contributions made according to the Safe Harbor CODA rules of Section 3.16, if any, are credited, plus earnings or losses thereon.
3.8.12 Miscellaneous Account:
A Miscellaneous Account or Miscellaneous Accounts may be established by the Plan Administrator as the Plan Administrator determines to be necessary for the administration of the Plan, plus earnings or losses thereon.
3.9 Limitation on Amount of Allocations:
3.9.1 Definitions:
As used in this Section 3.9, each of the following terms shall have the meaning for that term set forth in this Section 3.9.1:
     (A) Annual Additions means, for each Participant, the sum of the following amounts credited to the Participant’s Accounts for the Limitation Year:
          (i) Employer contributions within the meaning of Treas. Reg. § 1.415-6(b) (including Pre-Tax Contributions);
          (ii) Employee contributions within the meaning of Treas. Reg. § 1.415-6(b);
          (iii) forfeitures;
          (iv) allocation under a simplified employee pension plan; and
          (v) any Excess Amount (as defined in subsection (F), below) applied under a Defined Contribution Plan in the Limitation Year to reduce Employer contributions will also be considered as part of the Annual Additions for such Limitation Year.

     Amounts allocated after March 31, 1984, to an “individual medical benefit account as defined in Code Section 415(1)(2) (“Individual Medical Benefit Account”) which is part of a pension or annuity plan maintained by the Employer or Affiliate are treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a “key employee” as defined in Code Section 419A(d)(3) under a “welfare benefit fund” as defined in Code Section 419(e) (“Welfare Benefit Fund”) maintained by the Employer or Affiliate, are treated as Annual Additions to a Defined Contribution Plan.
     For this purpose, any Excess Amount (as defined in subsection (F), below) applied under Sections 3.9.2(D) or 3.9.3(F) in the Limitation Year to reduce any Employer contributions will be considered Annual Additions for such Limitation Year.
     Notwithstanding any provision of the Plan to the contrary, if, in a particular Limitation Year, an Employer contributes an amount to a Participant’s Account because of an erroneous forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, or by operation of Section 2.5.1 or Section 12.9 (corrective allocations due to administrative errors), the contribution will not be considered an Annual Addition with respect to the Participant for that particular Limitation Year, but will be considered an Annual Addition for the Limitation Year to which it relates. If the amount so contributed in the particular Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered an Annual Addition for any Limitation Year.
     (B) Defined Benefit Dollar Limitation means $90,000 multiplied by the Adjustment Factor or such other limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.
     (C) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Projected Annual Benefits of the Participant involved under all Defined Benefit Plans (whether or not terminated) maintained by the Employer or Affiliate, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code Sections 415(b) or (d) or 140% of the Participant’s Highest Average Limitation Compensation, including any adjustments under Code Section 415(b). However, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer or Affiliate which were in existence on May 5, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.
     (D) Defined Contribution Dollar Limitation means $30,000, as adjusted under Code Section 415(d).
     (E) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant’s Account or Accounts under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer or Affiliate for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s nondeductible contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer or Affiliate and the Annual Additions attributable to all Welfare Benefit Funds, Individual Medical Benefit Accounts, and simplified employee pensions maintained by the Employer or Affiliate), and the denominator of which is the sum of the “maximum aggregate amounts” (as defined in the following sentence) for the current and all prior Limitation Years of service with the Employer or Affiliate (regardless of whether a Defined Contribution Plan was maintained by the Employer or Affiliate). The “maximum aggregate amount” in any Limitation Year is the lesser of (i) 125% of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or (ii) 35% of the Participant’s Compensation for such year.
     If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer or Affiliate in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the

Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over 1.0 times (B) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plans made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Participant contributions as Annual Additions.
     (F) Excess Amounts means the excess of the Participant’s Annual Additions for the Limitation Year involved over the Maximum Permissible Amount (as defined in subsection I, below) for that Limitation Year.
     (G) Highest Average Limitation Compensation means the average Limitation Compensation of the Participant involved for that period of three consecutive Years of Service with the Employer or Affiliate (or if the Participant has less than three such Years of Service, the actual number thereof) that produces the highest average.
     (H) Limitation Compensation means Compensation, as defined in either (i), (ii) or (iii) below, as specified in the Adoption Agreement, and subject to (iv) and (v) below. In addition, for Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Section, Limitation Compensation paid or made available during such Limitation Year shall include any Elective Contributions.
          (i) Form W-2 Compensation.
          Information required to be reported under Sections 6041 and 6051. (“Wages, Tips and Other Compensation” Box on Form W-2). Limitation Compensation is defined as wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
          (ii) Code Section 3401(a) wages.
          Limitation Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
          (iii) Code Section 415 Safe-Harbor Compensation.
          For an Employee other than a Self-Employed Individual, the Employee’s earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c)) and excluding the following:
               (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or contributions under a “simplified Employee pension” plan (within the meaning of Code Section 408(k)) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

               (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or other property) held by the Employee either becomes freely “transferable” or is no longer subject to a “substantial risk of forfeiture” (both quoted terms within the meaning of Code Section 83(a));
               (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;
               (4) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee); and
          For purposes of this subsection (H)(iii), Limitation Compensation shall include only that Compensation which is actually paid or made available in gross income during the Limitation Year.
          (iv) Self-Employed Individuals         .
          Without regard to the definition of Limitation Compensation elected by the Primary Employer, for a Self-Employed Individual, Limitation Compensation means his or her Earned Income, provided that if the Self-Employed Individual is not a Participant for an entire Plan Year, his or her Limitation Compensation for that Plan Year shall be his or her Earned Income for that Plan Year multiplied by a fraction the numerator of which is the number of days he or she is a Participant during the Plan Year and the denominator of which is the number of days in the Plan Year.
          (v) Disabled Participants.
          Additionally, Limitation Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming disabled. For Limitation Years beginning before January 1, 1997 such imputed compensation may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.
     (I) Maximum Permissible Amount means the maximum Annual Addition (as defined in subsection (A) above) that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. The maximum Annual Addition shall not exceed the lesser of: (i) the Defined Contribution Dollar Limitation, or (ii) 25% of the Participant’s Limitation Compensation for the Limitation Year. The Compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:
Number of months in the short Limitation Year
12
     (J) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan assuming:
     (K) the Participant continues in employment with the Employer or Affiliate until the Participant’s “normal retirement age” under the Plan within the meaning of Code Section 411(a)(8) (or the Participant’s current age, if later); and
     (L) the Participant’s Limitation Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

3.9.2 Annual Additions Limit:
The provisions of this subsection 3.9.2 apply with respect to a Participant who does not participate in, and has never participated in, another Qualified Plan, a welfare benefit fund as defined in Code Section 419(c) maintained by the Employer or an Affiliate or an individual medical account as defined in Code Section 415(l)(2) maintained by an Employer or Affiliate or a simplified Employee pension, as defined in Code Section 408(k), maintained by the Employer or an Affiliate, which provides an Annual Addition as defined in Section 3.9.1(A) of the Plan, other than this Plan.
     (A) Limit. The amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution or forfeiture that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions on behalf of the Participant for the Limitation Year to exceed the Maximum Permissible Amount with respect to that Participant for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions on behalf of the Participant for the Limitation Year will equal such Maximum Permissible Amount.
     (B) Estimated Limitation Compensation. Prior to determining the Participant’s actual Limitation Compensation for a Limitation Year, the Employer may determine the Maximum Permissible Amount for the Participant for the Limitation Year on the basis of a reasonable estimation of the Participant’s Compensation for that Limitation Year. Such estimated Compensation shall be uniformly determined for all Participants similarly situated.
     (C) Actual Limitation Compensation. As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Limitation Compensation for the Limitation Year.
     (D) Disposition of Excess Amount. If under Section 3.9.2(C), as a result of the allocation of forfeitures or as a result of an error in estimating Compensation or in determining the amount of Pre-Tax Contributions, there is an Excess Amount with respect to the Participant for a Limitation Year, the Excess Amount shall be disposed of as follows:
          (i) First, any contribution to the Participant’s Employee After-Tax Contributions Account (to the extent a Matching Contribution has not been made with respect to such contribution), plus earnings or minus losses attributable thereto will be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Account.
          (ii) If, after the application of Section 3.9.2(D)(i), an Excess Amount still exists, any Pre-Tax Contributions (to the extent a Matching Contribution has not been made with respect to such contributions) plus earnings or minus losses attributable thereto, will be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Accounts.
          (iii) If, after the application of Section 3.9.2(D)(i) and (ii) an Excess Amount still exists, any Employee After-Tax Contributions (plus earning attributable thereto) to which Matching Contributions are attributable shall be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Accounts. The pro rata portion of the Matching Contribution (and earnings attributable thereto) attributable to such returned Employee After-Tax Contributions shall be held in a suspense account and used to reduce the Matching Contribution under this Plan for such Participant in the next Limitation Year.
          (iv) If after the application of Section 3.9.2(D)(i), (ii), and (iii) an Excess Amount still exists, any Pre Tax Contributions (plus earnings attributable thereto) to which Matching Contributions are attributable shall be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant’s Accounts. The pro rata portion of the Matching Contribution (and earnings attributable thereto) attributable to such returned Pre Tax Contributions shall be held in a suspense account and used to reduce the Matching Contribution under this Plan for such Participant in the next Limitation Year.

          (v) If after the application of Section 3.9.2(D)(i), (ii) (iii) and (iv) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the remaining Excess Amount in the Participant’s Account will be held in a suspense account and used to reduce Employer contributions (including allocation of any forfeitures) under this Plan to which such Participant is otherwise entitled in the next Limitation Year, and in each succeeding Limitation Year, if necessary.
          (vi) If after the application of Section 3.9.2(D)(i), (ii), (iii), and (iv) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions under this Plan for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year, if necessary.
          (vii) If a suspense account is in existence at any time during a Limitation Year under Section 3.9.2(D)(iv), the suspense account will not participate in the allocation of the Trust Fund’s investment gains or losses to or from any other Account. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to the applicable Participants’ or Accounts before any Employer or Participant contributions may be made to the Plan for the Limitation Year. Excess Amounts, except as provided in Section 3.9.2(D)(i) and (ii), (iii), and (iv) may not be distributed to Participants or former Participants.
          (viii) Determination of Earnings. Earnings attributable to Excess Amounts shall be determined in the manner described in Section 3.4.2(D)(iii).
3.9.3 Participation in More Than One Plan:
The provisions of this Section 3.9.3 apply with respect to a Participant who, in addition to this Plan, is covered or has been covered under one or more Defined Contribution Plans (which are either Master or Prototype Plans, or not Master or Prototype Plans), welfare benefit funds, an individual medical account or a simplified employee pension plan maintained by the Employer or an Affiliate, which provides an Annual Addition as described in Section 3.9.1(A) of the Plan during any Limitation Year.
     (A) The Annual Additions which may be credited to a Participant’s Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant’s Account or Accounts under the other qualified Master or Prototype Defined Contribution Plans and welfare benefit fund, individual medical account or simplified employee pension plan for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified Master or Prototype Defined Contribution Plans, welfare benefit funds, individual medical account, and simplified employee pension plan maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to a Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such other plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified Master or Prototype Defined Contribution Plans and welfare benefit funds, individual medical account, or simplified employee pension plan in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to any of the Participant’s Accounts under this Plan for the Limitation Year.
     (B) Before determining the Participant’s actual Limitation Compensation for a Limitation Year, the Maximum Permissible Amount for a Participant may be determined in the manner described in Section 3.9.2(B).
     (C) As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Limitation Compensation for the Limitation Year.
     (D) If, under Section 3.9.3(A) above, or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and the Participant’s Annual Additions under such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual

Additions last allocated, except that Annual Additions attributable to a simplified employee pension plan will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical benefit account regardless of the actual allocation date.
     (E) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another such plan, the Excess Amount attributed to this Plan will be the product of:
          (i) the total Excess Amount allocated as of such date, times
          (ii) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan and all the other qualified Master or Prototype Defined Contribution Plans.
     (F) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 3.9.2(D).
3.9.4 Participation in Non-Prototype Plans:
If a Participant is covered under one or more qualified Defined Contribution Plans, other than this Plan, maintained by the Employer or an Affiliate which are not Master or Prototype Plans, welfare benefit funds, or an individual medical benefit account maintained or a simplified employee pension plan by the Employer, Annual Additions which may be credited to the Participant’s Account under this Plan for any Limitation Year shall be limited in accordance with the provisions of Sections 3.9.3(A) — (F) above as though each such other plan was a Master or Prototype Plan, unless the Employer provides other limitations in the qualified Defined Contribution Plan.
3.9.5 Defined Benefit Plan Participation — Pre-2000 Years:
If the Employer maintains, or at any time maintained, a Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant’s Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant’s Account under this Plan for any Limitation Year will be limited in accordance with the terms of the Defined Benefit Plan. This Section 3.9.5 does not apply for Limitation Years beginning on or after January 1, 2000 with respect to individuals who are actively employed Employees on or after January 1, 2000.
3.9.6 Super Top-Heavy — Pre-2000 Years:
If required under Section 4.4.4, “100%” shall be substituted for “125%” wherever the latter percentage appears in this Section 3.9. This Section 3.9.6 does not apply for Limitation Years beginning on or after January 1, 2000 with respect to individuals who are active Employees on or after January 1, 2000.
3.10 Return of Employer Contributions Under Special Circumstances:
3.10.1 Contributions Are Conditional:
All contributions by the Employers are conditioned on their being deductible under Code Section 404 (to the extent the Employers are not otherwise tax exempt) and upon the initial qualification of the Plan (as adopted by the Employers) under Code Section 401(a).
3.10.2 Return of Contributions:
Notwithstanding any provision of this Plan to the contrary, upon timely written demand by the Employer or the Plan Administrator to the Trustee:
     (A) Any contribution by the Employer to the Plan under a mistake of fact must be returned to the Employer by the Trustee within one year of the contribution. Earnings attributable to such contribution shall not be returned to the Employer, but losses attributable to the contribution shall reduce the amount to be returned.
     (B) Any contribution made by the Employer incident to the determination by the Commissioner of Internal Revenue that the Plan is initially a Qualified Plan shall be returned to the Employer by the Trustee within one year after notification from the IRS that the Plan is not initially a Qualified Plan but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.
     (C) If the deduction of a contribution made by the Employer is disallowed by the IRS under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction. Earnings attributable to such contribution shall not be returned to the Employer, but losses attributable to the contribution shall reduce the amount to be returned.
3.11 QVECs:
The Plan Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date, if any, will be maintained in a separate QVEC Account with respect to each affected Participant which will be nonforfeitable at all times. Each Participant’s QVEC Account, if any, will share in the gains and losses under the Plan in the same manner as any other Account under the Plan. No part of the QVEC Account may be used to purchase life insurance or is available for a loan under the Plan. Subject to the Article VI Qualified Joint and Survivor Annuity requirements (if applicable), the Participant may withdraw any part of his or her QVEC Account at any time by making a written application to the Plan Administrator.
3.12 Qualified Nonelective Contributions:
The Employer may elect to make Qualified Nonelective Contributions under the Plan on behalf of Nonhighly Compensated Employees. Such contributions for a Plan Year shall be allocated among Participants who are Nonhighly Compensated Employees in an amount necessary to satisfy the ADP Test or the ACP Test. Such Qualified Nonelective Contributions may be made in lieu of or in addition to distributing Excess Contributions as provided in Section 3.4.2 of the Plan, or distributing or forfeiting Excess Aggregate Contributions as provided in Section 3.6 of the Plan.
3.13 Qualified Matching Contributions:
The Employer may elect to make Qualified Matching Contributions under the Plan. Such Contributions for a Plan Year shall be allocated among Participants who are Nonhighly Compensated Employees and who make Pre-Tax Contributions for the Plan Year in an amount necessary to satisfy the ADP Test or the ACP Test. Such Qualified Matching Contributions may be made in lieu of or in addition to distributing Excess Contributions as provided in Section 3.4.2 of the Plan, or distributing or forfeiting Excess Aggregate Contributions as provided in Section 3.6 of the Plan.
3.14	Contribution and Allocation of Qualified Nonelective Contributions and Qualified Matching Contributions:
Qualified Nonelective Contributions and/or Qualified Matching Contributions for a Plan Year shall be contributed and allocated to the Trust no later than the last day of the 12-month period immediately following the Plan Year to which such contributions relate.
3.15 Prevailing Wage Contribution:
If the Primary Employer elects in the Adoption Agreement, the Employer will make Prevailing Wage Contributions on behalf of each Participant (or such Participants identified in Appendix B of the Adoption Agreement) as provided in the Adoption Agreement. Prevailing Wage Contributions may offset Employer contributions to the extent provided in the Adoption Agreement. A Participant’s Prevailing Wage Account shall always be 100% vested.

3.16 Safe Harbor Method CODA:
This Section 3.16 is effective for Plan Years beginning after December 31, 1998.
3.16.1 Rule of Application:
     (A) If the Primary Employer has elected the Safe Harbor CODA option in the Adoption Agreement, the provisions of this Section 3.16 shall apply for the Plan Year and any provisions relating to the ADP Test described in Code Section 401(k)(3) (and Plan Section 3.4.2(B)) or the ACP Test described in Code Section 401(m)(2) (and Plan Section 3.6) do not apply.
     (B) Notwithstanding Section 3.16.1(A), if Matching Contributions that do not satisfy the ACP Test Safe Harbor requirements of Section 3.16.5 or if Employee After-Tax Contributions may be made to the Plan, the Plan must satisfy the ACP Test using the current year testing method. Such test shall be applied using only such contributions selected by the Primary Employer in the Adoption Agreement and in accordance with IRS Notice 98-52 or subsequent guidance.
3.16.2 Governing Provisions:
To the extent that any other provision of the Plan is inconsistent with the provisions of this Section 3.16, and this Section 3.16 has been elected by the Primary Employer in the Adoption Agreement, the provisions of this Section 3.16 govern.
3.16.3 Definitions:
     (A) ADP Test Safe Harbor is the method described in Section 3.16.4 for satisfying the ADP Test of Code Section 401(k)(3).
     (B) Safe Harbor Contributions are Matching Contributions and Safe Harbor Nonelective Contributions described in Section 3.16.4.
     (C) Compensation is defined in Section 1.21, except, for purposes of this Section 3.16, no dollar limit, other than the limit imposed by Code Section 401(a)(17), applies to the compensation of a Nonhighly Compensated Employee. However, solely for purposes of determining the compensation subject to a Participant’s deferral election, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Treas. Reg. Section 1.414(s)-1(d)(2) and permits each Participant to elect sufficient Pre-Tax Contributions to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.
     (D) Eligible Participant means an Active Participant eligible to make Pre-Tax Contributions under the Plan for any part of the Plan Year or who would be eligible to make Pre-Tax Contributions but for a suspension due to a hardship distribution described in Section 5.9 or to statutory limitations, such as Code Sections 402(g) and 415.
     (E) Safe Harbor Matching Contributions are contributions made by the Employer in the amount(s) specified as such in Section 3.16.4 in the Adoption Agreement on account of an Eligible Participant’s Pre-Tax Contributions and/or Employee After-Tax Contributions.
     (F) Safe Harbor Nonelective Contributions are nonelective contributions in an amount specified as such in the Adoption Agreement made by the Employer on behalf of Eligible Participants.
3.16.4 ADP Test Safe Harbor:
     (A) Safe Harbor Contributions.

          (i) Unless the Primary Employer elects in the Adoption Agreement to make Enhanced Matching Contributions (as defined in the Adoption Agreement) or Safe Harbor Nonelective Contributions, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Participant equal to (i) 100 percent of the amount of the Eligible Participant’s Pre-Tax Contributions that do not exceed 3 percent of the Eligible Participant’s Compensation for the Plan Year, plus (ii) 50 percent of the amount of the Eligible Participant’s Pre-Tax Contributions that exceed 3 percent of the Eligible Participant’s Compensation but that do not exceed 5 percent of the Eligible Participant’s Compensation (“Basic Matching Contributions”).
          (ii) Notwithstanding the requirement in (i) above that the Employer make the Safe Harbor Contributions to this Plan, if the Employer so provides in the Adoption Agreement, the Safe Harbor Contributions will be made to the Defined Contribution Plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (1) each Eligible Participant eligible under this Plan is also eligible under the other plan and (2) the other plan has the same Plan Year as this Plan. The option to make Safe Harbor Contributions to another Defined Contribution Plan is permitted only if this Plan is a nonstandardized plan or a plan that is paired with the other Defined Contribution plan. Safe Harbor Contributions made to this Plan shall be allocated to each Eligible Participant’s Safe Harbor Matching Contributions Account and/or Safe Harbor Nonelective Contributions Account, as appropriate.
          (iii) The Participant’s accrued benefit derived from Safe Harbor Contributions may not be distributed earlier than the occurrence of an event described in Section 5.1.2, other than Section 5.1.2(F) (financial hardship) or, in the case of a profit-sharing plan, the attainment of age 59-1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Code Section 401(1).
     (B) Notice Requirement.
     Generally, the Employer must provide each Eligible Participant with a comprehensive notice of the Eligible Participant’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Employee. This notice must be provided to Eligible Participants within a reasonable period before the beginning of the Plan Year (or, in the year an Employee becomes an Eligible Participant, within a reasonable period before the Employee becomes an Eligible Participant). Notice is deemed to have been provided within such reasonable period if it is provided at least 30 days, but not more than 90 days, before the beginning of the Plan Year. If an Employee becomes an Eligible Participant after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes an Eligible Participant but not later than the date the Employee becomes an Eligible Participant. If an Employer adopts the Safe Harbor Method of this Section 3.16 for the first time with respect to the Plan for a Plan Year that begins on or after January 1, 2000, and on or before June 1, 2000 the notice described in this paragraph may be provided on or before May 1, 2000.
     (C) Election Periods.
     In addition to any other election periods provided under the Plan, each Eligible Participant may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 3.16.4(B) above.
3.16.5 ACP Test Safe Harbor:
The ACP Test Safe Harbor Requirements are met if
     (A) Matching Contributions are not made with respect to Pre-Tax Contributions or Employee After-Tax Contributions that in the aggregate exceed 6 percent of the Eligible Participant’s Compensation,
     (B) The rate of Matching Contributions does not increase as the rate of Pre-Tax Contributions or Employee After-Tax Contributions increase, and

     (C) At the rate of Pre-Tax Contributions or Employee After-Tax Contributions, the rate of Matching Contributions that would apply with respect to any Highly Compensated Employee who is an Eligible Participant is no greater than the rate of Matching Contributions that would apply to a Nonhighly Compensated Employee who is an Eligible Participant and who has the same rate of Pre-Tax Contributions or Employee After-Tax Contributions.
3.16.6 Contributions Fully Vested:
All contributions made under this Section 3.16 shall be nonforfeitable.
3.17 USERRA:
This Section 3.17 is effective as of December 12, 1994.
     (A) Make-Up Profit Sharing, Prevailing Wage, Safe Harbor Nonelective, Money Purchase, and Target Benefit Contributions.
     To the extent that USERRA requires the Employer to make contributions to the Plan for any Participant, such contributions shall be made (without adjustment for any investment gains or losses, earnings or expenses) when the Participant returns to service as an Eligible Employee of the Employer or an Affiliate. Any such makeup contribution shall be in an amount equal to the sum of the contributions that the Employer would have made for allocation to the Participant’s Account (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto) had the Participant remained in the employ of the Employer as an Eligible Employee throughout the period of his military service absence, with imputed Compensation equal to the Compensation he would have earned at his rate of pay from the Employer in effect immediately prior to inception of his absence for military service.
     (B) Make-Up Pre-Tax, Employee After-Tax, and Matching Contributions (including Safe Harbor Matching Contributions).
     If the Plan permits Pre-Tax Contributions and/or Employee After-Tax Contributions, any Employee who is entitled to USERRA reemployment rights shall be subject to the following provisions:
          (i) If, at the time of the commencement of his absence for qualified military service (as defined in Code Section 414(u)), the Eligible Employee was not yet a Participant by reason of failure to satisfy the Plan’s minimum service requirements, such Eligible Employee shall be deemed to have become a Participant as of the Entry Date on which he would otherwise have become a Participant had his employment not been uninterrupted by qualified military service.
          (ii) Any Participant who resumes employment with the Employer within the time during which his reemployment rights are protected by USERRA shall be entitled to make up missed Pre-Tax Contributions and Employee After-Tax Contributions at any time during the period commencing with his resumption of employment with the Employer and ending on the earliest to occur of (1) the date that occurs five years from the date on which such qualified military service absence commenced, (2) the date on which his employment terminates after having been resumed following qualified military service, or (3) the date that occurs after a passage of time commencing on his resumption of employment following qualified military service which is equal to three times the duration of his absence for qualified military service. Any such makeup contributions shall be by payroll withholding unless otherwise permitted by IRS regulations or rulings.
          (iii) Solely for the purposes of determining all limitations applicable thereto under the Plan and under the Code, any make-up contributions made by a Participant exercising his rights under paragraph (ii) hereof shall be deemed to have been made in the Plan Year in which originally missed. For the purpose of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount that the Participant would have earned during his period of absence in the Plan Year (or fraction thereof) had he been employed through the entirety of such period of absence at his regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct cash remuneration) immediately prior to the commencement of such absence.

          (iv) To the extent that the Participant makes contributions described in paragraph (ii) hereof in a timely manner, the Employer shall contribute for allocation directly to that Participant’s Matching Contribution Account (or Safe Harbor Matching Contributions Account) an amount equal to the Matching Contributions (or Safe Harbor Matching Contributions) that would have been made for the benefit of the Participant if the Participant’s make-up Pre-Tax and/or Employee After-Tax Contributions had been made at the time his imputed Compensation would have been earned.
     (C) Earnings on Make-Up Contributions.
There shall be no adjustment of either Employer contribution amounts or the balance standing to the credit of the Participant in his Participant’s Account for other purposes (such as the payment of Plan administrative costs and trustee or investment manager fees) that might or would have occurred had the make-up Pre-Tax Contributions, Employee After-Tax Contributions, Profit Sharing Contributions, Safe Harbor Nonelective Contributions, Money Purchase Contributions, Target Benefit Contributions and Matching Contributions (including any Safe Harbor Matching Contributions) been made on a current basis during either the period of the Participant’s absence or any period after his return to employment and prior to the date on which such make-up contribution is actually made.
3.18 Electronic Media:
Any notice, election, consent, waiver, or other communication under this Article III may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE IV
VESTING
4.1 Determination of Vesting:
4.1.1 Vested Accounts:
A Participant shall at all times have a vested percentage of 100% in the Account Balance of each of his or her Pre-Tax Contributions Account, Qualified Nonelective Contributions Account, Employee After-Tax Contributions Account, Prevailing Wage Contributions Account, Qualified Matching Contributions Account, Rollover Contributions Account, Safe Harbor Matching Contribution Account, Safe Harbor Nonelective Account and QVEC Account.
4.1.2 Full Vesting Events:
In all events, a Participant shall have a vested percentage of 100% in his or her entire Account upon: (i) the attainment of Normal Retirement Age; (ii) termination of Employment due to the attainment of Early Retirement (if elected by the Primary Employer in the Adoption Agreement); (iii) Disability; (iv) death; (v) the complete discontinuance of contributions by the Employer; (vi) the complete termination of the Plan; or (vii) solely in the case of affected Participants, a partial termination of the Plan.
4.1.3 Other Vesting Events:
Except as otherwise provided in Section 4.1.1 and Section 4.1.2, each Participant’s Account shall become vested in accordance the vesting provisions elected by the Primary Employer in the Adoption Agreement.
4.1.4 Forfeitures:
Forfeitures of Profit Sharing Contributions, Money Purchase Contributions, Target Benefit Contributions and Matching Contributions other than Excess Aggregate Contributions or Matching Contributions related to contributions that are Excess Aggregate Contributions, Excess Pre-Tax Contributions, or Excess Contributions, shall be made in accordance with Section 4.3.
4.2 Rules for Crediting Vesting Service:
4.2.1 General Rule:
Subject to Section 4.2.2, Years of Service shall be credited for purposes of determining a Participant’s Vesting Service as specified in the Adoption Agreement. If the Employer maintains the plan of a Predecessor Employer, service with such Predecessor Employer shall be treated as service with the Employer for purposes of Vesting Service.
4.2.2 Breaks in Service:
     (A) Fewer than Five Consecutive One-Year Breaks in Service . A Participant who incurs fewer than five consecutive one-year Breaks in Service shall retain credit for Vesting Service earned before such period of Breaks in Service.
     (B) Five Consecutive One-Year Breaks in Service . A Participant who incurs five or more consecutive one-year Breaks in Service shall not accrue additional Vesting Service for Employment after such period of Breaks in Service with respect to his or her Account accrued before the commencement of the Break in Service period. Except as provided in (C) below, Years of Service both before and after the Break in Service will count in determining the Participant’s Vesting Service with respect to all contributions made after the Participant’s reemployment.
     (C) Five Consecutive One-Year Breaks in Service: Nonvested Termination . A Participant who incurs a Nonvested Separation and is reemployed after having incurred at least five consecutive one-year Breaks in Service shall be treated as a new employee and his or her Years of Service earned before such period of Breaks in Service shall be disregarded for crediting Vesting Service.
4.3 Employer Accounts Forfeitures:
4.3.1 Nonvested Separation
Subject to Section 5.6, upon the Nonvested Separation of a Participant, the nonvested portion of each Account of such Participant will be forfeited as of the date of termination of Employment.
4.3.2 Partially Vested Separation:
Upon the Partially Vested Separation of a Participant, the nonvested portion of each Account of such Participant will be forfeited as of the date of termination of Employment; provided, however, that such Participant receives a distribution in accordance with Section 5.6. If a Participant does not receive a distribution following his or her termination of Employment, the nonvested portion of each Account of the Participant shall be forfeited following a period of five consecutive one-year Breaks in Service.
4.3.3 Vesting After Partial Distribution:
If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Employer Derived Account Balance, and the Participant may increase the nonforfeitable percentage in his or her Account, the Participant’s nonforfeitable portion of his or her Account will be equal to an amount (“X”) determined by the formula:
X = P(AB + D) – D
For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the distribution.

4.3.4 Application of Forfeitures:
Forfeitures shall be applied in accordance with Section 3.7.
4.3.5 Withdrawal Does Not Cause Forfeiture:
No forfeitures will occur solely as a result of an Employee’s withdrawal of Employee After-Tax Contributions, Rollover Contributions, and/or Pre-Tax Contributions.
4.4 Top-Heavy Provisions:
If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section 4.4 will supercede any conflicting provisions in the Plan or Adoption Agreement.
4.4.1 Terms:
As used in this Section 4.4, each of the following terms shall have the meanings for that term set forth in this Section 4.4.1:
     (A) Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.
     (B) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Employer or Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
     (C) Required Aggregation Group means (i) each Qualified Plan of the Employer or Affiliate in which at least one Key Employee participates or participated at any time during the five-year period ending on the Determination Date, regardless of whether the Plan has terminated, and (ii) any other Qualified Plan of the Employer or Affiliate which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.
     (D) Super Top-Heavy Plan means, for any Plan Year, the Plan if any Top-Heavy Ratio as determined under the definition of Top-Heavy Plan exceeds 90%. To the extent this definition is applicable for purposes of Section 4.4.4, it shall not be effective with respect to individuals who are active Employees on or after January 1, 2000.
     (E) Top-Heavy Plan means, for any Plan Year, the Plan if any of the following conditions exists:
          (i) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.
          (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.
          (iii) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.
     (F) Top-Heavy Ratio means
          (i) If the Employer or Affiliate maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer or Affiliate has never maintained any Defined Benefit Plan which during the 5-year period ending on the Determination Dates has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s) (including any part of any Account Balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.
          (ii) If the Employer or an Affiliate maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer or an Affiliate maintains or has maintained one or more Defined Benefit Plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the aggregated Defined Contribution Plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the aggregated Defined Contribution Plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the Defined Benefit Plans for all Participants as of the Determination Dates, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.
          (iii) For purposes of (i) and (ii) above, the value of Account Balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a Defined Benefit Plan. The Account Balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer or an Affiliate maintaining the Plan at any time during the five-year period ending on the Determination Date, will be disregarded.
          (iv) The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.16 QVECs will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account Balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.
          (v) The accrued benefit of a Participant who is not a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer or Affiliate or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).
     (G) Present Value . For purpose of this Section, present value shall be based only on the interest and mortality rates specified in the Adoption Agreement.
     (H) Valuation Date . means the date the last business day of the Plan Year.
4.4.2 Top-Heavy Vesting Schedule:
If the Plan is determined to be a Top-Heavy Plan or a Super Top-Heavy Plan as of any Determination Date, then the following vesting schedule shall apply beginning with the first Plan Year commencing after such Determination Date, unless the Plan’s vesting schedule specified in the Adoption Agreement provides for

[16]	Specifically, in the case of “unrelated rollovers and transfers” (both initiated by the Employee and made from a plan maintained by an employer to a plan maintained by another unrelated employer) the distributing plan takes the distribution into account and the plan accepting the rollover or transfer does not take the distribution into account. In the case of “related rollovers and transfers” (one either not initiated by the Employee or made to a plan maintained by the same employer), the distributing plan does not take the distribution into account and the plan accepting the rollover or transfer takes the distribution into account.

vesting that is at least as rapid as the following schedule, in which case the vesting schedule specified in the Adoption Agreement shall apply:

Years of Service	Nonforfeitable Percentage
2	20%
3	40%
4	60%
5	80%
6 or more	100%
If the vesting schedule of this Section applies, it applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee After-Tax Contributions and Pre-Tax Contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, once the Plan is determined to be a Top-Heavy Plan or a Super Top-Heavy Plan, the minimum Top-Heavy vesting schedule shall continue to apply to the Plan. No decrease in a Participant’s nonforfeitable percentage may occur regardless of whether the Plan’s status as Top-Heavy changes for any subsequent Plan Year. However, this Section does not apply to the Account of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee’s Account Balance attributable to Employer contributions and forfeitures will be determined without regard to this Section. The minimum allocation pursuant to Section 4.4.3 (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).
4.4.3 Minimum Allocation:
     (A) Except as provided in Sections 4.4.3(C) and (D), for any Plan Year in which the Plan is a Top-Heavy Plan, contributions and forfeitures allocated to the Account of any Participant who is not a Key Employee in that Plan Year shall not be less than the lesser of:
          (i) 3% of such Participant’s Limitation Compensation, or
          (ii) in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy Code Section 416, the largest percentage of contributions and forfeitures, as a percentage of the Key Employee’s Limitation Compensation, allocated to the Account of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (1) the Participant’s failure to complete a Year of Service, (2) the Participant’s failure to make mandatory Employee contributions to the Plan or (3) compensation less than a stated amount.
     (B) For purposes of computing the minimum allocation, a Participant’s Limitation Compensation will be applied.
     (C) The provision in (A) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.
     (D) If the Employer or an Affiliate has executed Adoption Agreements covering Participants under a Paired Plan or by a plan which is a profit-sharing plan and by another plan which is a money purchase pension plan or a target benefit plan, the minimum allocation specified in the preceding Section 4.4.3(A) shall be provided by the money purchase pension plan or by the target benefit plan, as the case may be. If a Participant is covered under a Paired Plan or under this Plan and a Defined Benefit Plan maintained under Adoption Agreements offered by the Sponsor, the minimum allocation specified in the preceding Section 4.4.3(A) shall not be applicable and the Participant shall receive the minimum benefit specified in the Defined Benefit Plan.

     (E) With respect to any profit-sharing or money purchase pension plan which becomes Top-Heavy and is integrated with Social Security, unless otherwise provided for in the Adoption Agreement, there shall be an allocation of the contribution to each Participant’s Account in the ratio that each such Participant’s Limitation Compensation for the Plan Year bears to the Limitation Compensation of all such Participants for the Plan Year, but not in excess of 3% of such Limitation Compensation.
4.4.4 Maximum Benefit — Pre-2000:
If the Plan becomes a Top-Heavy Plan, then the maximum benefit which can be provided under Section 3.9 shall continue to be determined by applying “125%” wherever it appears in that Section and by substituting “4%” for “3%” wherever that appears in Section 4.4.3. However, if the Plan becomes a Super Top-Heavy Plan, the maximum benefit which can be provided under Section 3.9 shall be determined by substituting “100%” for “125%” wherever the latter percentage appears and the 3% minimum contribution provided for in Section 4.4.4 shall remain unchanged. This Section 4.4.4 shall not be effective with respect to individuals who are active Employees on or after January 1, 2000.
ARTICLE V
AMOUNT AND DISTRIBUTION OF BENEFITS,
WITHDRAWALS AND LOANS
5.1 Distribution:
5.1.1 Benefit Commencement Date:
Subject to Section 5.1.2, a Participant’s Benefit Commencement Date shall be as soon as administratively practicable following his or her Fully Vested Separation, Partially Vested Separation or Nonvested Separation, if applicable, and in accordance with Section 5.6. A Participant does not separate from service for purposes of this Article V due to a transfer of employment to an Affiliate.
5.1.2 Pre-Tax, Qualified Nonelective, Qualified Matching, Safe Harbor Nonelective and Safe Harbor Matching Contributions:
Pre-Tax Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Nonelective and Safe Harbor Matching Contributions, and income allocable to each are distributable to a Participant or his or her Beneficiary or Beneficiaries no earlier than:
     (A) upon separation from service, death, or Disability.
     (B) termination of the Plan without the establishment of a successor Defined Contribution Plan (as defined in Treas. Reg. Section 1.401(k)-1(d)(3)) or a SIMPLE IRA Plan (defined in Code Section 408(p)).
     (C) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets and only if the distribution is made in connection with such disposition.
     (D) the disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan but only with respect to Employees who continue employment with such subsidiary and only if the distribution is made in connection with such disposition.

     (E) unless otherwise elected by the Primary Employer in the Adoption Agreement, the attainment of age 59-1/2 in the case of a profit-sharing plan; and
     (F) unless otherwise elected by the Primary Employer in the Adoption Agreement, the hardship of the Participant as described in Section 5.9 (only if this Plan is a profit sharing plan and only with respect to Pre-Tax Contributions, not Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Nonelective Contributions or Safe Harbor Matching Contributions).
     All distributions that may be made under one or more of the foregoing distributable events are subject to the consent requirements of Section 5.6.4.
     In addition, distributions that are triggered by any of the events described in subparagraphs 5.1.2 (B), (C), and (D) above must be made in a “lump sum distribution” within the meaning of Code Section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B), and (F) of that Section.
     For purposes of subparagraphs 5.1.2(C) and (D) a distribution is made “in connection” with an event described in either Section only if the distribution is made no later than the end of the second calendar year after the calendar year in which the event occurred. Notwithstanding the preceding sentence, the Plan Administrator may determine that unusual circumstances warrant treating a distribution made after the end of the second calendar year after the calendar year in which the event occurred as being in “connection with” such events.
5.2 Amount of Benefits Upon a Fully Vested Separation:
A Participant’s benefits upon his or her Fully Vested Separation for any reason other than Disability shall be the Account Balance of all of his or her Accounts determined in accordance with Section 10.6.
5.3 Amount of Benefits Upon a Partially Vested Separation:
A Participant’s benefits upon his or her Partially Vested Separation for any reason other than Disability shall be: (A) the Account Balance of his or her Accounts (other than Accounts listed in Section 4.1.1(Vested Accounts)) determined in accordance with Section 10.6.2 multiplied by his or her vested percentage determined under Section 4.1.3, or, if applicable, Section 4.4.2 (Top-Heavy Vesting Schedule), plus (B) the Account Balance of his or her Accounts listed in Section 4.1.1 (Vested Accounts) determined in accordance with Section 10.6.
5.4 Amount of Benefits Upon a Nonvested Separation:
A Participant’s benefits upon his or her termination of Employment prior to satisfying the vesting requirement of Sections 4.1.2 and 4.1.3 shall be the Account balance of his or her vested Accounts (under Section 4.1.1), if any, determined in accordance with Section 10.6 plus a zero dollar cash-out distribution of his or her Accounts other than those listed in Section 4.1.1.
5.5 Amount of Benefits Upon a Separation Due to Disability:
If a Participant terminates Employment due to a Disability, his or her Account Balance will be 100% vested in accordance with Section 4.1.2, and his or her benefit shall be the Account Balance of all of his or her Accounts determined in accordance with Section 10.6. The Benefit Commencement Date of any such Participant on whose behalf contributions are being made under Section 3.1.4 (regarding Disabled Participants) shall be as soon as practicable after the date such contributions cease.
5.6 Distribution and Restoration:
5.6.1 Cash-Out of Small Amounts:
     (A) If an Employee terminates service, and the value of the Employee’s vested Account Balance is not greater than $5,000, the Employee will receive a distribution of the value of the entire vested portion of such Account Balance and the nonvested portion of such Account balance will be treated as a forfeiture.

     (B) If an Employee would have received a distribution under the preceding paragraph but for the fact that the Employee’s vested Account Balance exceeded $5,000 when the Employee terminated service and if at a later time such Account Balance is reduced such that it is not greater than $5,000, the Employee will receive a distribution of such Account Balance and the nonvested portion will be treated as a forfeiture.
     (C) For purposes of this Section, if a Participant incurs a Nonvested Separation, the Employee shall be deemed to have received a distribution of zero dollars reflecting the entire value of his or her Employer Derived Account Balance.
     (D) Effective for distributions made on or after March 22, 1999, whether a Participant’s vested Account Balance as described in this Section exceeds $5,000 shall be determined at the time of the current distribution without regard to the value of such Account Balance at the time of any prior distribution.
5.6.2 Forfeiture of Nonvested Account Upon Distribution:
If an Employee terminates service, and elects, in accordance with the requirements of Section 5.6.4 or 5.6.5 (as applicable) to receive the value of the Employee’s vested Account Balance, the nonvested portion will be treated as a forfeiture.
5.6.3 Restoration of Forfeited Amounts:
If an Employee receives or is deemed to receive a distribution under this Section and the Employee resumes employment covered under this Plan, the Employee’s Employer Derived Account Balance will be restored (from additional Employer contributions and/or forfeitures, as provided in Section 3.7) to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Pre-Tax and Employer Contributions before the earlier of five years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs five consecutive one-year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution under this Section, and the Employee resumes employment covered under this Plan before the date the Participant incurs five consecutive one-year Breaks in Service, upon the reemployment of such Employee, the Employer Derived Account Balance of the Employee will be restored to the amount on the date of such deemed distribution.
5.6.4 Consent Requirements:
     (A) Account Exceeds $5,000. If the value of a Participant’s vested Account balance exceeds $5,000 and the Account balance is Immediately Distributable:
          (i) the Participant must consent in order for a distribution to be made in any form; and
          (ii) the Participant’s Spouse must consent in order for a distribution to be made in a form other than a Qualified Joint and Survivor Annuity unless the Plan is a “Non-QJSA Profit Sharing Plan” (as defined in Section 6.1.2).
     (B) Consent Not Required Under Certain Circumstances. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9), Section 402(g), Section 415, Section 401(k), or Section 401(m) of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or an Affiliate does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account Balance will, without the Participant’s consent, be distributed to the Participant. However, if the Employer or an Affiliate maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account balance will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

5.6.5 Timing of Notice and Consent:
     (A) General Rules. The consent of the Participant and the Participant’s Spouse, if applicable, shall be obtained in writing within the 90-day period ending on the “annuity starting date.” The “annuity starting date” is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant (and the Participant’s Spouse if the Plan is subject to the Qualified Joint and Survivor Annuity requirements) of the right to defer any distribution until the Participant’s Account Balance is no longer Immediately Distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Sections 417(a)(3) and 411(a)(11), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.
     (B) Non-QJSA Profit Sharing Plans. Effective for distributions on or after January 1, 1997, in the case of a “Non-QJSA Profit Sharing Plan” (as defined in Section 6.1.2), distributions may commence less than 30 days after the notice required under Code Section 411(a)(11) and paragraph (A) above is provided if the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.
     (C) Plans Other Than Non-QJSA Profit Sharing Plans. Effective for distributions on or after January 1, 1997, if this Plan is subject to the Qualified Joint and Survivor Annuity requirements, the notice described in (A) above shall include a written explanation of: (i) the terms and conditions of the Qualified Joint and Survivor Annuity; (ii) the Participant’s right to make, and the effect of, an election to waive a Qualified Joint and Survivor Annuity; (iii) the rights of the Participant’s Spouse; and (iv) the right to make and the effect of, a revocation of a previous election to waive a Qualified Joint and Survivor Annuity. The annuity starting date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described above if: (i) the Participant has been provided with information that clearly indicates the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7 day period beginning the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the annuity starting date is a date after the date that the written explanation of the Qualified Joint and Survivor Annuity was provided to the Participant.
5.7 Withdrawals During Employment:
5.7.1 Age 59-1/2 Withdrawal:
If the Plan is a profit-sharing plan, unless elected otherwise by the Primary Employer in the Adoption Agreement, each Participant upon attainment of age 59-1/2 may elect to withdraw, as of the Valuation Date next following the receipt of an election by the Plan Administrator, and upon such notice as the Plan Administrator may require, all or any part of the vested Account balance of all of his or her Accounts, as of such Valuation Date.
5.7.2 Age 70-1/2 Withdrawal:
If the Primary Employer has elected in the Adoption Agreement to permit age 70-1/2 withdrawals during Employment, each Participant upon the January 1 of the calendar year in which the Participant attains age 70-1/2 may elect to withdraw, as of the Valuation Date next following the receipt of an election by the Plan Administrator, and upon such notice as the Plan Administrator may require, all or any part of the vested Account Balance of all or his or her Accounts, as of such Valuation Date.

5.7.3 Rollover Contribution and Employee After-Tax Contribution Withdrawal:
Notwithstanding Section 5.7.1, prior to termination of Employment, each Participant with a Rollover Contributions Account and/or an Employee After-Tax Contributions Account may elect to withdraw, as of the Valuation Date next following the receipt of an election by the Plan Administrator, and upon such notice as the Plan Administrator may require, all or any of such Account, as of such Valuation Date.
5.7.4 Rules and Procedures:
The Plan Administrator may establish from time to time rules and procedures with respect to any withdrawals including the order of Accounts from which such withdrawals shall be made.
5.7.5 Forfeitures:
No forfeitures shall occur as a result of a withdrawal under this Section 5.7.
5.7.6 Spousal Consent:
If a Participant is married at the time of such election, the Participant’s Spouse must consent to such a withdrawal in the same manner as provided in Section 6.2.4 (waiver of Qualified Joint and Survivor Annuity); provided, however, that if the Plan is a profit-sharing plan and Section 6.1.2 applies, the consent of the Participant’s Spouse will not be required.
5.7.7 Transfers From Money Purchase Plan to Profit Sharing Plan:
This Section 5.7.7 is effective if this Plan is a profit sharing plan that has accepted a transfer of assets and liabilities from a money purchase pension plan and only to the extent it does not result in a violation of Code Section 411(d)(6) (subject to Treas. Reg. 1.411(d)-4, Q&A 2(b) and Revenue Ruling 94-76).
Effective as of the first day of the Plan Year, or, if later, 90 days after December 12, 1994 and notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, Disability, or severance from employment, and prior to an event described in 5.1.3(B), (C), or (D), the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).
5.8 Loans:
5.8.1 Participant Loans:
Unless otherwise elected by the Primary Employer in the Adoption Agreement, loans shall be made available to all Participants and Beneficiaries (who are “parties in interest” under ERISA Section 3(14)17) on a reasonably equivalent basis. A Participant may submit an application to the Plan Administrator to borrow from any Account maintained for the Participant (on such terms and conditions as the Plan Administrator shall prescribe) an amount which when added to the outstanding balance of all other loans to the Participant (including loans made to the Participant from other Qualified Plans of the Employer) would not exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 50% of the vested portion of his or her Account (determined without regard to accumulated QVECs) as of the Valuation Date immediately preceding the receipt of his or her loan application by the Plan Administrator. The loan application must be made before the expiration of such notice period as the Plan Administrator may require. For this purpose, all loans from Qualified Plans of the Employer or an Affiliate shall be aggregated, and an assignment or pledge of any portion of the Participant’s interest in the Plan, and a

[17]	The term “party in interest” generally includes active Employees, Plan fiduciaries, Plan service providers, certain owners, and relatives of such individuals.

loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section 5.8.1. The Plan Administrator shall administer such procedures as are necessary or desirable to administer Plan loans in accordance with this Section 5.8.
5.8.2 Conditions for Loans:
If approved, each such loan shall comply with the following conditions:
     (A) it shall be evidenced by a negotiable promissory note;
     (B) it shall be adequately secured and bear a reasonable rate of interest, as determined by the Plan Administrator;
     (C) the Participant must obtain the consent of his or her Spouse, if any, to the use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. If the Plan is a profit-sharing plan that meets the requirements in Section 6.1.2 of the Plan (a “Non-QJSA Profit Sharing Plan”), however the consent of the Participant’s Spouse will not be required. Any required spousal consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan. A new consent also is required if an Account is used for any increase in the amount of security. The consent described in this paragraph is a consent to the reduction of the Account Balance payable at time of death or distribution by the amount of the security interest necessary to repay the loan;
     (D) the loan, by its terms, must require repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan; provided, however, that if the proceeds of the loan are used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment schedule may be for a term in excess of five years; and
     (E) the loan shall be adequately secured and may be secured by no more than 50% of the Participant’s vested interest in his or her Accounts.
5.8.3 Account Adjustments:
If a Participant or Beneficiary requests and is granted a loan, principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made. In addition, all repayments of principal and interest shall be reinvested in the Plan in the same manner and in the same proportion as all other Participant contributions would otherwise be made, based on the Participant’s current investment election. Any loss caused by nonpayment or other default on a Participant’s loan obligations shall be charged solely to that Account. Any other loan shall be treated as an investment of the Trust Fund and interest and principal payments on account thereof shall be credited to the Trust Fund.
The Plan Administrator shall determine the order of Accounts from which a loan may be made.
5.8.4 General Rules:
In all events:
     (A) in the event of a default, foreclosure on the promissory note will not occur until a distributable event occurs under this Article V;
     (B) no loan will be made to any Owner-Employee or to any “shareholder-Employee” of an Employer. For this purpose, a “shareholder-Employee” means an Employee or officer of an electing small business, i.e., an “S corporation” as defined in Code Section 1361, who owns (or is considered as owning within the meaning of Code Section 318(a)(1)) on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation; and
     (C) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.
5.8.5 Suspension of Loan Repayments:
     (A) Suspension for Periods of Qualified Military Service . An Employee’s obligation to repay principal and/or interest under a loan made under this Section 5.8 shall be suspended for any part of any period during which such Employee is performing service in the uniformed military service to the extent permitted under Code Section 414(u)(4).
     (B) Suspension for Other Leaves of Absence . In accordance with procedures implemented by the Plan Administrator, an Employee’s obligation to repay principal and/or interest under a loan made under this Section 5.8 may be suspended for a period of up to one year on account of a leave of absence, either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan.
5.9 Hardship Distributions:
5.9.1 General Rules:
To the extent available and elected by the Primary Employer in the Adoption Agreement, an Active Participant may request a distribution due to hardship from, unless elected otherwise by the Primary Employer in the Adoption Agreement, the vested portion of his or her Accounts other than from his or her Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, earnings accrued after December 31, 1988 on the Participant’s Pre-Tax Contributions, or any Safe Harbor contributions made under Section 3.16, only if the distribution is made both due to an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(11) and 417 unless the Plan is a “Non-QJSA Profit Sharing Plan” as defined in Section 6.1.2.
5.9.2 Conditions for Hardship Distribution:
A hardship distribution shall be permitted only if the distribution is due to:
     (A) expenses incurred or necessary for medical care described in Code Section 213(d) to be incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Code Section 152);
     (B) expenses related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (C) payment of tuition and related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her Spouse, children or dependents;
     (D) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or
     (E) any other condition or event which the Commissioner of the IRS determines is a deemed immediate and financial need.
5.9.3 Immediate and Heavy Financial Need:
A distribution will be considered necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

     (A) the distribution will not be in excess of the amount of the immediate and heavy financial need of the Participant (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);
     (B) the Participant obtains all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer or an Affiliate (except to the extent that taking a loan will not alleviate the hardship or repaying the loan would create a financial hardship);
     (C) the Participant’s Pre-Tax Contributions and Employee After-Tax Contributions will be suspended for at least 12 months after receipt of the hardship distribution in this Plan and in all other plans maintained by the Employer or an Affiliate (including all qualified and nonqualified plans of deferred compensation, stock option plans, stock purchase plans, or a CODA that is part of a Code Section 125 plan, but excluding any mandatory employee contribution portion of a defined benefit plan); and
     (D) the Participant may not make Pre-Tax Contributions for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant’s Pre-Tax Contributions for the taxable year of the distribution in this Plan and in all other plans maintained by the Employer or an Affiliate.
5.9.4 Exception to General Rules:
If the distribution is made from any Account other than a Pre-Tax Contributions Account, a distribution due to hardship may be made without application of Section 5.9.3(B), 5.9.3(C), or 5.9.3(D).
5.10 Limitation on Commencement of Benefits:
Unless the Participant elects otherwise, distribution of benefits will commence no later than the 60th day after the latest of the close of the Plan Year in which:
     (A) the Participant attains age 65 (or Normal Retirement Age if earlier);
     (B) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or
     (C) the Participant terminates Employment with the Employer.
Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is Immediately Distributable shall be deemed to be an affirmative election to defer commencement of payment of any benefit sufficient to satisfy this Section.
5.11 Distribution Requirements:
5.11.1 Participant Distributions:
Subject to the Joint and Survivor Annuity rules set forth in Article VI, the requirements of this Article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. As used in this Section 5.11, each of the following terms shall have the meaning for that term set forth in this Section 5.11.1:
     (A) Applicable Life Expectancy. The term “Applicable Life Expectancy” means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. Unless the Participant elects otherwise (or, in the case of distributions described in Section 7.2, the Participant’s Spouse elects otherwise) by the time distributions are required to begin, Life Expectancies shall not be recalculated. Any election for recalculation shall be irrevocable as to the Participant or Spouse and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

     If Life Expectancy recalculation is elected by the Participant (or Spouse), the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.
     (B) Designated Beneficiary. The term “Designated Beneficiary” means the individual who is designated as the Beneficiary under the Plan in accordance with Section 7.2.2 and Code Section 401(a)(9). If a Participant names a trust to be a Designated Beneficiary, the designation shall provide that, as of the later of the date on which the trust is named as a Beneficiary or the Participant’s Required Beginning Date, and as of all subsequent periods during which the trust is named as a Beneficiary, the following requirements will be met:
          (i) the trust is a valid trust under state law, or would be but for the fact that there is no corpus;
          (ii) the trust is irrevocable or will, by its terms, become irrevocable upon the Participant’s death;
          (iii) the Beneficiaries of the trust who are Beneficiaries with respect to the trust’s interest in the Participant’s benefits are identifiable from the trust instrument within the meaning of Code Section 401(a)(9); and
          (iv) the Participant either: (1) provides the Plan Administrator a copy of the trust instrument and agrees that if the trust instrument is amended, the Participant will, within a reasonable time, provide the Plan Administrator a copy of each such amendment, or (2) provides the Plan Administrator a list of all of the Beneficiaries of the trust (including contingent and remainderman Beneficiaries with a description of the conditions on their entitlement), certifies that, to the best of the Participant’s knowledge, the list is correct and complete and that requirements (i), (ii), and (iii) of this paragraph are satisfied, and agrees to provide the Plan Administrator a copy of the trust instrument on demand.
     If a Participant names a trust as his or her Beneficiary, but the requirements of this paragraph are not satisfied, the Participant shall be deemed to not have a Designated Beneficiary.
     (C) Distribution Calendar Year. The term “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.2.
     (D) Life Expectancy. Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treas. Reg. Section 1.72-9.
     (E) Participant’s Benefit.
          (i) General Rule. The Participant’s Benefit is the Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or forfeitures allocated to the Account Balance as of dates in the Valuation calendar year after the Valuation Date and decreased by distributions made in the Valuation calendar year after the Valuation Date.
          (ii) Exception for Second Distribution Calendar Year. For purposes of paragraph (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     (F) Required Beginning Date.
          (i) General Rule. Effective for Plan Years beginning on or after January 1, 1997, the Required Beginning Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires except that the Required Beginning Date for a 5-percent is the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.
          (ii) 5% owner. A Participant is treated as a 5% owner for purposes of this Section 5.11 if such Participant is a 5% owner as defined in Code Section 416(i) (determined in accordance with Section 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2 or any subsequent Plan Year. Once distributions have begun to a 5% owner under this Section 5.11, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.
          (iii) Transition Rules.
                 (1) Deferral of Benefit Commencement. If elected by the Primary Employer in the Adoption Agreement, any actively employed Participant (other than a 5% owner) attaining age 70-1/2 in years after 1995 may elect, by April 1 of the calendar year following the year in which the Participant attained age 70-1/2, (or by December 31, 1997 in the case of a Participant attaining age 70-1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such Participant election is made, then unless otherwise provided in the Adoption Agreement, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70-1/2 (or by December 31, 1997 in the case of a Participant attaining age 70-1/2 in 1996).
                 (2) Cessation of Minimum Distribution Payments. If elected by the Primary Employer in the Adoption Agreement, any actively employed Participant (other than a 5% owner) attaining age 70-1/2 in years prior to 1997 may elect to stop receiving minimum distributions and recommence distributions by the April 1 of the calendar year following the year in which the Participant retires. If such distributions are ceased, unless otherwise elected in the Adoption Agreement, there shall be a new annuity starting date for distribution purposes upon a later recommencement of distributions.
                 (3) Elimination of Pre-Retirement Age-70-1/2 Distribution Option. If elected by the Primary Employer in the Adoption Agreement, the preretirement age 70-1/2 distribution option is only eliminated with respect to Employees who reach age 70-1/2 in or after a calendar year that begins after the later of December 31, 1998, or the date of the amendment set forth in the Adoption Agreement, but no later than the date permitted by the IRS to eliminate such option consistently with the requirements of Code Section 411(d)(6) and the regulations and other guidance issued thereunder. The preretirement age 70-1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an Employee attains age 70-1/2 and ends April 1 of the immediately following calendar year.
5.11.2 Code Section 401(a)(9) Compliance:
All distributions required under this Section 5.11 shall be determined and made in accordance with the regulations and other guidance issued under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Prop. Treas. Reg. Section 1.401(a)(9)-2. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.
5.11.3 Limits on Distribution Periods:
As of the first Distribution Calendar Year, distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

     (A) the life of the Participant;
     (B) the life of the Participant and a Designated Beneficiary;
     (C) a period certain not extending beyond the Life Expectancy of the Participant; or
     (D) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.
For calendar years beginning before January 1, 1989, if the Participant’s Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.
5.11.4 Determination of Amount to be Distributed Each Year
If the Participant’s interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:
     (A) Individual Account.
          (i) If a Participant’s benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s Account Balance by the applicable Life Expectancy.
          (ii) For calendar years beginning before January 1, 1989, if the Participant’s Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.
          (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant’s Account Balance by the lesser of (1) the applicable Life Expectancy or (2) if the Participant’s Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the applicable Life Expectancy in Section 5.11.1(A) above as the relevant divisor without regard to Prop. Treas. Reg. Section 1.401(a)(9)-2.
          (iv) The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.
     (B) Other Forms .
     If the Participant’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.
5.11.5 Transitional Rule: Section 242 Election:
Notwithstanding the other requirements of this Article and subject to the Joint and Survivor Annuity rules set forth in Article VI, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

     (A) the distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984;
     (B) the distribution is in accordance with a method of distribution designated by the Employee whose interest is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee;
     (C) such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984;
     (D) the Employee had accrued a benefit under the Plan as of December 31, 1983; and
     (E) the method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.
A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.
For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 5.11.5(A) and (E).
If a designation subject to this Section 5.11.5 (a “Section 242(b)(2) Election”) is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9), as otherwise provided in this Section 5.11. If Section 242(b)(2) Election is revoked after the date distributions are required to begin, the Plan must distribute the total amount not yet distributed to the Participant and that would have been required to have been distributed to the Participant to satisfy Code Section 401(a)(9) and the proposed regulations thereunder but for the Section 242(b)(2) Election. That distribution must be made by the end of the calendar year following the calendar year in which the revocation occurs. Also, for calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Prop. Treas. Reg. Section 1.401(a)(9)-2.
Any changes in a Section 242(b)(2) Election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not named in the election) under the Section 242(b)(2) Election will not be considered to be a revocation of the election, as long as that substitution or addition does not alter the period over which distributions are to be made under the election, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Prop. Treas. Reg. Section 1.401(a)(9)-1 shall apply.
5.12 Electronic Media:
Any notice, election, consent to a distribution, waiver, loan request, request for withdrawal, or other communication under this Article V may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.

ARTICLE VI
FORMS OF PAYMENT OF RETIREMENT BENEFITS
6.1 Methods of Distribution:
6.1.1 Plans Subject to Annuity Requirements – Normal Form of Benefit:
If the Plan is a money purchase pension plan, a target benefit plan, or a profit-sharing plan other than a Non-QJSA Profit-Sharing Plan (as defined in Section 6.1.2), a Participant’s benefit shall be payable in the normal form of a Qualified Joint and Survivor Annuity if the Participant is married on his or her Benefit Commencement Date and in the normal form of an immediate annuity for the life of the Participant if the Participant is not married on that date. A Participant who terminated Employment on or after satisfying the requirements for Early Retirement may elect to have his or her Qualified Joint and Survivor Annuity distributed upon or after his or her termination of Employment. A Participant in a money purchase pension plan, a target benefit plan, or a profit-sharing plan that is not a Non-QJSA Profit Sharing Plan, may at any time after attaining age 35 and prior to his or her Benefit Commencement Date elect, in accordance with Section 6.2, any of the following optional forms of payment instead of the normal form:
     (A) An Annuity Contract payable as:
          (i) a Straight Life Annuity;
          (ii) a joint and 50% survivor annuity with a contingent annuitant;
          (iii) a joint and 100% survivor annuity with a contingent annuitant;
          (iv) an annuity for the life of the Participant with 120 monthly payments certain (any Annuity Contract distributed must be nontransferable).
     (B) A lump-sum distribution in cash or in kind, or part in cash and part in kind; or
     (C) In installments payable in cash or in kind, or part in cash and part in kind over a period not in excess of that required to comply with Section 5.11.4.
Anything in this Section 6.1.1 to the contrary notwithstanding, if the value of a Participant’s vested Account as of the applicable Valuation Date is $5,000 or less, his or her benefit shall be paid in the form of a lump-sum distribution and no optional form of benefit payment shall be available.
6.1.2 Non-QJSA Profit Sharing Plans — Lump Sum Normal Form of Benefit:
     (A) Conditions for Non-QJSA Profit Sharing Plan Status. If the following conditions are satisfied with respect to Participants in a profit sharing plan, then the Plan shall be treated as a “Non-QJSA Profit Sharing Plan” with respect to such Participants: (i) the Participant does not or cannot elect payments in the form of a life annuity; and (ii) on the death a Participant, the Participant’s vested Account Balance will be paid to the Participant’s Surviving Spouse; provided, however, that if there is no Surviving Spouse, or if the Surviving Spouse has consented to the naming of a different Beneficiary in accordance with Section 7.2.2, then the vested Account Balance may be paid to the Participant’s designated Beneficiary upon the Participant’s death.
     (B) Transfers from Plan Subject to QJSA Rules. This Section 6.1.2 shall not be operative with respect to a Participant in a profit sharing plan to the extent the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417, unless the survivor annuity requirements are permissibly eliminated in accordance with Code Section 411(d)(6) and the regulation thereunder.
     (C) Distribution Forms. If this Section 6.1.2 is operative, then
          (i) the normal form of benefit shall be a lump sum distribution;

          (ii) a Participant may also elect to receive his or her benefit in the form of installments in accordance with 6.1.1(C) of the Plan; and
          (iii) Sections 6.2.1, 6.2.2 and 6.2.4 shall not apply except as provided in this Section 6.1.2.
6.2 Election of Optional Forms:
6.2.1 Post-Age 35 Waiver:
This Section 6.2.1 shall not be applicable if Section 6.1.2 applies to a Participant. By notice to the Plan Administrator at any time prior to a Participant’s date of death and beginning on the first day of the Plan Year in which the Participant attains age 35, the Participant may elect, in writing, not to receive the normal form of benefit payment otherwise applicable and to receive instead an optional form of benefit payment provided for in Section 6.1.1. If the Participant separates from Employment prior to the first day of the Plan Year in which the Participant attains age 35, the Participant may make such election beginning on the date he or she separates from Employment.
6.2.2 QJSA Explanation:
Unless Section 6.1.2 applies, within a reasonable period, but in any event no less than 30 and no more than 90 days prior to each Participant’s Benefit Commencement Date, the Plan Administrator shall provide to each Participant a written explanation of the terms and conditions of a Qualified Joint and Survivor Annuity. Such written explanation shall consist of:
     (A) the terms and conditions of the Qualified Joint and Survivor Annuity;
     (B) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;
     (C) the rights of the Participant’s Spouse under Section 6.2.4;
     (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and
     (E) the relative values of the various optional forms of benefit under the Plan.
The Benefit Commencement Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Benefit Commencement Date is a date after the date that the written explanation was provided to the Participant.
The Plan Administrator may provide for such other notices, information or election periods or take such other action as the Plan Administrator considers necessary or appropriate to implement the provisions of this Section 6.2.2.
6.2.3 Election Revocation:
A Participant may revoke his or her election to take an optional form of benefit, and elect a different form of benefit, at any time prior to the Participant’s Benefit Commencement Date.

6.2.4 Spousal Consent to QJSA Waiver:
     (A) Spousal Consent Required for QJSA Waiver. The election of an optional benefit by a Participant must also be a waiver of a Qualified Joint and Survivor Annuity by the Participant. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless:
          (i) the Participant’s Spouse consents in writing;
          (ii) the election designates a specific alternate Beneficiary for an optional form of benefit that provides for distributions after the death of a Participant to a beneficiary other than the Spouse, including any class of Beneficiaries or any contingent Beneficiaries which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent);
          (iii) the Spouse’s consent to the waiver is witnessed by a Plan representative or notary public; and
          (iv) the Spouse’s consent acknowledges the effect of the election.
Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations without any further spousal consent).
     (B) Circumstances Under Which Spousal Consent Not Required. Spousal consent to any election or designation by a Participant under this Plan shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse, the Spouse cannot be located, the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to that effect (unless a qualified domestic relations order, within the meaning of Code Section 414(p), provides otherwise), or because of such other circumstances as the Secretary may prescribe by regulation, notice or otherwise. In addition, a Spouse’s consent shall not be required where the Spouse is legally incompetent to provide such consent. In such a case, the Spouse’s legal guardian may provide the required consent, even if that legal guardian is the Participant.
     (C) Other Rules for Spousal Consent. Any consent necessary under this provision (or establishment that the consent of a Spouse may not be obtained under paragraph (B)) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before his or her Benefit Commencement Date. The number of revocations shall not be limited. Any new waiver will require a new consent by the electing Participant’s Spouse. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Section.
6.2.5 Death Before Benefits Commence:
The election of an optional form of benefit which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the Benefit Commencement Date.
6.3 Change in Form of Benefit Payments:
Any former Employee whose payments are being deferred or who is receiving installment payments may request acceleration, including a lump sum payment of his or her vested Account balance, or other modification of the form of benefit distribution, subject to Code Section 401(a)(9) and Section 5.11, provided that any necessary consent to such change required under Section 6.2.4 (to the extent applicable) is obtained from the Employee’s Spouse.

6.4 Direct Rollovers:
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 6.4, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
6.5 Electronic Media:
Any notice, election, consent to a distribution, waiver, or other communication under this Article VI may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE VII
DEATH BENEFITS
7.1 Payment of Account Balances:
7.1.1 Payment to Beneficiary:
In the case of an Active Participant who dies or an Inactive Participant who dies before benefit commencement, the benefits payable to the Participant’s Beneficiary shall be the value of the vested Account Balance of all of the Participant’s Accounts. Except as otherwise provided in this Article VII, a Beneficiary may request that he or she be paid his or her benefits as soon as practicable after the Participant’s death. Until all amounts are distributed hereunder to the Participant’s Beneficiary, the Participant’s Account Balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of Account Balances for other types of distributions.
7.1.2 Form of Benefit:
Benefits payable under this Article shall be paid to the Participant’s Beneficiary in the form and at the time elected by the Beneficiary and as permitted under this Plan pursuant to Article VI, subject to Section 7.2.5. If benefits have commenced as of the Participant’s death in a form of benefit that provides for continued payments after the Participant’s death to a designated Beneficiary, such amounts shall be paid to the Participant’s designated Beneficiary in accordance with the terms of such optional form of benefit; provided, however, that a Beneficiary may elect to accelerate the distribution of a benefit that is being paid in installments and have the remaining amounts paid to the Beneficiary in the form of a single lump sum payment.
7.1.3 Cash Out:
If the value of a Participant’s vested Account Balance determined as of the Valuation Date immediately following the Participant’s death is $5,000 or less, distribution of such benefit shall be made to the Participant’s Beneficiary in a single lump-sum cash payment as soon as practicable following the Participant’s death.
7.2 Beneficiaries:
7.2.1 Written Explanation of Benefit:
Unless this Plan is a Non-QJSA Profit Sharing Plan, as described in Section 6.1.2, the Plan Administrator shall provide each Participant, within the period described in Section 7.2.1(A) for such Participant, a written explanation of the death benefit under Section 7.2.5 in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor Annuity under Code Sections 401(a)(11) and 417.

     (A) The period for providing a written explanation of the death benefit for a Participant ends on the latest of the following:
          (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;
          (ii) a reasonable period ending after the Employee becomes a Participant; or
          (iii) a reasonable period ending after Code Section 417 first applies to the Participant.
     In case of a Participant who terminates Employment before attaining age 35 and who has a vested interest in his or her Account, notice must be provided within a reasonable period ending after termination of Employment.
     (B) For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period that begins one year before the date described in (ii) and (iii) the applicable event occurs and ending one year after that date. A Participant who has a vested interest in his or her Account and who terminates Employment before the Plan Year in which age 35 is attained, shall be provided such notice within the two-year period beginning one year before and ending one year after the Participant’s date of termination. If such a Participant returns to Employment, the applicable period for such Participant shall be redetermined.
7.2.2 Beneficiary Designation:
A Participant shall designate one or more Beneficiaries to whom amounts due after his or her death, other than under the Qualified Joint and Survivor Annuity, shall be paid. If a Participant fails to make a proper designation or if no designated Beneficiary survives the Participant, the Participant’s Beneficiary shall be the Participant’s Surviving Spouse, or if the Participant has no Surviving Spouse, the Participant’s estate. A Participant’s Beneficiary shall not have any right to benefits under the Plan unless he or she shall survive the Participant.
7.2.3 Manner of Designation:
Any designation of a Beneficiary incorporated into an Annuity Contract or insurance contract shall be governed by the terms of such Annuity Contract or insurance contract. Any other designation of a Beneficiary must be filed with the Plan Administrator, in a time and manner designated by such Plan Administrator, in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Plan Administrator, in a time and manner designated by the Plan Administrator.
7.2.4 Beneficiary of Married Participants — Designation of Non-Spouse Beneficiary:
     (A) General Rules. The Beneficiary of a Participant who is married on his or her date of death shall be the Participant’s Surviving Spouse, unless the Participant has elected a different Beneficiary in accordance with the terms of the Plan and the Plan Administrator’s procedures. A married Participant’s designation of a Beneficiary other than his or her Spouse, including a Beneficiary referred to in the first sentence of Section 7.2.3, or the change of any such Beneficiary to a new Beneficiary other than the Participant’s Spouse, shall not be valid unless made in writing and consented to by the Participant’s Spouse.
     (B) Effect of Divorce on Spousal Designation. Except to the extent otherwise provided in a qualified domestic relations order (as defined in Code Section 414(p)):
          (i) Any actual designation of a Spouse as a Participant’s Beneficiary on a form accepted by the Plan Administrator hereunder shall continue to be valid and will not be revoked notwithstanding a later divorce of the Spouse from the Participant, until and unless the Participant changes his or her designated Beneficiary in accordance with the procedures established by the Plan Administrator.

          (ii) If the Participant’s Spouse is deemed to be the Participant’s Beneficiary at any time on account of an absence of any other valid Beneficiary designation and the Participant and Spouse divorce, the Participant’s former spouse shall not be treated as a Beneficiary hereunder until and unless the Participant specifically designates such person as his or her Beneficiary in accordance with the procedures established by the Plan Administrator.
          (iii) If a Participant remarries after a divorce, the new Spouse will automatically be treated as the sole designated Beneficiary hereunder until and unless a waiver and designation of an alternate Beneficiary are thereafter delivered in accordance with the procedures established by the Plan Administrator.
     (C) Requirements for Spousal Consent to Non-Spouse Beneficiary. The Spouse’s consent to such designation will be effective only if:
          (i) the Spouse consents in writing;
          (ii) the designation designates a specific alternate Beneficiary including any class of Beneficiaries or any contingent Beneficiaries which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);
          (iii) the Spouse’s consent is witnessed by a Plan representative or a notary public; and
          (iv) the Spouse’s consent acknowledges the effect of the designation.
     (D) Circumstances Under Which Spousal Consent Not Required. Spousal consent to any Beneficiary designation by a Participant under this Plan shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse, the Spouse cannot be located, the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to that effect (unless a qualified domestic relations order, within the meaning of Code Section 414(p), provides otherwise), or because of such other circumstances as the Secretary may prescribe by regulation, notice or otherwise. In addition, a Spouse’s consent shall not be required where the Spouse is legally incompetent to provide such consent. In such a case, the Spouse’s legal guardian may provide the required consent, even if that legal guardian is the Participant.
7.2.5 Required Distributions:
     (A) Death After Benefit Commencement Date. If the Participant dies after his or her Benefit Commencement Date, but before distribution of his or her benefit has been completed, the remaining portion of such benefit may continue in the form and over the period in which the distributions were being made, or may be distributed in an immediate lump sum, but in any event must continue to be made at least as rapidly as under the method of distribution being used prior to the Participant’s death.
     (B) Death Before Benefit Commencement Date.
          (i) Surviving Spouse Benefit. Except as provided in paragraph (ii) below, unless an optional form of benefit has been selected within the Election Period in accordance with an election made under Section 6.2.4, if a married Participant dies before the Benefit Commencement Date, then the Participant’s vested Account Balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death. The preceding sentence shall not apply if the Surviving Spouse elects, by written notice to the Plan Administrator, any other form of benefit payment available under Article VI or the Participant’s Surviving Spouse has already consented to the designation of an alternate Beneficiary under Section 7.2.4.
          (ii) Non-QJSA Profit Sharing Plan. In all events, if the Plan is a profit-sharing plan which meets the requirements of Section 6.1.2. (Non-QJSA Profit Sharing Plan), the Surviving Spouse shall receive his or her distribution in the form of a single lump sum payment unless she or he elects any other form of benefit payment available under Article VI or the Participant’s Surviving Spouse has already consented to the designation of an alternate Beneficiary under Section 7.2.4.

          (iii) Cash-Out of Small Benefit. If the value of the Participant’s Account as of the Valuation Date immediately following his or hear death is $5,000 or less, distribution of such Account shall be made in the form of a single lump sum payment of the entire vested Account Balance.
     (C) Death Before Benefit Commencement Date — Minimum Required Distribution Rules. If the Participant dies before his or her Benefit Commencement Date, the distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made by the designated Beneficiary involved to receive distributions in accordance with (i) or (ii) of this subsection (C) below:
          (i) If any portion of the Participant’s interest is payable to a designated Beneficiary who is an individual, distributions may be made in substantially equal installments over any period up to the life or Life Expectancy, as defined in Section 5.11.1(D), of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year of the Participant’s death;
          (ii) If the designated Beneficiary is the Participant’s Surviving Spouse, the date distributions are required to begin in accordance with (i) of this subsection (C) shall not be earlier than the later of December 31 of the calendar year in which the Participant died and December 31 of the calendar year in which the Participant would have attained age 70-1/2; and
          (iii) If the Surviving Spouse dies after the Participant but before payments begin, subsequent distributions shall be made as if the Surviving Spouse had been the Participant.
     (D) Additional Rules for Minimum Required Distributions.
          (i) For purposes of this Section 7.2.5, distribution of a Participant’s interest is considered to begin on the Participant’s Required Beginning Date, as defined in Section 5.11.1(F). If distribution in the form of an annuity irrevocably commences to the Participant before such Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.
          (ii) For purposes of this Section 7.2.5, any amount paid to a child of the Participant will be treated as if it had been paid to the Participant’s Surviving Spouse if the amount becomes payable to such Surviving Spouse when the child reaches the age of majority.
          (iii) If the Participant has not made an election under this Section 7.2.5 by the time of his or her death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
7.3 Multiple Beneficiaries:
     (A) General Rule. No contingent Beneficiary shall receive any benefit under the Plan if the Participant is survived by at least one primary Beneficiary. If one, but fewer than all of the primary Beneficiaries designated by the Participant survive the Participant, the percentage interest that otherwise would have been payable to the primary Beneficiary or Beneficiaries who predeceased the participant shall be divided among the primary Beneficiaries who survive the Participant in the ratio determined by comparing the percentages specified by the Participant for those beneficiaries and adjusting the percentages accordingly. For example, suppose the Participant indicated percentages of 20% for Beneficiary A, 30% for Beneficiary B and 50% for Beneficiary C. If Beneficiary C predeceased the Participant, Beneficiaries A and B would share Beneficiary C’s 50% interest in a 2:3 ratio. Beneficiary A’s interest would increase to 40% and Beneficiary B’s interest would increase to 60%.

     (B) Exception. Notwithstanding Section 7.3(A), the interest of a primary Beneficiary who predeceases the Participant shall be paid to such contingent Beneficiary or Beneficiaries who the Participant designates to receive the primary Beneficiary’s interest, to the exclusion of all other primary Beneficiaries. The ratio principle described in Section 7.3(A) shall be used to determine each such surviving contingent Beneficiary’s interest if one or more of such contingent Beneficiaries predeceases the Participant. If no such contingent Beneficiaries survive the Participant, the interest of the contingent Beneficiaries shall be divided among the primary Beneficiaries under the ratio principle described in Section 7.3(A).
7.4 Qualified Disclaimers:
A Beneficiary who is entitled to receive any benefits under the Plan may disclaim all or any portion of such benefits by filing a written disclaimer with the Plan Administrator after the death of the Participant. Any such disclaimer shall be irrevocable, must be notarized or witnessed to the Plan Administrator’s satisfaction, and must comply with the requirements of the Code for qualified disclaimers in order to be effective. If such a disclaimer is received by the Plan Administrator before the payment of all remaining benefits under the Plan otherwise owed to such disclaiming Beneficiary, then, notwithstanding any other provision of the Plan, any disclaimed benefits otherwise payable to the person filing such disclaimer shall be paid to the person designated by the Participant to receive such benefits in the event of such a disclaimer, or if the Participant has made no such designation, then to the person who would be the Participant’s Beneficiary determined in accordance with this Article VII as if the disclaiming person had predeceased the Participant.
7.5 Electronic Media:
Any notice, election, consent to a distribution, or other communication under this Article VII may be made by means of such electronic, telephonic or other media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE VIII
FIDUCIARIES
8.1 Named Fiduciaries:
8.1.1 Plan Administrator:
The Plan Administrator shall be the named administrative fiduciary of the Plan and a “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to control and manage the operation and administration of the Plan, other than authority to manage and control Plan assets. The Plan Administrator shall also be the “Plan Administrator” with respect to the Plan, as those terms are defined in ERISA Section 3(16)(A) and in Code Section 414(g), respectively. (See Article IX “Plan Administration”).
8.1.2 Named Fiduciaries:
     (A) The Trustee, or the Investment Committee, shall be a “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to manage and control all Trust Fund assets and to select an Investment Manager or Investment Managers.
     (B) If Merrill Lynch Trust, Co., FSB is the Trustee, it shall be a nondiscretionary trustee; (and all investment authority shall be delegated to a named investment fiduciary or to Participants) an Investment Committee shall be appointed by the Primary Employer, who may also remove such Investment Committee; and the Investment Committee shall be the “named investment fiduciary” with respect to Trust Fund assets.
     (C) With respect to Participant-Directed Assets, the Participant or Beneficiary having the power to direct the investment of such assets shall be the “named fiduciary.”

8.1.3 Investment Authority:
Unless otherwise delegated to the Investment Committee, the Trustee (other than Merrill Lynch Trust Co., FSB if it is the Trustee) shall have in addition to the other rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan, the power to make and deal with any investment of the Trust Fund permitted in Section 10.4, except Participant-Directed Assets or assets for which an Investment Manager has such power, in any manner which it deems advisable and shall also:
     (A) establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;
     (B) have the power to select Annuity Contracts, if applicable;
     (C) have the power to determine, if applicable, what investments specified in Section 10.4 are available as Participant-Directed Assets, including, without limitation, Qualified Employer Securities and regulated investment company shares.
     (D) If Merrill Lynch Trust Co., FSB is the Trustee, the foregoing authority and responsibilities are delegated by the Primary Employer to the named investment fiduciary of the Plan (which shall be the Primary Employer unless the Primary Employer delegates that function to another named investment fiduciary).
8.2 Employment of Advisers:
A “named fiduciary,” with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any “fiduciary” (as defined in ERISA Section 3(4)) appointed by such a “named fiduciary,” may employ one or more persons to render advice with regard to any responsibility of such “named fiduciary” or “fiduciary” under the Plan.
8.3 Multiple Fiduciary Capacities:
Any “named fiduciary” with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any other “fiduciary” (as defined in ERISA Section 3(4)) with respect to the Plan may serve in more than one fiduciary capacity. A named fiduciary shall be treated as a fiduciary only with respect to such responsibilities and authority delegated to it by the Plan or by the Primary Employer. In the absence of any delegation of fiduciary authority to any other individual by the Primary Employer, the Primary Employer is the named fiduciary for all administrative and investment purposes of the Plan.
8.4 Indemnification:
To the extent not prohibited by state or federal law, the Employer agrees to, and shall indemnify and hold harmless, as the case may be, each Plan Administrator (if a person other than the Employer), Trustee, Investment Committee and/or any Employee, officer or director of the Employer, or an Affiliate, from all claims for liability, loss, damage or expense (including payment of reasonable expenses in connection with the defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person’s responsibilities with respect to the Plan, other than by reason of gross negligence.
8.5 Payment of Expenses:
8.5.1 Plan Expenses:
All Plan expenses, including without limitation, expenses and fees (including fees for legal services rendered and fees to the Trustee) of the Sponsor, Plan Administrator, Investment Manager, Trustee, and any insurance company, shall be charged against and withdrawn from the Trust Fund; provided, however, the Employer may pay any of such expenses or reimburse the Trust Fund for any payment. In addition, forfeitures may be applied toward the payment of Plan expenses as provided in Section 3.7.

8.5.2 Transactional Costs:
All transactional costs or charges imposed or incurred (if any) for Participant-Directed Assets shall be charged to the Account of the directing Participant or Beneficiary. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition or sale or exchange of Participant-Directed Assets, brokerage commissions, service charges and professional fees.
8.5.3 Taxes:
Any taxes which may be imposed upon the Trust Fund or the income therefrom shall be deducted from and charged against the Trust Fund.
8.5.4 Permitted Payments:
To the extent permitted by law, the Employer authorizes the Trustee and/or its affiliates to receive payments from certain mutual funds (and/or collective trusts) for which no affiliate of the Trustee acts as investment manager or advisor (or from the principal distributors and/or advisors of those funds or trusts), in connection with the performance of reasonable and necessary services (including recordkeeping, subaccounting, account maintenance, administrative and other shareholder services). The Employer understands that different mutual funds (or collective trusts) may be subject to different fee arrangements. Upon written request, the Trustee shall provide further details on any specific fee arrangements that may be applicable to investments under the Plan.
ARTICLE IX
PLAN ADMINISTRATION
9.1 The Plan Administrator:
9.1.1 Appointment of Plan Administration:
The Employer may appoint one or more persons as Plan Administrator, who may also be removed by the Employer. If any individual is appointed as Plan Administrator, and the individual is an Employee, the individual will be considered to have resigned as Plan Administrator if he or she terminates Employment and at least one other person continues to serve as Plan Administrator. Employees shall receive no compensation for their services rendered to or as Plan Administrator.
9.1.2 Voting Authority:
If more than one person is designated as Plan Administrator, the Plan Administrator shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. However, if less than three members are appointed, the Plan Administrators shall act only upon the unanimous consent of its members. An individual who is a Plan Administrator and who is also a Participant shall not vote or act upon any matter relating to himself or herself, unless such person is the sole Plan Administrator.
9.1.3 Other Authority:
The Plan Administrator may authorize in writing any person to execute any document or documents on the Plan Administrator’s behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Plan Administrator shall deliver to such interested person a written revocation of such authorization.

9.2 Powers and Duties of the Plan Administrator:
9.2.1 Interpretation of Plan Document:
The Plan Administrator shall have full discretionary authority necessary to administer the Plan and carry out its provisions. The Plan Administrator’s authority shall include discretionary authority to interpret all Plan provisions, including provisions relating to eligibility, benefit amounts, and all other questions arising in the administration, interpretation, and operation of the Plan. No Participant or Beneficiary shall be entitled to any distribution of benefits hereunder (including any Plan loans) unless the Plan Administrator, in its discretion, determines that the requirements otherwise specified in the Plan have been met with respect to such distributions. Any determination by the Plan Administrator shall be conclusively binding upon all persons interested in the Plan. It is intended that any exercise of the Plan Administrator’s discretionary authority not be reversed by a court of law unless such exercise of authority is determined to be arbitrary and capricious or made in bad faith.
9.2.2 Administrative Powers:
The Plan Administrator shall have the power and discretion to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as it shall deem necessary and proper for the administration of the Plan.
9.2.3 Elections:
Subject to the terms of the Plan, the Plan Administrator shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.
9.2.4 Miscellaneous:
The Plan Administrator shall have all the rights, powers, duties, discretionary authority, and obligations granted to or imposed upon it elsewhere in the Plan.
9.3 Delegation of Responsibility:
The Plan Administrator may designate persons, including persons other than “named fiduciaries” (as defined in ERISA Section 402(a)(2)) to carry out the specified responsibilities of the Plan Administrator and shall not be liable for any act or omission of a person so designated.
9.4 Administrative Error:
The Plan Administrator shall take such actions as it deems, in its discretion, to be necessary to correct any inequity resulting from incorrect information received or communicated in good faith, or due to administrative or operational error. Such actions may include, but are not limited to, utilizing the IRS Employee Plans Compliance Resolution System, the Department of Labor Voluntary Fiduciary Correction Program, or any other similar program of the IRS, or Department of Labor, or other agency; reallocating plan assets; adjusting future payments to Participants and Beneficiaries; and pursuing actions to recover erroneous benefit payments made in error or on the basis of incorrect or incomplete information.

ARTICLE X
TRUSTEE AND INVESTMENT COMMITTEE
10.1 Appointment of Trustee and Investment Committee:
10.1.1 Appointment:
The Employer shall appoint one or more persons as a Trustee who shall serve as such for all or a portion of the Trust Fund. By executing the Adoption Agreement: (i) the Employer represents that all necessary action has been taken for the appointment of the Trustee; (ii) the Trustee acknowledges that it accepts such appointment; and (iii) both the Employer and the Trustee agree to act in accordance with the Trust provisions contained in this Article X.
10.1.2 Status of Trustee:
An Employee appointed as Trustee or to the Investment Committee shall receive no compensation for services rendered in such capacity and will be considered to have resigned if he or she terminates Employment and at least one other person continues to act as Trustee or as the Investment Committee, as the case may be. If Merrill Lynch Trust Co., FSB is the Trustee, the Employer shall appoint an Investment Committee and Merrill Lynch Trust Co., FSB shall be a nondiscretionary trustee.
10.1.3 Action of Trustee:
If more than one person is acting as the Trustee, or as an Investment Committee, such Trustee, or Investment Committee, shall act by a majority of the persons at the time so acting and such action may be taken either by a vote at a meeting or in writing without a meeting. If less than three members are serving, the Trustee, or Investment Committee, shall act only upon the unanimous consent of those serving. The Trustee, or Investment Committee, may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Trustee, or Investment Committee, shall deliver to such interested person a written revocation of such authorization.
10.2 The Trust Fund
The Trustee shall receive such sums of money or other property acceptable to the Trustee which shall from time to time be paid or delivered to the Trustee under the Plan. The Trustee shall hold in the Trust Fund all such assets, without distinction between principal and income, together with all property purchased therewith and the proceeds thereof and the earnings and income thereon. The Trustee shall not be responsible for, or have any duty to enforce, the collection of any contributions or assets to be paid or transferred to it, or for verifying whether contributions or transfers to it are allowable under the Plan, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet or discharge liabilities under the Plan.
10.2.1 Contributions to Trust Fund:
The Trustee shall receive in cash or other assets acceptable to the Trustee, so long as such assets received do not constitute a prohibited transaction, all contributions paid or delivered to it which are allocable under the Plan and to the Trust Fund and all transfers paid or delivered under the Plan to the Trust Fund from a predecessor trustee or another trust (including a trust forming part of another plan qualified under Code Section 401(a); provided, however, that the Trustee shall not be obligated to receive any such contribution or transfer unless prior thereto or coincident therewith, as the Trustee may specify, the Trustee has received such reconciliation, allocation, investment or other information concerning, or such direction, contribution or representation with respect to, the contribution or transfer or the source thereof as the Trustee may require. The Trustee shall have no duty or authority to (a) require any contributions or transfers to be made under the Plan or to the Trustee, (b) compute any amount to be contributed or transferred under the Plan to the Trustee, or (c) determine whether amounts received by the Trustee comply with the Plan.

10.2.2 Assets of Trust Fund:
The Trust Fund shall consist of all money and other property received by the Trustee under Section 10.2, increased by any income or gains on or increment in such assets and decreased by any investment loss or expense, benefit or disbursement paid under the Plan.
10.3 Relationship with Plan Administrator:
10.3.1 Trustee Not Responsible for Payments from the Trust Fund:
Neither the Trustee, nor the Investment Committee, if any, shall be responsible in any respect for the administration of the Plan. Payments of money or property from the Trust Fund shall be made by the Trustee upon direction from the Plan Administrator or its designee. Payments by the Trustee shall be transmitted to the Plan Administrator or its designee for delivery to the proper payees or to payee addresses supplied by the Plan Administrator or its designee, and the Trustee’s obligation to make such payments shall be satisfied upon such transmittal. The Trustee shall have no obligation to determine the identity of persons entitled to payments under the Plan or their addresses.
10.3.2 Communication of Plan Administrator Directions:
Directions from or on behalf of the Plan Administrator or its designee shall be communicated to the Trustee or the Trustee’s designee for that purpose only in a manner and in accordance with procedures acceptable to the Trustee. The Trustee’s designee shall not, however, be empowered to implement any such directions except in accordance with procedures acceptable to the Trustee. The Trustee shall have no liability for following any such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person making or failing to make any direction under the Plan or the provisions of this Article X nor any duty or obligation to review any such direction, act or omission.
10.3.3 Disputes Concerning Payments:
If a dispute arises over the propriety of the Trustee making any payment from the Trust Fund, the Trustee may withhold the payment until the dispute has been resolved by a court of competent jurisdiction or settled by the parties to the dispute. The Trustee may consult legal counsel and shall be fully protected in acting upon the advice of counsel.
10.4 Investment of Assets:
10.4.1 Permissible Investments:
Except as provided in Section 10.4.2, investments of the Trust Fund shall be made in the following manner, but only if compatible with the Sponsor’s administrative and operational requirement and framework:
     (A) shares of any regulated investment company managed in whole or in part by the Sponsor or any affiliate of the Sponsor;
     (B) any property purchased through the Sponsor or any affiliate of the Sponsor, whether or not productive of income or consisting of wasting assets, including, without limitation by specification, governmental, corporate or personal obligations, trust and participation certificates, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, convertible stocks and securities, shares of regulated investment companies, certificates of deposit, put and call options and other option contracts of any type, foreign or domestic, whether or not traded on any exchange, futures contracts and options on futures contracts traded on or subject to the rules of an exchange which has been designated as a contract market by the Commodity Futures Trading Commission, an independent U.S. government agency, contracts relating to the lending of property, evidences of indebtedness or ownership in foreign corporations or other enterprises, or indebtedness of foreign governments, group trust participations, limited or general partnership interests, insurance contracts, annuity contracts, any other evidences of indebtedness or ownership including oil, mineral or gas properties, royalty interests or rights (including equipment pertaining thereto); and

     (C) Qualifying Employer Securities or “qualifying employer real properties” (as that term is defined in ERISA Section 407(d) to the extent permitted in Section 10.4.3).
10.4.2 Investment Limitations:
     (A) Up to 25% or with the written consent of the Sponsor or its representative, an additional percentage of each Plan Year’s contributions may be invested in property as specified in Section 10.4.1(B) acquired through a person other than the Sponsor or an affiliate of the Sponsor.
     (B) Except as permitted by Section 10.4.2(A) and except as may result from a Rollover Contribution without the written consent of the Sponsor or its representative, property may not be acquired through a person other than the Sponsor or an affiliate of the Sponsor if following such acquisitions the value of the property so acquired would exceed 25% of the value of the Trust Fund.
10.4.3 Investments in Qualifying Employer Securities or Qualifying Employer Real Property:
In its sole discretion, the Investment Committee, or Trustee if there is no Investment Committee:
     (A) may permit the investment of up to 10% of the Trust Fund in Qualifying Employer Securities or “qualifying employer real property” (as that term is defined in ERISA Section 407(d)), to the extent such investment is compatible with the Sponsor’s administrative and operational requirements and framework; and
     (B) may determine, subject to Section 10.4.2, that a percentage of assets in excess of 10% of the Trust Fund may be invested in Qualifying Employer Securities or “qualifying employer real property” by a profit-sharing plan.
10.4.4 Prototype Plan:
This Plan will be recognized as a Prototype Plan by the Sponsor only by complying with the provisions of this Section 10.4.
10.5 Investment Direction, Participant-Directed Assets and Qualifying Employer Investments:
10.5.1 Management of Investments:
The Trustee, or Investment Committee if appointed, shall manage the investment of the Trust Fund except insofar as (A) an Investment Manager has authority to manage Trust assets, or (B) Participant-Directed Assets are permitted as specified in the Adoption Agreement. Except as required by ERISA, if an Investment Committee is acting, the Trustee shall invest the Trust Fund as directed by the Investment Committee, an Investment Manager or a Participant or Beneficiary, as the case may be, and the Trustee shall have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust. Participant-Directed Assets shall be invested in accordance with the direction of the Participant or, in the event of the Participant’s death before an Account is fully paid out, the Participant’s Beneficiary with respect to the assets involved; provided, however, that Participant-Directed Assets may not be invested in “collectibles” (as defined in Code Section 408(m)(2)). If there are Participant-Directed Assets, the investment of these assets shall be made in accordance with such rules and procedures established by the Plan Administrator which must be consistent with the rules and procedures of the Sponsor or its affiliate, as the case may be.
10.5.2 Participant Directed Assets:
With respect to Participant-Directed Assets, neither the Plan Administrator, the Investment Committee nor the Trustee shall:
     (A) make any investments or dispose of any investments without the direction of the Participant or Beneficiary for whom the Participant-Directed Assets are maintained, except as provided in Section 8.5 so as to pay fees or expenses of the Plan;

     (B) be responsible for reviewing any investment direction with respect to Participant-Directed Assets or for making recommendations on acquiring, retaining or disposing of any assets or otherwise regarding any assets;
     (C) have any duty to determine whether any investment is an authorized or proper one; or
     (D) be liable for following any investment direction or for any losses, taxes or other consequences incurred as a consequence of investments selected by any Participant or Beneficiary or for holding assets uninvested until it receives proper instructions.
10.5.3 Administration of Participant Directed Assets:
If Participant-Directed Assets are permitted, a list of the Participants and Beneficiaries and such information concerning them as the Trustee may specify shall be provided by the Employer or the Plan Administrator to the Trustee and/or such person as are necessary for the implementation of the directions in accordance with the procedure acceptable to the Trustee.
10.5.4 Investment of Funds Pending Investment Direction:
It is understood that the Trustee may, from time to time, have on hand funds which are received as contributions or transfers to the Trust Fund which are awaiting investment or funds from the sale of Trust Fund assets which are awaiting reinvestment. Absent receipt by the Trustee of a direction from the proper person for the investment or reinvestment of such funds or otherwise prior to the application of funds in implementation of such a direction, the Trustee shall cause such funds to be invested in shares of such money market fund or other short term investment vehicle as the Trustee, or Investment Committee if appointed, may specify for this purpose from time to time. Any such investment fund may be sponsored, managed, or distributed by the Sponsor or an affiliate of the Sponsor.
10.5.5 Communication of Investment Direction:
Directions for the investment or reinvestment of Trust assets of a type referred to in Section 10.4 from the Investment Committee, an Investment Manager or a Participant or Beneficiary, as the case may be, shall, in a manner and in accordance with procedures acceptable to the Trustee, be communicated to and implemented by, as the case may be, the Trustee, the Trustee’s designee or, with the Trustee’s consent and if an Investment Committee is operating, a broker/dealer designated for the purpose by the Investment Committee. Communication of any such direction to such a designee or broker/dealer shall conclusively be deemed an authorization to the designee or broker/dealer to implement the direction even though coming from a person other than the Trustee. The Trustee shall have no liability for its or any other person’s following such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person directing the investment or reinvestment of Trust Fund assets or making or failing to make any direction referred to in Section 10.5.6.
10.5.6 Voting and Other Rights Other than for Qualifying Employer Securities:
The voting and other rights in securities or other assets held in the Trust shall be exercised by the Trustee provided, however, that if an Investment Committee is appointed, the Trustee shall act as directed by such person who at the time has the right to direct the investment or reinvestment of the security or other asset involved.
10.5.7 Voting Qualifying Employer Securities:
With respect to any Qualifying Employer Securities allocated to an Account, each Participant shall be entitled to direct the Trustee in writing as to the manner in which Qualifying Employer Securities are to be voted.

10.5.8 Tender or Exchange of Qualifying Employer Securities:
With respect to any Qualifying Employer Securities allocated to an Account, each Participant shall be entitled to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer or other decisions with respect to the Qualifying Employer Securities. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information received from the Trustee as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer or other similar matter or any vote referred to in Section 10.5.7.
10.5.9 Failure to Vote or Tender With Respect to Trust Fund Assets:
If an Investment Committee is appointed, notwithstanding any provision hereof to the contrary, in the event the person with the right to direct a voting or other decision with respect to any security, Qualifying Employer Securities, or other asset held in the Trust does not communicate any decision on the matter to the Trustee or the Trustee’s designee by the time prescribed by the Trustee or the Trustee’s designee for that purpose or if the Trustee notifies the Investment Committee, if applicable, either that it does not have precise information as to the securities, Qualifying Employer Securities, or other assets involved allocated on the applicable record date to the accounts of all Participants and Beneficiaries or that time constraints make it unlikely that Participant, Beneficiary or Investment Manager direction, as the case may be, can be received on a timely basis, the decision shall be the responsibility of the Investment Committee and shall be communicated to the Trustee on a timely basis. In the event an Investment Committee with any right under the Plan to direct a voting or other decision with respect to any security, Qualifying Employer Securities, or other asset held in the Trust, does not communicate any decision on the matter to the Trustee or the Trustee’s designee by the time prescribed by the Trustee for that purpose, the Trustee may, at the cost of the Employer, obtain advice from a bank, insurance company, investment adviser or other investment professional (including an affiliate of the Trustee) or retain an Investment Manager or other independent fiduciary with full discretion to make the decision. Except as required by ERISA, the Trustee shall (a) follow all directions above referred to in this Section and (b) shall have no duty to exercise voting or other rights relating to any such security, Qualifying Employer Security or other asset.
10.5.10 Proxy Materials:
The Plan Administrator shall establish, or cause to be established, a procedure acceptable to the Trustee for the timely dissemination to each person entitled to direct the Trustee or its designee as to a voting or other decision called for thereby or referred to therein of all proxy and other materials bearing on the decision.
10.5.11 Common or Collective Trust Fund:
Any person authorized to direct the investment of Trust assets may, if the Trustee and the Investment Committee, if applicable, so permit, direct the Trustee to invest such assets in a common or collective trust maintained by the Trustee for the investment of assets of qualified trusts under Code Section 401(a), individual retirement accounts under Code Section 408(a) and plans or governmental units described in Code Section 818(a)(6). The documents governing any such common or collective trust fund maintained by the Trustee, and in which Trust assets have been invested, are hereby incorporated into this Article X by reference.
10.6 Valuation of Accounts:
10.6.1 Valuation Date:
A Participant’s Accounts shall be valued at fair market value on each Valuation Date. Subject to Section 10.6.2(A), as of each Valuation Date, the earnings and losses and expenses of the Trust Fund shall be allocated to each Participant Account in the ratio that such Account Balance in that category of Accounts bears to all Account Balances in that category. With respect to Participant-Directed Assets, the earnings and losses and expenses (including transactional expenses under Section 8.5.2) of such Participant-Directed Assets shall be allocated to the Account of the Participant or Beneficiary having authority to direct the investment of the assets in his or her Account.

10.6.2 Valuation Date of Distribution:
The Valuation Date with respect to any distributions (including, without limitation, loan distributions and purchase of annuities) from any Account upon the occurrence of a Benefit Commencement Date or otherwise, shall be:
     (A) with respect to Participant-Directed Asset, the date as of which the Account distribution is made; and
     (B) with respect to other assets, the Valuation Date immediately preceding the Benefit Commencement Date, if applicable, or immediately preceding the proposed date of any other distribution from an Account.
With respect to any contribution allocable to an Account which has not been made as of a Valuation Date determined under this Section 10.6.2, the principal amount of such contribution distributable because of the occurrence of a Benefit Commencement Date shall be distributed as soon as practicable after the date paid to the Trust Fund.
10.6.3 Valuation of Assets:
The assets of the Trust shall be valued at fair market value as determined by the Trustee based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources. The reasonable costs incurred in establishing values of the Trust Fund shall be a charge against the Trust Fund, unless paid by the Employer.
When the Trustee is unable to arrive at a value based upon information from independent sources, it may rely upon information from the Employer, Plan Administrator, Investment Committee, appraisers or other sources, and shall not incur any liability for inaccurate valuation based in good faith upon such information.
10.6.4 Loans:
In the event that Participant loans are available under the Plan, the Trustee shall reflect one aggregate balance for participant loans under the Plan and shall reflect changes thereto only as directed by the Employer or Plan Administrator.
10.7 Insurance Contracts:
10.7.1 Authority to Appoint Insurance Company:
The Trustee, if an Investment Committee is not appointed, Investment Committee, or Participant or Beneficiary with respect to Participant-Directed Assets, may appoint one or more insurance companies to hold assets of the Plan, and may direct, subject to Section 10.7, the purchase of insurance contracts or policies from one or more insurance companies with assets of the Plan. Neither the Investment Committee, Trustee nor the Plan Administrator shall be liable for the validity of any such contract or policy, the failure of any insurance company to make any payments or for any act or omission of an insurance company with respect to any duties delegated to any insurance company.
10.7.2 Payment of Insurance Premiums:
With the consent of the Plan Administrator and upon such notice as the Plan Administrator may require, a Participant may direct that a portion of his or her Account be used to pay premiums on life insurance on the Participant’s life; provided, however, that (a) the aggregate premiums paid on ordinary life insurance must be less than 50% of the aggregate contributions allocated to the Participant’s Employer Account, (b) the aggregate premiums paid on term life insurance contracts, universal life insurance contracts and all other life insurance contracts which are not ordinary life insurance may not exceed 25% of the aggregate contributions allocated to the Participant’s Employer Account, and (c) the sum of one-half of the premiums paid on ordinary life insurance and the total of all other life insurance premiums may not exceed 25% of the aggregate contributions allocated to the Employer Account of the Participant. For purposes of these limitations, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums.
10.7.3 Owner of Insurance Contract:
A Trustee other than Merrill Lynch Trust Co., FSB18 shall be the owner of each life insurance contract purchased under this Section 10.7 and the proceeds of each such contract shall be payable to the Trustee, provided that all benefits, rights and privileges under each contract on the life of a Participant which are available while the Participant is living shall be exercised by the Trustee only upon and in accordance with the written instructions of the Participant. The proceeds of all such insurance on the life of a Participant shall be paid over by the Trustee to the Participant’s Beneficiary in accordance with Article VII. Under no circumstances shall the Trustee retain any part of the proceeds.
10.7.4 Dividends Earned on Insurance:
Any dividends or credits earned on a life insurance contract shall be applied when received in reduction of any premiums thereon, or, if no premiums are due, applied to increase the proceeds of the insurance contract.
10.7.5 Reduced Death Benefit:
If a Participant is found by the Plan Administrator to be insurable only at a substandard premium rate, the policy shall provide a reduced death benefit using the same premium as would be required if the Participant were a standard risk, the amount of the death benefit being determined in accordance with the amount of the rating.
10.7.6 Cash Surrender Value:
The cash surrender value of an insurance contract to the extent deriving from Employer or Participant contributions, if any, shall be included, respectively, in the Account Balance of the Account from which the premiums were paid. Any death benefits under an insurance contract payable before the Participant’s termination of Employment will be paid to the Trustee for addition to the relevant Account of the Participant for distribution in accordance with Section 7.1.
10.7.7 Maximum Premium Requirements:
Any other provisions herein to the contrary notwithstanding, the purchase of life insurance for any Participant shall be subject to such minimum premium requirements as the Trustee may determine from time to time.
10.7.8 Origination of Premium Payments:
Premiums on life insurance contracts on a Participant’s life shall be paid by the Trustee, unless directed otherwise by the Participant, first from cash in the Participant’s Employer Accounts to the extent thereof, and then from cash in the Participant’s Employee After-Tax Contributions Account, if any, to the extent thereof. If there is insufficient cash in either Account to pay premiums due, the Trustee shall notify the Participant of this fact. If the Participant does not thereafter instruct the Trustee to sell sufficient assets in an Account of the Participant to pay premiums due on a timely basis, the Trustee shall not be obligated to take any further action with respect to any life insurance contract on the Participant’s life, whether as regards continuing insurance on a paid-up basis, effecting a reduction of the insurance in force, or otherwise, except at the direction of the Participant.

[18]	Merrill Lynch Trust Co., FSB will not be the Trustee with respect to life insurance policies.

10.7.9 Distribution of Life Insurance Contracts:
Prior to such time as a Participant becomes entitled to receive a distribution of any benefits under this Plan for any reason other than the Participant’s death, the Trustee shall, in accordance with the written direction of the Participant delivered to the Plan Administrator within such period of time as is acceptable to the Plan Administrator, either convert all life insurance contracts on the Participant’s life into cash or an annuity to provide current or future retirement income to the Participant or distribute the contracts to the Participant as a part of a benefit distribution; provided, however, that:
     (A) the contracts shall not be distributed unless, if the Participant is married at the time the distribution of the contracts is to be made, and the Plan is a money purchase pension plan, a target benefit plan or a profit-sharing plan to which Section 6.1.2 does not apply, the Participant’s Spouse at that time consents to a distribution in the manner prescribed by Section 6.2.4; and
     (B) if the cash value of any contracts at the time they become distributable to a Participant exceeds a Participant’s vested interest in his or her Employer Accounts at that time, the Participant shall be entitled to receive a distribution of such contracts only if the Participant promptly pays such excess in cash to the Trust Fund.
Life insurance contracts on a Participant’s life shall not continue to be maintained under the Plan following the Participant’s termination of Employment or after Employer contributions have ceased.
If a Participant on whose life an insurance contract is held does not make a timely and proper direction regarding the contract under this Section 10.7.9, the Participant shall be deemed to have directed that the contract be converted into cash to be distributed in the manner in which the Participant’s benefit is to be distributed.
10.7.10 Conflict Between Plan and Insurance Contract:
Anything contained herein to the contrary notwithstanding, if there is any conflict between the terms of the Plan and the terms of any insurance contract purchased under this Section 10.7, the provisions of the Plan shall control.
10.8 The Investment Manager:
10.8.1 Appointment:
The Trustee, if an Investment Committee is not appointed, Investment Committee, or the Participant or Beneficiary with respect to Participant-Directed Assets, may, by an instrument in writing, appoint one or more Investment Managers, who may be an affiliate of the Merrill Lynch Trust Co., FSB, to direct the Trustee in the investment of all or a specified portion of the assets of the Trust in property specified in Section 10.4. Any such Investment Manager shall be directed by the Trustee, if an Investment Committee is not appointed, Investment Committee, Participant or Beneficiary, as the case may be, to act in accordance with the procedures referred to in Section 10.5.5. If appointed, the Investment Committee shall notify the Trustee in writing before the effectiveness of the appointment or removal of any Investment Manager. If there is more than one Investment Manager whose appointment is effective under the Plan at any one time, the Trustee shall, upon written instructions from the Investment Committee, Participant or Beneficiary, establish separate funds for control by each such Investment Manager. The funds shall consist of those Trust Fund assets designated by the Investment Committee, Participant or Beneficiary.
10.8.2 Qualifications of Investment Manager:
Each person appointed as an Investment Manager shall be:
     (A) an investment adviser registered under the Investment Advisers Act of 1940,
     (B) a bank as defined in that Act, or

     (C) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.
10.8.3 Investment Manager as Fiduciary:
Each Investment Manager shall acknowledge in writing that it is a “fiduciary” (as defined in ERISA Section 3(21)) with respect to the Plan. The Trustee, or the Investment Committee if appointed, shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. Neither the Trustee nor the Investment Committee, if appointed, shall be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Investment Manager with respect to any duties delegated to any Investment Manager.
10.8.4 Identification of Amounts for Investment Manager:
The Trustee, or Investment Committee if appointed, or the Participant or Beneficiary, if applicable with respect to Participant-Directed Assets, shall have the power to determine the amount of Trust Fund assets to be invested in accordance with the direction of a designated Investment Manager and to set investment objectives and guidelines for the Investment Manager.
10.8.5 Second Trust Fund:
The Employer may appoint a second trustee under the Plan with respect to assets which the Employer desires to contribute or have transferred to the Trust Fund, but which the other Trustee does not choose to accept: provided, however, that if Merrill Lynch Trust Co., FSB is a Trustee, its consent (which consent may be evidenced by its acceptance of its appointment as Trustee) shall be required. In the event and upon the effectiveness of the acceptance of the second Trustee’s appointment, the Employer shall be deemed to have created two trust funds under the Plan, each with its own Trustee, each governed separately by this Article X. Each Trustee under such an arrangement shall, however, discharge its duties and responsibilities solely with respect to those assets of the Trust delivered into its possession and except under ERISA, shall have no duties, responsibilities or obligations with respect to property of the other Trust nor any liability for the acts or omissions of the other Trustee. As a condition to its consent to the appointment of a second trustee, Merrill Lynch Trust Co., FSB shall assure that recordkeeping, distribution and reporting procedures are established on a coordinated basis between it and the second trustee as considered necessary or appropriate with respect to the Trusts.
10.9 Powers of Trustee:
10.9.1 Trustee’s Power:
At the direction of the person authorized to direct such action as referred to in Section 10.5.1, but limited to those assets or categories of assets acceptable to the Trustee as referred to in Section 10.4, or at its own discretion if no such person is so authorized, the Trustee, or the Trustee’s designee or a broker/dealer as referred to in Section 10.5.5, is authorized and empowered:
     (A) To invest and reinvest the Trust Fund, together with the income therefrom, in assets specified in Section 10.4;
     (B) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;
     (C) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust Fund; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

     (D) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee necessary for the protection of the Trust Fund; to vote any corporate stock either in person or by proxy, with or without power of substitution, for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with or transfer title to any protective or other committee; to exercise or sell stock subscriptions or conversion rights; and, regardless of any limitation elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;
     (E) Subject to Section 10.5.4 hereof, to hold in cash, without liability for interest, such portion of the Trust Fund which it is directed to so hold pending investments, or payment of expenses, or the distribution of benefits;
     (F) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust Fund, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;
     (G) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;
     (H) To invest in any common or collective trust fund of the type referred to in Section 10.5.11 hereof maintained by the Trustee;
     (I) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under ERISA and other pertinent federal law, and to the extent that federal law is inapplicable, under the laws of the State of New Jersey if Merrill Lynch Trust Co., FSB is the Trustee or the state where the Trustee is located if Merrill Lynch Trust Co., FSB is not the Trustee, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;
     (J) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security, subject to applicable requirements of the Code and ERISA; and
     (K) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.
10.9.2 Additional Powers:
To the extent necessary or which it deems appropriate to implement its powers under Section 10.9.1 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust Fund, the Trustee shall have the following additional powers and authority:
     (A) to register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;
     (B) to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

     (C) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and
     (D) generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust Fund.
10.9.3 Limitations on Trustee’s Authority:
The Trustee shall have no duties or responsibilities other than those specified in the Plan.
10.10 Accounting and Records:
10.10.1 Maintenance of Records and Accounts:
The Trustee shall maintain or cause to be maintained accurate records and accounts of all Trust transactions and assets. The records and accounts shall be available at reasonable times during normal business hours for inspection or audit by the Plan Administrator, Investment Committee, if appointed, or any person designated for the purpose by either of them.
10.10.2 Written Accounting:
Within 90 days following the close of each fiscal year of the Plan or the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Plan Administrator a written accounting setting forth all transactions since the end of the period covered by the last previous accounting. The accounting shall include a listing of the assets of the Trust showing the value of such assets at the close of the period covered by the accounting. On direction of the Plan Administrator, and if previously agreed to by the Trustee, the Trustee shall submit to the Plan Administrator interim valuations, reports or other information pertaining to the Trust.
The Plan Administrator may approve the accounting by written approval delivered to the Trustee or by failure to deliver written objections to the Trustee within 60 days after receipt of the accounting. Any such approval shall be binding on the Employer, the Plan Administrator, the Investment Committee and, to the extent permitted by ERISA, all other persons.
10.11 Judicial Settlement of Accounts:
The Trustee can apply to a court of competent jurisdiction at any time for judicial settlement of any matter involving the Plan including judicial settlement of the Group Trustee’s account. If it does so, the Trustee must give the Plan Administrator the opportunity to participate in the court proceedings, but the Trustee can also involve other persons. Any expenses the Trustee incurs in legal proceedings involving the Plan, including attorney’s fees, are chargeable to the Trust Fund as an administrative expense. Any judgment or decree which may be entered in such a proceeding, shall, subject to the provision of ERISA, be conclusive upon all persons having or claiming to have any interest in the Trust Fund or under any Plan.
10.12 Resignation and Removal of Trustee:
10.12.1 Resignation of Trustee:
The Trustee may resign at any time upon at least 30 days’ written notice to the Employer.
10.12.2 Removal of Trustee:
The Employer may remove the Trustee upon at least 30 days’ written notice to the Trustee.

10.12.3 Successor Trustee:
Upon resignation or removal of the Trustee, the Employer shall appoint a successor trustee. Upon failure of the Employer to appoint, or the failure of the effectiveness of the appointment by the Employer of, a successor trustee by the effective date of the resignation or removal, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor.
Promptly after receipt by the Trustee of notice of the effectiveness of the appointment of the successor trustee: (a) the Trustee shall deliver to the successor trustee such records as may be reasonably requested to enable the successor trustee to properly administer the Trust Fund and all property of the Trust after deducting therefrom such amounts as the Trustee deems necessary to provide for expenses, taxes, compensation or other amounts due to or by the Trustee not paid by the Employer prior to the delivery; and (b) except if the second Trustee is removed or resigns, the Plan will no longer be considered a prototype plan.
10.12.4 Settlement of Accounts:
Upon resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which settlement shall be made, at the Trustee’s option, either by an agreement of settlement between the Trustee and the Employer or by a judicial settlement in an action instituted by the Trustee. The Employer shall bear the cost of any such judicial settlement, including reasonable attorneys fees.
10.12.5 Transfer of Assets:
The Trustee shall not be obligated to transfer Trust assets until the Trustee is provided assurance by the Employer satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.
10.12.6 Rights and Privileges:
Upon settlement of the account and transfer of the Trust Fund to the successor trustee, all rights and privileges under the Trust Agreement shall vest in the successor trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall, except as otherwise required by ERISA, terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor trustee.
10.13 Group Trust:
10.13.1 Trustee of Group Trust:
If elected by the Primary Employer in the Adoption Agreement, the Trustee shall be the Trustee for this Plan and for each other Qualified Plan specified in the Adoption Agreement; provided, however, that such other Qualified Plan is in effect in accordance with an Adoption Agreement under this Prototype Plan. Any reference to Trustee and to the Trust Fund in this Plan shall mean the Trustee as the trustee of a Group Trust consisting of the assets of each such plan. The Plan and each other Qualified Plan specified in the Adoption Agreement shall be deemed to join in and adopt the Trust as the Trust for each such plan. By executing the Adoption Agreement, the Trustee accepts designation as Trustee of this Group Trust.
10.13.2 Maintenance of Accounting Records:
The Trustee shall establish and maintain such accounting records for each of the Plans as shall be necessary to reflect the interest in the Group Trust applicable at any time or from time to time to each Plan. No part of the corpus or income of the Group Trust allocable to an individual Plan may be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries entitled to benefits under that Plan. The allocable interest of a Plan in the Group Trust may not be assigned.

ARTICLE XI
PLAN AMENDMENT OR TERMINATION
11.1 Plan Amendment:
11.1.1 Authority to Amend:
The Sponsor may amend any part of the Plan. The Primary Employer shall have the right at any time, by an instrument in writing, effective retroactively or otherwise, to (A) change the choice of options in the Adoption Agreement, in whole or in part; (B) add overriding language in the Adoption Agreement when such language is needed to satisfy Code Section 415 or Code Section 416 because of the required aggregation of multiple plans; and (C) add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. No such amendment, however, shall have any of the effects specified in Section 11.1.3. If the Primary Employer (or any other Employer) amends the Plan or nonelective portions of the Adoption Agreement except as previously provided (including a waiver of the minimum funding requirement under Code Section 412(d)), it will no longer participate in the Prototype Plan, but will be considered to have an individually designed plan for purposes of qualification under Code Section 401(a). If an Employer is amending its plan from an individually-designed plan or from one prototype plan to another, a list of the “Section 411(d)(6) protected benefits” that must be preserved may be attached, and such a list would not be considered an amendment to the Plan.
11.1.2 Recognition as Prototype Plan:
This Plan will be recognized as a Prototype Plan by the Sponsor only by complying with the registration requirements as specified in the Adoption Agreement.
11.1.3 Limitations of Amendments:
No amendment to the Plan shall be effective to the extent that it:
     (A) authorizes any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;
     (B) has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Account Balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, an amendment which has the effect of (1) decreasing a Participant’s Account Balance or (2) eliminating or reducing an Early Retirement benefit or a retirement-type subsidy, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits, except as permitted under Treas. Reg. Section 1.411(d)-4 or any other guidance issued under Code Section 411(d)(6). In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).
     (C) reduces the vested percentage of any Participant determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.
     (D) eliminates or restricts an optional form of benefit. For purposes of this paragraph the preceding shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account Balance under a particular optional form of benefit if the amendment satisfies the conditions in (i) or (ii) below:
          (i) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (i), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
          (ii) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 C.F.R. § 2530.104b-3 relating to a summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.
11.1.4 Vesting Schedule Amendment:
     (A) If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, (i) each Participant with at least 3 years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change, and (ii) in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer-derived accrued benefit will not be less than the percentage computed under the plan without regard to such amendment.
The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
     (B) 60 days after the amendment is adopted;
     (C) 60 days after the amendment becomes effective; or
     (D) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.
11.2 Right of the Employer to Terminate Plan:
11.2.1 Authority to Terminate:
The Employer intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Employer reserves the right, however, to terminate the Plan with respect to its Employees at any time by an instrument in writing delivered to the Plan Administrator and the Trustee, or to completely discontinue its contributions thereto at any time.
11.2.2 Additional Power to Terminate:
The Plan will also terminate: (A) if the Employer is a sole proprietorship, upon the death of the sole proprietor; (B) if the Employer is a partnership, upon termination of the partnership; (C) if the Employer is judicially declared bankrupt or insolvent (as provided in Section 11.4); (D) upon the sale or other disposition of all or substantially all of the assets of the business; or (E) upon any other termination of the business. Any successor to or purchaser of the Employer’s trade or business, after any event specified in the prior sentence, may continue the Plan, in which case the successor or purchaser will thereafter be considered the Employer for purposes of the Plan. Such a successor or purchaser shall execute an appropriate Adoption Agreement if and when requested by the Plan Administrator.
11.2.3 Miscellaneous:
Anything contained herein to the contrary notwithstanding, if the Employer fails to attain or retain qualification of the Plan under Code Section 401(a), the Plan will not participate in this Prototype Plan and will, instead, be considered an individually designed plan for purposes of such qualification.

11.3 Effect of Partial or Complete Termination or Complete Discontinuance of Contributions:
11.3.1 Determination of Date of Complete or Partial Termination:
The date of complete or partial termination shall be established by the Plan Administrator in accordance with the directions of the Primary Employer (if then in existence) in accordance with applicable law.
11.3.2 Effect of Termination:
     (A) As of the date of a partial termination of the Plan:
          (i) the accrued benefit of each affected Participant, to the extent funded, shall become nonforfeitable (as provided in Section 4.1.2);
          (ii) no affected Participant shall be granted credit based on Hours of Service after such date;
          (iii) Compensation paid to affected Participants after such date shall not be taken into account; and
          (iv) no contributions by affected Participants shall be required or permitted.
For purposes of this Section, an “affected Participant” is a Participant who is affected by the event causing the partial termination of the Plan.
     (B) As of the date of the complete termination of the Plan or of a complete discontinuance of contributions:
          (i) the accrued benefit of each Participant to the extent funded, shall become nonforfeitable (as provided in Section 4.1.2);
          (ii) no Participant shall be granted credit based on Hours of Service after such date;
          (iii) Compensation paid after such date shall not be taken into account;
          (iv) no contributions by Participants shall be required or permitted;
          (v) no Eligible Employee shall become a Participant after such date; and
     (vi) except as may otherwise be required by applicable law, all obligations of the Employer and Employers to fund the Plan shall terminate.
     (C) All other provisions of the Plan shall remain in effect unless otherwise amended.
11.3.3 Distribution of Accounts:
Upon the complete discontinuance of contributions under the Plan, at the Employer’s election, either the Trust Fund shall continue to be held and distributed as if the Plan had not been terminated (in which case such Plan shall continue to be subject to all requirements under Title I of ERISA, and qualification requirements under the Code) or any and all assets remaining in the Trust Fund as of the date of such termination or discontinuance, together with any earnings subsequently accruing thereon, shall be distributed by the Trustee to all Participants at the Plan Administrator’s direction.
Upon the complete termination of the Plan, the Trust Fund shall be distributed to all Participants within one year after the date of termination. If the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any Affiliate does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s benefit may, without the Participant’s consent, be distributed to the Participant. However, if any Affiliate maintains another Defined

Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account(s) will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution. Distributions shall be made in compliance with the applicable provisions, including restrictions, of Articles VI and VII. The Trust Fund shall continue in effect until all distributions therefrom are complete. Upon the completion of such distributions, the Trustee shall be relieved from all further liability with respect to all amounts so paid or distributed.
11.4 Bankruptcy:
In the event that the Employer shall at any time be judicially declared bankrupt or insolvent without any provisions being made for the continuation of this Plan, the Plan shall be completely and automatically terminated in accordance with this Article XI.
ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1 Exclusive Benefit of Participants:
Notwithstanding anything in the Plan to the contrary, the Trust Fund shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan. Subject to Section 3.10, the corpus or income of the Trust Fund may not (other than such part as is required to pay expenses) be diverted to or used for other than the exclusive benefit of Participants or their Beneficiaries.
12.2 Plan Not a Contract of Employment:
The Plan is not a contract of employment, and the terms of employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.
12.3 Action by Employer:
Any action by an Employer which is a corporation shall be taken by the board of directors of the corporation or any person or persons duly empowered to exercise the powers of the corporation with respect to the Plan. In the case of an Employer which is a partnership, action shall be taken by any general partner of the partnership, and in the case of an Employer which is a sole proprietorship, action shall be taken by the sole proprietor.
12.4 Source of Benefits:
Benefits under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer, any Employer, the Trustee, the Plan Administrator, nor any Investment Manager or insurance company shall assume any liability under the Plan therefor.
12.5 Benefits Not Assignable:
Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. In the event that a Participant or Beneficiary becomes individually liable with respect to any expenses listed in Section 8.5, the provision of Code Section 401(a)(13) shall be applicable with respect to any claim the Plan may have against the Participant or Beneficiary individually with respect to such expenses. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant under a “domestic relations order” (as defined in Code Section 414(p)) unless such order is determined by the Plan Administrator to be a “qualified domestic relations order” (as defined in Code Section 414(p)) or, in the case of a “domestic relations order” entered before January 1, 1985, if either payment of benefits under the order has commenced as of that date or the Plan Administrator decides to treat such order as a “qualified domestic relations order” within the meaning of Code Section 414(p) even if it does not otherwise qualify as such.

12.6 Domestic Relations Orders:
Any other provision of the Plan to the contrary notwithstanding, the Plan Administrator shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to “qualified domestic relations orders” (or “domestic relations orders” treated as such) referred to in Section 12.5, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such investment control by the Plan Administrator as the Plan Administrator may deem appropriate, and the Plan Administrator may decide upon and direct appropriate distributions therefrom.
12.7 Claims Procedure:
In the event that a claim by a Participant, Beneficiary, or other person for benefits under the Plan is denied, the Plan Administrator will so notify the claimant, giving the reasons for the denial. This notice will also refer to the specific provisions of the Plan on which the denial was based, will specify whether any additional information is needed from the Participant or Beneficiary and will explain the review procedure.
Within 60 days after receiving the denial, the claimant may submit, directly or through a duly authorized representative, a written request for reconsideration of the application to the Plan Administrator. Documents or records relied on by the claimant should be filed with the request. The person making the request may review relevant documents and submit issues and additional comments in writing.
The Plan Administrator will review the claim within 60 days (or 120 days if a hearing is held because special circumstances exist) and provide a written response to the appeal. The response will explain the reasons for the decision and will refer to the Plan provisions on which the decision is based. The decision of the Plan Administrator is the final one under this claims procedure.
12.8 Records and Documents:
Participants and Beneficiaries must supply the Plan Administrator with such personal history data as may be required by the Plan Administrator in the operation of the Plan. Proof of age, when required, must be established by evidence satisfactory to the Plan Administrator, and the records of the Employers concerning length of service and compensation may be accepted by the Plan Administrator as conclusive for the purposes of the Plan.
12.9 Errors:
The Plan Administrator may take whatever action it determines in its discretion to be necessary and appropriate to correct any error in the administration of the Plan, to the extent consistent with applicable law, including, but not limited to making corrections under the Employee Plans Compliance Resolution System (or successor procedure).
12.10 Benefits Payable to Minors, Incompetents and Others:
In the event any benefit is payable to a minor or to a Participant or Beneficiary declared incompetent by a court having jurisdiction over such matters and a guardian, committee, conservator or other legal representative of the estate of such a person is appointed, benefits to which he or she is entitled shall be paid to the legally appointed person for the benefit of the minor or incompetent. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.
12.11 Plan Merger or Transfer of Assets:
12.11.1 Continuation of Plan:
The merger or consolidation of the Employer with any other person, or the transfer of the assets of the Employer to any other person, or the merger of the Plan with any other plan shall not constitute a termination of the Plan if provision is made for the continuation of the Plan.

12.11.2 Benefit of Participants:
The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). Any merger or consolidation shall not constitute a termination of a Plan or require the acceleration of vesting of Participants’ Account Balances.
12.12 Employers:
12.12.1 Adoption by Affiliates of Plan:
With the consent of the Primary Employer and by duly authorized action, any Affiliate may adopt the Plan. If this Plan is a “non-standardized plan” (as defined in Rev. Proc. 2000-20 or other similar guidance issued by the IRS), such Affiliate shall determine the classes of its Employees who shall be Eligible Employees and the amount of its contribution to the Plan on behalf of such Employees.
12.12.2 Termination of Participation in Plan:
If this Plan is a “non-standardized plan” (as defined in Rev. Proc. 2000-20 or other similar guidance issued by the IRS), with the consent of the Primary Employer and by duly authorized action, an Affiliate may terminate its participation in the Plan or withdraw from the Plan. Any such withdrawal shall be deemed an adoption by such Affiliate of a plan and trust identical to the Plan and the Trust, except that all references to the Employer shall be deemed to refer to such Affiliate. At such time and in such manner as the Primary Employer directs, the assets of the Trust allocable to Employees of such Affiliate shall be transferred to the trust deemed adopted by such Affiliate.
12.12.3 Employer Power:
An Employer shall have no power with respect to the Plan except as specifically provided herein.
12.13 Controlling Law:
The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan, other than the provisions of the Trust Agreement.
12.14 Singular and Plural and Article and Section References:
As used in the Plan, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Articles and sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Prototype Plan to an Article or Section is to the Article or Section so specified of the Prototype Plan, unless otherwise indicated.
12.15 USERRA:
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
12.16 Unclaimed Benefit:
If Employer is unable to locate a Participant to whom a benefit under the Plan is payable within a reasonable period of time after the date such benefit became payable and after having exhausted reasonable means to locate such individual, the amount of such benefit shall be treated as a forfeiture and shall be applied according to Section 3.7. If a benefit is forfeited because an individual cannot be found, such benefit will be reinstated if a claim is later made by the individual. Any such unclaimed benefits not forfeited at the time the Plan terminates shall escheat to the appropriate state or government entity.
12.17 Electronic Media:
Any notice, election, or other Plan communication may be made by means of such electronic media authorized by the Plan Administrator to the extent permitted and in the manner required under applicable law.
ARTICLE XIII
SIMPLE 401(k) PROVISIONS
13.1 Rules of Application:
     (A) This Article XIII shall only apply to an Employer who elected SIMPLE 401(k) provisions in an Adoption Agreement prior to January 1, 1999. If such Employer elected in the Adoption Agreement to have the SIMPLE 401(k) provisions apply, then the provisions of this Article shall apply for a calendar year only if (a) the Employer is an Eligible Employer and (b) no contributions are made, or benefits accrued for services during the calendar year, on behalf of any Eligible Employee under any other plan, contract, pension, or trust described in Code Section 219(g)(5)(A) or (B), maintained by an Employer.
     (B) To the extent that any other provision of the Plan is inconsistent with the provisions of this Article, the provisions of this Article govern.
     (C) Unless otherwise provided in this Article, or as otherwise modified in this Article, capitalized terms have the meaning set forth in Article I.
13.2 Definitions:
The following terms have the meanings set forth below for purposes of this Article:
13.2.1 Compensation:
“Compensation” means, for purposes of Sections 13.2.2, 13.3.1 and 13.3.2 of this Article, the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Code Section 6051(a)(3)) and the Employee’s salary reduction contributions made under this or any other Code Section 401(k) plan, and, if applicable, elective deferrals under a Code Section 408(p) SIMPLE IRA Plan, a SARSEP, or a Code Section 403(b) annuity contract and compensation deferred under a Code Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Code Section 6051(a)(8)). For self-employed individuals, compensation means net earnings from self-employment determined under Code Section 1402(a) prior to subtracting any contributions made under this plan on behalf of the individual. The provisions of the plan implementing the limit on compensation under Code Section 401(a)(17) apply to the Compensation under Section 13.3 of this Article.
13.2.2 Eligible Employer:
An “Eligible Employer” means, with respect to any calendar year, an Employer that had no more than 100 Employees who received at least $5,000 of Compensation from the Employer for the preceding calendar year. In applying the preceding sentence, all Employees of Affiliates and Leased Employees required to be treated as the Employer’s Employees under Code Section 414(n), are taken into account. An Eligible Employer that elects to have the SIMPLE 401(k) provisions apply to the Plan and that fails to be an Eligible Employer for any subsequent calendar year, is treated as an Eligible Employer for the 2 calendar years following the last calendar year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code Section 410(b)(6)(C)(i) are satisfied.

13.2.3 Eligible Employee:
“Eligible Employee” means, for purposes of the SIMPLE 401(k) provisions, any Employee who is entitled to make Pre-Tax Contributions under the terms of the Plan.
13.3 Contributions:
13.3.1 Salary Reduction Contributions:
     (A) Each Eligible Employee may make a salary reduction election to have his or her Compensation reduced for the calendar year in any amount selected by the Employee subject to the limitation in Section 13.3.1(B) of this Article. The Employer will make a salary reduction contribution to the Plan, as Pre-Tax Contribution, in the amount by which the Employee’s Compensation has been reduced.
     (B) The total salary reduction contribution for the calendar year cannot exceed the amount determined under Code Section 408(p)(2)(A)(ii) for any Employee. To the extent permitted by law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
13.3.2 Other Contributions:
     (A) Matching Contributions — Each calendar year, the Employer will contribute a Matching Contribution to the Plan on behalf of each Employee who makes a salary reduction election under Section 13.3.1. The amount of the Matching Contribution will be equal to the employee’s salary reduction contribution up to a limit of 3 percent of the Employee’s Compensation for the full calendar year.
     (B) Nonelective Contribution — For any calendar year, instead of a Matching Contribution, the Employer may elect to contribute a nonelective contribution of 2 percent of Compensation for the full calendar year for each Eligible Employee who received at least $5,000 of Compensation for the calendar year.
13.3.3 Limitation on Contributions:
     (A) No employer or employee contributions may be made to this plan for the Year other than salary reduction contributions described in Section 3.1, Matching or nonelective contributions described in Section 3.2 and rollover contributions described in IRS regulations section 1.402(c)-2, Q&A-1(a) or other similar guidance issued under the Code.
     (B) 1997 Transition Rule — If the Employer has maintained this Plan during 1997 prior to adopting this Article, then contributions made prior to the adoption of this Article are treated as made under Sections 13.3.1 and 13.3.2 provided that: (i) the Employer has adopted the SIMPLE 401(k) provisions by July l, 1997, effective as of January l, 1997; (ii) the salary reduction contributions for the calendar year made prior to adoption of this Article do not total more than $6,000 for any Employee; (iii) the other contributions set forth in Section 13.3.2 are of inherently equal or greater value than the contributions required under the Plan prior to the adoption of this Article; and (iv) for 1997, the 60-day election period requirement described in Sections 13.4.1(A) and (B) is deemed satisfied if the Employee may make or modify a salary reduction election during a 60-day election period that begins no later than 30 days after this Article is adopted but in no event later than July 1, 1997.
13.3.4 Annual Addition Limitation on Contributions:
The provisions of Section 3.9 of the Plan (implementing the limitations of Code Section 415) apply to contributions made pursuant to Sections 13.3.1 and 13.3.2.

13.4 Election and Notice Requirements:
13.4.1 Election Period:
     (A) In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a salary reduction election made under this Article XIII during the 60-day period immediately preceding each January 1.
     (B) For the calendar year that an Employee becomes eligible to make salary reduction contributions under the SIMPLE 401(k) provisions of this Article XIII, the 60-day election period requirement of Section 13.4.1(A) is deemed satisfied if the Employee may make or modify a salary reduction election during a 60-day period that includes either the date the Employee becomes eligible or the day before.
     (C) Each Employee may terminate a salary reduction election made under this Article XIII at any time during the calendar year.
13.4.2 Notice Requirements:
     (A) The Employer will notify each Eligible Employee prior to the 60-day election period described in Section 13.4.1 that he or she can make a salary reduction election or modify a prior election during that period.
     (B) The notification described in Section 13.4.2(A) will indicate whether the Employer will provide a 3-percent Matching Contribution described in Section 13.3.2(A) or a 2-percent nonelective contribution described in Section 13.3.2(B).
13.5 Vesting Requirements:
All benefits attributable to contributions described in Section 13.3.1 and 13.3.2 are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the calendar year the SIMPLE 401(k) provisions apply.
13.6 Top-Heavy Rules:
The Plan is not treated as a Top-Heavy Plan under Code Section 416 for any calendar year for which this Article applies.
13.7 Nondiscrimination Tests:
The ADP Test and ACP Test described in Sections 3.4.2(B) and 3.6(A) of the Plan are treated as satisfied for any calendar year for which this Article applies.

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AMENDMENT TO MERRILL LYNCH SPECIAL/FLEXIBLE PROTOTYPE
DEFINED CONTRIBUTION PLAN AND TRUST
(BASE PLAN DOCUMENT #03)
This Amendment to the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Plan Document # 03) (“the Plan”) is made on behalf of all Employers that adopt the Plan. It consists of two parts: Part I includes amendments adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); and Part II contains amendments adopted to reflect certain provisions of the Final and Temporary Treasury Regulations relating to Section 401(a)(9) of the Internal Revenue Code. This Amendment is intended as “good faith” compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. It will be submitted to the IRS for review and approval in accordance with the procedure prescribed by the IRS.
PART I: EGTRRA AMENDMENTS
I. General Effective Date:
The general effective date of this Amendment shall be as of the first day of the Plan Year (or Limitation Year) beginning after December 31, 2001, except as otherwise provided in the following sections of this Amendment, for Employers that adopted the Plan on or before December 31, 2001 and who continued this Plan after such date. The general effective date for all other Employers that adopt this Plan shall be the date the Primary Employer adopts this Plan, except as otherwise provided in the following sections of this Amendment or in a separate EGTRRA adoption agreement adopted by the Primary Employer.
II. Increase in Compensation Limit:
For any Plan Year beginning after December 31, 2001, for purposes of Section 1.21, the annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.
III. Repeal of Multiple Use Test:
For Plan Years beginning after December 31, 2001, the multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 3.6(C) shall not apply.
IV. Limitations on Contributions:
Effective for Limitation Years beginning after December 31, 2001, for purposes of Section 3.9, the maximum Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:
     (A) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or
     (B) 100 percent of the Participant’s Limitation Compensation for the Limitation Year. The compensation limit referred to in the previous sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

I

V. Modification of Top-Heavy Limit:
     (A) Effective Date:
For Plan Years beginning after December 31, 2001, this section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) and Section 4.4 and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.
     (B) Determination of Top-Heavy Status:
          (i) Key Employee. For purposes of Section 1.56, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Primary Employer or Affiliate having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Primary Employer or Affiliate, or a 1-percent owner of the Primary Employer or Affiliate having annual Compensation of more than $150,000. For this purpose, annual Compensation means Limitation Compensation within the meaning of Plan Section 3.9.1(H) (which is compensation within the meaning of Code Section 415(c)(3)). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
          (ii) Determination of present values and amounts. This Section V.B.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the Determination Date and shall modify the applicable provisions of Section 4.4.1 of the Plan.
               (a) Distributions during last year before Determination Date. The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of any distribution made for a reason other than separation from service, death, or disability, a “1-year period” shall be substituted for the “5-year period”.
               (b) Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Primary Employer or Affiliate during the 1-year period ending on the Determination Date shall not be taken into account.
     (C) Minimum Allocations:
Matching Contributions. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and Section 4.4.3 of the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).
     (D) Top-Heavy Safe Harbor Plans:
For any year beginning after December 31, 2001, the top-heavy requirements of Code Section 416 and Section 4.4 shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met. (Such a plan is referred to as a “safe harbor” 401(k) plan which is deemed to satisfy the special nondiscrimination tests for 401(k) plans if the plan satisfies certain minimum contribution requirements and a notice requirement.)

II

VI. Rollovers Disregarded in Involuntary Cash-Outs:
Effective for distributions made on and after January 1, 2002, and unless otherwise elected by an Employer that has adopted the Merrill Lynch prototype plan after January 1, 2002, the Primary Employer shall exclude Rollover Contributions in determining the value of the Participant’s nonforfeitable Account Balance for purposes of the Plan’s involuntary cash-out rules. Therefore, for purposes of Section 5.6.1 of the Plan, the value of a Participant’s nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s nonforfeitable Account Balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable Account Balance.
VII. Plan Loans for Owner-Employees and Shareholder Employees:
Effective for loans made after December 31, 2001, for purposes of Section 5.8.4 of the Plan, provisions prohibiting loans to any Owner-Employee or shareholder-employee shall cease to apply.
VIII. Suspension Period Following Hardship Distributions:
     (A) For purposes of Section 5.9.3(C), subject to any elections by the Primary Employer in a separate EGTRRA adoption agreement, a Participant who receives a distribution of Pre-Tax Contributions after December 31, 2001, on account of hardship shall be prohibited from making Pre-Tax Contributions and Employee After-Tax Contributions under this and all other plans of the Primary Employer and Affiliates for 6 months after receipt of the distribution.
     (B) For calendar years beginning after December 31, 2001, the post-hardship contribution limit contained in Section 5.9.3(D) is eliminated for participants who receive a hardship distribution after December 31, 2000.
IX. Direct Rollovers of Plan Distributions:
Effective for distributions made after the later of the adoption of the Merrill Lynch prototype or December 31, 2001:
     (A) Modification of the Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 6.4, the definition of an Eligible Retirement Plan as provided in Section 1.33 shall also mean the following, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).
     (B) Modification of the Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rolloever provisions in Section 6.4, any amount that is distributed on account of hardship shall not be included in the definition of an Eligible Rollover Distribution under Section 1.34 and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.
     (C) Modification of the Definition of Eligible Rollover Distribution to Include Employee After-Tax Contributions. For purposes of the direct rollover provisions in Section 6.4 and the definition of an Eligible Rollover Distribution under Section 1.34, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Employee After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

III

X. Distribution upon Severance from Employment:
For distributions made after December 31, 2001, Section 5.1.2 shall be replaced by the following:
     5.1.2 Pre-Tax, Qualified Nonelective, Qualified Matching, Safe Harbor Nonelective and Safe Harbor Matching Contributions:
Pre-Tax Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Nonelective and Safe Harbor Matching Contributions, and income allocable to each are distributable to a Participant or his or her Beneficiary or Beneficiaries no earlier than:
     (A) Upon severance from employment, death, or Disability.
     (B) Termination of the Plan without the establishment of a successor Defined Contribution Plan (as defined in Treas. Reg. Section 1.401(k)-1(d)(3)) or a SIMPLE IRA Plan (defined in Code Section 408(p)).
     (C) Unless otherwise elected by the Primary Employer in the Adoption Agreement, the attainment of age 591/2 in the case of a profit-sharing plan; and
     (D) Unless otherwise elected by the Primary Employer in the Adoption Agreement, the hardship of the Participant as described in Section 5.9 (only if this Plan is a profit sharing plan and only with respect to Pre-Tax Contributions, not Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Nonelective Contributions or Safe Harbor Matching Contributions).
All distributions that may be made under one or more of the foregoing distributable events are subject to the consent requirements of Section 5.6.4.
In addition, distributions that are triggered by any of the events described in subparagraphs 5.1.2 (B) above must be made in a “lump sum distribution” within the meaning of Code Section 402(e)(4)(D) (without regard to subclauses (I), (II), (III), and (IV) of clause (i) thereof).
PART II: ARTICLE XIV
MINIMUM DISTRIBUTION REQUIREMENTS
14.1 Effective Date:
The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
14.2 Precedence:
The requirements of this Article will take precedence over any inconsistent provisions of the Plan or any prior elections made by an Employer in an Adoption Agreement.
14.3 Requirements of Treasury Regulations Incorporated:
All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Code 401(a)(9).
14.4 TEFRA Section 242(b)(2) Elections:
Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and Plan Section 5.11.5.
14.5 Time and Manner of Distribution:
14.5.1 Required Beginning Date:
The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

IV

14.5.2 Death of Participant Before Distributions Begin:
If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as provided in (A) through (D) below, unless an irrevocable election is made under (E) below.
     (A) If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.
     (B) Upon If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (D) If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 14.5.2, other than Section 14.5.2(A), will apply as if the Surviving Spouse were the Participant.
     (E) Participants or Beneficiaries may elect on an individual basis whether the 5-year rule under Code Section 401(a)(9)(B)(ii) (under which distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death) or the life expectancy rule in Sections 14.5.2(B) or 14.7.2(A) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Section 14.5.2(A), (B), or (D) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or if applicable, Surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this Section 14.5.2(E), distributions will be made in accordance with Sections 14.5.2(A) through (D) and 14.7.2.
For purposes of this Section and Section 14.7, unless Section 14.5.2(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 14.5.2(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 14.5.2(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 14.5.2(A)), the date distributions are considered to begin is the date distributions actually commence.
14.5.3 Forms of Distributions:
Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the First Distribution Calendar Year distributions will be made in accordance with Sections 14.6 and 14.7 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) of the Treasury Regulations.
14.6 Payment of Required Minimum Distributions During Participant’s Lifetime:
14.6.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year:
During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
     (A) The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

V

     (B) If the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
14.6.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death:
Required minimum distributions will be determined under this Section 14.6 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
14.7 Required Minimum Distributions After Participant’s Death:
14.7.1 Death On or After Distributions Begin:
     (A) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
          (i) Participant’s Remaining Life Expectancy. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (ii) Surviving Spouse’s Remaining Life Expectancy. If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Surviving Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
          (iii) Non-Surviving Spouse Remaining Life Expectancy. If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (B) No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
14.7.2 Death Before Date Distributions Begin:
     (A) Participant Survived by Designated Beneficiary: Unless the 5-year rule is elected as provided under Section 14.5.2(E) (in which case distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 14.8.1.
     (B) No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

VI

     (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 14.5.2(A), this Section 14.7 will apply as if the Surviving Spouse were the Participant.
14.8 Definitions:
As used in this Article XIV, each of the following terms shall have the meaning for that term set forth in this Section 14.8.
14.8.1 Designated Beneficiary:
The individual who is designated as the Beneficiary under Article VII of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
14.8.2 Distribution Calendar Year:
A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 14.5.2. The required minimum distribution for the Participant’s First Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
14.8.3 Life Expectancy:
Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
14.8.4 Participant’s Account Balance:
The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
14.8.5 Required Beginning Date:
The date specified in Section 5.11.1(F) of the Plan.

VII

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AMENDMENT TO MERRILL LYNCH SPECIAL/FLEXIBLE PROTOTYPE
DEFINED CONTRIBUTION PLAN AND TRUST
(BASE PLAN DOCUMENT #03)
This Amendment to the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Plan Document # 03) (“the Plan”) is made on behalf of all Employers who adopt the Plan. This Amendment is intended as “good faith” compliance reflecting the automatic rollover requirements of IRC Section 401(a)(31)(B). It will be submitted to the IRS for review and approval in accordance with the procedure prescribed by the IRS.
5.6.1 (E) In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 5.6.1, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 5.6.5, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

VIII

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THE FOLLOWING OPINION LETTERS ARE USED IN CONJUNCTION
WITH THE MERRILL LYNCH SPECIAL/FLEXIBLE PROTOTYPE
DEFINED CONTRIBUTION PLAN AND TRUST.
Standardized Profit Sharing Plan with CODA
Letter Serial Number: K273963a
National Office Letter Date: 6/4/2002
Standardized Money Purchase Pension Plan
Letter Serial Number: K273964a
National Office Letter Date: 6/4/2002
Standardized Profit Sharing Plan
Letter Serial Number: K273965a
National Office Letter Date: 6/4/2002
Non-standardized Profit Sharing Plan with CODA
Letter Serial Number: K373962a
National Office Letter Date: 6/4/2002
Non-standardized Money Purchase Pension Plan
Letter Serial Number: K373961a
National Office Letter Date: 6/4/2002
Non-standardized Profit Sharing Plan
Letter Serial Number: K373960a
National Office Letter Date: 6/4/2002
Non-standardized Target Benefit Plan
Letter Serial Number: K373959a
National Office Letter Date: 6/4/2002

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Internal Revenue Service	Department of the Treasury
Plan Description: Prototype Standardized Profit Sharing Plan with CODA

FFN: 50239810002 - 005 Case: 200100057 EIN:13-5674085	Washington, DC 20224

Letter Serial No: K273963a	Contact Person: Ms. Arrington 50-00197

Telephone Number: (202) 283-8811
MERRILL LYNCH PIERCE FENNER & SMITH INC
In Reference to: T: EP: RA: T4
800 SCUDDERS MILL ROAD BIS AREA 1G
Date: 06/04/2002
PLAINSBORO, NJ 08536

Dear Applicant:
In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.
You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee Plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553.
This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, pub. L. 106-554. These laws are referred to collectively as GUST.
Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to-the qualification of its plan under Code section 401(a), except as provided below, provided the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. The terms of the plan must be followed in operation. Except as stated below, Employee Plans Determinations will not issue a determination letter with respect to this plan.
Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a)(16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 4.13 of Rev. Proc. 2000-20, 200O-6 I.R.B. 553. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Likewise, if this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a)(16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).
An employer that adopts this plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section l.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

MERRILL LYNCH PIERCE FENNER & SMITH INC
FFN: 50239810002-005

An employer that adopts this plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.401(a)-4 of the regulations.
An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter.
The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415 and the requirements of Code section 401(a)(10)(B) as to the top-heavy plan requirements in Code section 416; (2) regarding the nondiscriminatory effect of grants of past service; (3) with respect to whether a pro spectively eliminated benefit, right or feature satisfies the current availability requirements; and (4) with respect to the continued application of the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307, Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.
If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.
If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.
You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.
Sincerely Yours,

Director
Employee Plans Rulings & Agreements

Internal Revenue Service	Department of the Treasury
Plan Description: Prototype Standardized Money Purchase Pension Plan

FFN: 50239810002-006 Case: 200100058 EIN: 13-5674085	Washington, DC 20224

Letter Serial No: K273964a	Contact Person: Ms. Arrington 50-00197

Telephone Number: (202) 283-8811
MERRILL LYNCH PIERCE FENNER & SMITH INC
In Reference to: T: EP: RA: T4
800 SCUDDERS MILL ROAD BIS AREA 1G
Date: 06/04/2002
PLAINSBORO, NJ 08536
Dear Applicant:
In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.
You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee Plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553.
This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 205-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554. These laws are referred to collectively as GUST.
Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), except as provided below, provided the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. The terms of the plan must be followed in operation. Except as stated below, Employee Plans Determinations will not issue a determination letter with respect to this plan.
Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a)(16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 4.13 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Likewise, if this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a)(16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).
An employer that adopts this plan may not rely on this opinion letter with respect to: (l) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

MERRILL LYNCH PIERCE FENNER & SMITH INC
FFN: 50239810002-006

An employer that adopts this plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section 1.40l(a)-4 of the regulations.
An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter.
The employer may request a determination (1) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415 and the requirements of Code section 401(a)(10)(B) as to the top-heavy plan requirements in Code section 416; (2) regarding the nondiscriminatory effect of grants of past service; (3) with respect to whether a pro spectively eliminated benefit, right or feature satisfies the current availability requirements; and (4) with respect to the continued application of the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307, Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.
If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.
If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.
You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.
Sincerely yours,

Director
Employee Plans Rulings & Agreements

Internal Revenue Service	Department of the Treasury
Plan Description: Prototype Standardized Profit Sharing Plan

FFN: 50239810002-007 Case: 200100059 EIN: 13-5674085	Washington, DC 20224

Letter Serial No: K273965a	Contact Person: Ms. Arrington 50-00197

Telephone Number: (202) 283-8811
MERRILL LYNCH PIERCE FENNER & SMITH INC
In Reference to: T: EP: RA: T4
800 SCUDDERS MILL ROAD BIS AREA 1G
Date: 06/04/2002
PLAINSBORO, NJ 08536
Dear Applicant
In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.
You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee Plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553.
This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554. These laws are referred to collectively as GUST.
Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), except as provided below, provided the eligibility requirements and contribution or benefit provisions are not more favorable for highly compensated employees than for other employees. The terms of the plan must be followed in operation. Except as stated below, Employee Plans Determinations will not issue a determination letter with respect to this plan.
Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a) (16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 4.13 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Likewise, if this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a)(16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).
An employer that adopts this plan may not rely on this opinion letter with respect to: (1) whether any amendment or series of amendments to the plan satisfies the nondiscrimination requirements of section 1.401(a)(4)-5(a) of the regulations, except with respect to plan amendments granting past service that meet the safe harbor described in section 1.401(a)(4)-5(a)(5) and are not part of a pattern of amendments that significantly discriminates in favor of highly compensated employees; or (2) whether the plan satisfies the effective availability requirement of section 1.401(a)(4)-4(c) of the regulations with respect to any benefit, right or feature.

MERRILL LYNCH PIERCE FENNER & SMITH INC
FFN: 50239810002-007

An employer that adopts this plan as an amendment to a plan other than a standardized plan may not rely on this opinion letter with respect to whether a benefit, right or other feature that is prospectively eliminated satisfies the current availability requirements of section l-401(a)-4 of the regulations.
An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter.
The employer may request a determination (l) as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415 and the requirements of Code section 401(a)(10)(B) as to the top-heavy plan requirements in Code section 416; (2) regarding the nondiscriminatory effect of grants of past service; (3) with respect to whether a pro spectively eliminated benefit, right or feature satisfies the current availability requirements; and (4) with respect to the continued application of the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307, Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.
If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.
If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.
You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.
Sincerely yours,

Director
Employee Plans Rulings & Agreements

Internal Revenue Service	Department of the Treasury
Plan Description: Prototype Non-Standardized Profit Sharing Plan with CODA

FFN: 50339810002 - 004 Case: 200100056 EIN: 13-5674085	Washington, DC 20224

Letter Serial No: K373962a	Contact Person: Ms. Arrington 50-00197

Telephone Number: (202) 283-8811
MERRILL LYNCH PIERCE FENNER & SMITH INC
In Reference to: T: EP: RA: T4
800 SCUDDERS MILL ROAD BIS AREA 1G
Date: 06/04/2002
PLAINSBORO, NJ 08536

Dear Applicant:
In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.
You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee Plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553.
This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554. These laws are referred to collectively as GUST.
Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a) . However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), as provided for in Announcement 2001-77, 2001-30 I.R.B. and outlined below. The terms of the plan must be followed in operation.
Except as provided below, our opinion does not apply with respect to the requirements of: (a) Code sections 401(a)(4), 401(a)(26), 401(1), 410(b) and 414(s). Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a)(16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Likewise, if this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a)(16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 4l9(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).
Our opinion applies with respect to the requirements of Code section 410(b) if 100 percent of all nonexcludable employees benefit under the plan. Employers that elect a safe harbor allocation formula and a safe harbor compensation definition can also rely on an opinion letter with respect to the nondiscriminatory amounts requirement under section 401(a)(4) and the requirements of sections 401(k) and 401(m) (except where the plan is a safe harbor plan under section 401(k)(12) that provides for the safe harbor contribution to be made under another plan).

MERRILL LYNCH PIERCE FENNER & SMITH INC
FFN: 50339810002-004

An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307, Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.
If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.
If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.
You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.
Sincerely yours,

Director
Employee Plans Rulings & Agreements

Internal Revenue Service	Department of the Treasury
Plan Description: Prototype Non-standardized Money Purchase Pension Plan
FFN: 50339810002-003 Case: 200100055 EIN: 13-5674085
Letter Serial No.: K37396la	Washington, DC 20224

Contact Person: Ms. Arrington 50-00197
MERRILL LYNCH PIERCE FENNER & SMITH INC
Telephone Number: (202) 283-8811
800 SCUDDERS MILL ROAD BIS AREA 1G
In Reference to: T:EP:RA:T4
PLAINSBORO, NJ 08536
Date: 06/04/2002
Dear Applicant:
In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.
You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee Plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553.
This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554. These Laws are referred to collectively as GUST.
Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), as provided for in Announcement 2001-77, 2001-30 I.R.B. and outlined below. The terms of the plan must be followed in operation.
Except as provided below, our opinion does not apply with respect to the requirements of: (a) Code sections 401(a)(4), 401(a)(26), 401(l), 410(b) and 414(s). Our opinion does not apply for purposes of Code section 401(a)(10)(B) and section 401(a) (16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Likewise, if this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a)(16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).
Our opinion applies with respect to the requirements of Code section 410(b) if 100 percent of all nonexcludable employees benefit under the plan. Employers that elect a safe harbor allocation formula and a safe harbor compensation definition can also rely on an opinion letter with respect to the nondiscriminatory amounts requirement under section 401(a)(4) and the requirements of sections 401(k) and 401(m) (except where the plan is a safe harbor plan under section 401(k)(12) that provides for the safe harbor contribution to be made under another plan).

MERRILL LYNCH PIERCE FENNER & SMITH INC
FFN: 50339810002-003

An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307. Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.
If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.
If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.
You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.
Sincerely yours,

Director
Employee Plans Rulings & Agreements

Internal Revenue Service	Department of the Treasury
Plan Description: Prototype Non-standardized Profit Sharing Plan
FFN: 50339810002-002 Case: 200100054 EIN: 13-5674085
Letter Serial No.: K373960a	Washington, DC 20224

Contact Person: Ms. Arrington 50-00197
MERRILL LYNCH PIERCE FENNER & SMITH INC
Telephone Number: (202) 283-8811
800 SCUDDERS MILL ROAD BIS AREA 1G
In Reference to: T:EP:RA:T4
PLAINSBORO, NJ 08536
Date: 06/04/2002
Dear Applicant:
In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.
You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee Plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553.
This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554. These laws are referred to collectively as GUST.
Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), as provided for in Announcement 2001-77, 2001-30 I.R.B. and outlined below. The terms of the plan must be followed in operation.
Except as provided below, our opinion does not apply with respect to the requirements of: (a) Code sections 401(a)(4), 401(a)(26), 401(1), 410(b) and 414(s). Our opinion does not apply for purposes of Code section 401(a)(10)(s) and section 401(a)(16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Likewise, if this plan is first effective on or after the effective date of the repeal of code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a)(16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3).
Our opinion applies with respect to the requirements of Code section 410(b) if 100 percent of all nonexcludable employees benefit under the plan. Employers that elect a safe harbor allocation formula and a safe harbor compensation definition can also rely on an opinion letter with respect to the nondiscriminatory amounts requirement under section 401(a)(4) and the requirements of sections 401(k) and 401(m) (except where the plan is a safe harbor plan under section 401(k)(12) that provides for the safe harbor contribution to be made under another plan) .

MERRILL LYNCH PIERCE FENNER & SMITH INC
FFN: 50339810002-002

An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307, Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.
If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.
If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.
You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.
Sincerely yours,

Director
Employee Plans Rulings & Agreements

Internal Revenue Service	Department of the Treasury
Plan Description: Prototype Non-standardized Target Benefit Plan
FFN: 50339810002 - 001 Case: 200100053 EIN: 13 - 5674085
Letter Serial No: K373959a	Washington, DC 20224

Contact Person: Ms. Arrington 50-00197
MERRILL LYNCH PIERCE FENNER & SMITH INC
Telephone Number: (202) 283-8811
800 SCUDDERS MILL ROAD BIS AREA 1G
In Reference to: T:EP:RA:T4
PLAINSBORO, NJ 08536
Date: 06/04/2002
Dear Applicant:
In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.
You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to Employee Plans Determinations in Cincinnati at the address specified in section 9.11 of Rev. Proc. 2000-20, 2000-6 I.R.B. 553.
This letter considers the changes in qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemploytment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554. These laws are referred to collectively as GUST.
Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer’s plan qualifies under Code section 401(a). However, an employer that adopts this plan may rely on this letter with respect to the qualification of its plan under Code section 401(a), as provided for in Announcement 2001-77, 2001-30 I.R.B. and outlined below. The terms of the plan must be followed in operation.
Except as provided below, our opinion does not apply with respect to the requirements of: (a) Code sections 401(a) (4), 401(a) (26), 401(l), 410(b) and 414 (s). Our opinion does not apply for purposes of Code section 401(a) (10) (B) and section 401 (a) (16) if an employer ever maintained another qualified plan for one or more employees who are covered by this plan. For this purpose, the employer will not be considered to have maintained another plan merely because the employer has maintained another defined contribution plan(s), provided such other plan(s) has been terminated prior to the effective date of this plan and no annual additions have been credited to the account of any participant under such other plan(s) as of any date within the limitation year of this plan. Likewise, if, this plan is first effective on or after the effective date of the repeal of Code section 415(e), the employer will not be considered to have maintained another plan merely because the employer has maintained a defined benefit plan(s), provided the defined benefit plan(s) has been terminated prior to the effective date of this plan. Our opinion also does not apply for purposes of Code section 401(a) (16) if, after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d) (3).
Our opinion applies with respect to the requirements of Code section 410(b) if 100 percent of all nonexcludable employees benefit under the plan. Employers that elect a safe harbor allocation formula and a safe harbor compensation definition can also rely on an opinion letter with respect to the nondiscriminatory amounts requirement under section 401(a) (4) and the requirements of sections 401(k) and 401(m) (except where the plan is a safe harbor plan under section 40l(k) (12) that provides for the safe harbor contribution to be made under another plan) .

MERRILL LYNCH PIERCE FENNER & SMITH INC
FFN: 50339810002-001

An employer that elects to continue to apply the pre-GUST family aggregation rules in years beginning after December 31, 1996, or the combined plan limit of section 415(e) in years beginning after December 31, 1999, will not be able to rely on the opinion letter without a determination letter. The employer may request a determination letter by filing an application with Employee Plans Determinations on Form 5307, Application for Determination for Adopters of Master or Prototype or Volume Submitter Plans.
If you, the master or prototype sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the master or prototype sponsor. The plan’s adoption agreement must include the sponsor’s address and telephone number for inquiries by adopting employers.
If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.
You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.
Sincerely yours,

Director
Employee Plans Rulings & Agreements

© 2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated	2488-EQ1-0205
Printed in the U.S.A. Member, Securities Investor Protection Corporation	2543

Amendment #3 to the Merrill Lynch
Special/Flexible
Prototype
Defined Contribution Plan and Trust
(Final Regulations under Section 401(k)/401(m) Good Faith Amendment)
Base Document #03
Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). This amendment includes provisions to address the Final Regulations under Section 401(k) and Section 401(m) of the Internal Revenue Code of 1986, as amended (“Code”), as published in 69 Fed. Reg. 78144 (“Final Regulations”) and is intended as good faith compliance with the Final Regulations. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.
Each section in the Base Plan Document #03 referenced below shall be amended as indicated. Any other section below shall be a general amendment to the Prototype Plan.
Section 1. (Section 2.7) Waiver of Pre-Tax Participation. In the manner prescribed by the Plan Administrator, an Eligible Employee may make a one-time irrevocable election to waive the right to participate in the Plan no later than the Eligible Employee’s first becoming eligible under the Plan or any other plan or arrangement of the Employer that is described in Code Section 219(g)(5)(A).
Section 2. (Section 3.4.2(B)(i)(2)) ADP Contribution Amounts. An elective contribution made pursuant to Code Section 414(u) by reason of an Eligible Employee’s qualified military service shall not be taken into account for purposes of the ADP Test for the Plan Year for which the contribution is made or for any other Plan Year.
Section 3. (Section 3.4.2 (C)(i)) Participation in Two or More Plans. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have ADP Contribution Amounts allocated to his or her account under two or more CODAs that are maintained by the Employer shall be determined as if all such ADP Contribution Amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs of the Employer that have different Plan Years, all Elective Deferral Contributions made during the Plan Year under all such plans shall be aggregated. For Plan Years beginning before 2006, all such CODAs ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(k) (and the regulations and other IRS guidance issued thereunder).
Section 4. (Section 3.4.2(D) (iii) and Section 3.6(D)(iii)) Determination of Income or Loss. Excess Contributions and Excess Aggregate Contributions must be adjusted for income (gain or loss) for the Plan Year and, to the extent such contributions are or will be credited with gain or loss for the gap period (the period after the close of the Plan Year and prior to the distribution) if the total account were distributed, the allocable gain or loss during that period. The Plan Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1) Reasonable Method for Computing Income. The Plan Administrator may use any reasonable method for computing the income to Excess Contributions and Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions and Excess Aggregate Contributions merely because the income allocable to Excess Contributions and Excess Aggregate Contributions is determined on a date that is no more than seven (7) days before the distribution.
(2) Alternative Method of Allocating Income.
(a) The Plan Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the elective contributions and other amounts taken into account (including contributions made for the Plan Year) by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:
(i) account balances attributable to elective contributions and other contributions taken into account as of the beginning of the Plan Year, and
(ii) any additional amount of such contributions made for the Plan Year.
(b) The Plan Administrator may allocate income to Excess Aggregate Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Employee contributions, matching contributions and other amounts taken into account (including the contributions made for the Plan Year) by a fraction, the numerator of which is the Excess Aggregate Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:
(i) account balance attributable to Employee contributions and matching contributions and other amounts taken into account as of the beginning of the Plan Year, and
(ii) any additional amount of such contributions made for the Plan Year.
(3) Safe Harbor Method of Allocating Gap Period Income. The Plan Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions or Excess Aggregate Contributions, as applicable, for the gap period. Under this safe harbor method, income on Excess Contributions or Excess Aggregate Contributions, as applicable, for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions or Excess Aggregate Contributions, as applicable, for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth (15) day of a month is treated as made on the last day of the month.
(4) Alternative Method for Allocating Plan Year and Gap Period Income. The Plan Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by substituting the income for the Plan Year and the gap period for the income for the Plan Year, and by substituting the amounts taken into account under the applicable test for the Plan Year and the gap period for the amounts taken into account under the applicable test for the Plan Year in determining the fraction that is multiplied by that income.

Section 5. (Section 3.4.2 (E)) Qualified Nonelective Contributions and Qualified Matching Contributions. In lieu of (or in addition to) distributing Excess Contributions under the preceding provisions of Section 3.4.2(D), and as provided in Sections 3.12 and 3.13, the Employer may make Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy the ADP Test provided such Qualified Nonelective Contributions and/or Qualified Matching Contributions satisfy the following requirements of this Section 3.4.2(E).
(1) Qualified Nonelective Contributions and/or Qualified Matching Contributions with Prior Year Testing Method. If the Employer elects to use the prior Plan Year testing method in subparagraph (B)(ii) of this Section 3.4.2, Qualified Nonelective Contributions and/or Qualified Matching Contributions must be allocated as of a date within the prior Plan Year and must actually be paid to the Trust no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates.
(2) Disproportionate Contributions not taken into Account. Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s compensation and the greater of five percent (5%) or two (2) times the Plan’s representative contribution rate. Any Qualified Nonelective Contribution taken into account under an ACP Test under Treas. Reg. 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treas. Reg. 1.401(m)-2(a)(6)(v)(B) is not permitted to be taken into account for purposes of this paragraph (E) (including the determination of the representative contribution rate under paragraph (E)(2)(a) of this section).
(a) Definition of Representative Contribution Rate. For purposes of this paragraph (E)(2), the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year).
(b) Definition of Applicable Contribution Rate. For purposes of this paragraph (E)(2) the applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of the Qualified Matching Contributions taken into account under this paragraph (E) for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee’s compensation for the same period.
(c) Special Rule for Prevailing Wage Contributions. Notwithstanding paragraph (E)(2) of this section, Qualified Nonelective Contributions that are made in connection with the Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed ten percent (10%) of that Nonhighly Compensated Employee’s compensation.
(3) Qualified Matching Contributions. Qualified Matching Contributions satisfy this paragraph (E) only to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP Test for the Plan Year under the rules of Treas. Reg. 1.401(m)-2(a)(5)(ii).

(4) Contributions only used Once. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account under this paragraph (E) to the extent such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Treas. Reg. 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. Similarly, if the Plan switches from the Current Year testing method to the Prior Year testing method pursuant to Treas. Reg. 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the Current Year testing method for a year may not be taken into account under the Prior Year testing method for the next year.
Section 6. (Section 3.6 (B)(i)) Participation in Two or More Plans. The Actual Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have ACP Contribution Amounts allocated to his or her account under two or more such plans described in Code Section 401(a), or CODAs that are maintained by the Employer, shall be determined as if all such ACP Contribution Amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more such plans described in Code Section 401(a) or CODAs that have different Plan Years, all ACP Contribution Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(m) (and the regulations and other IRS guidance issued thereunder).
Section 7. (Section 3.6 (E)) Qualified Nonelective Contributions and Qualified Matching Contributions. In lieu of (or in addition to) distributing Excess Aggregate Contributions under the preceding provisions of Section 3.6, and as provided in Sections 3.12 and 3.13, the Employer may make Qualified Nonelective Contributions and/or Qualified Matching Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy the ACP Test, provided such Qualified Nonelective Contributions and/or Qualified Matching Contributions satisfy the following requirements of this Section 3.6(E).
(1) Qualified Nonelective Contributions and/or Qualified Matching Contributions with Prior Year Testing Method. If the Employer elects to use the Prior Plan Year testing method in subparagraph (B)(ii) above, Qualified Nonelective Contributions and/or Qualified Matching Contributions must be allocated as of a date within the prior Plan Year and must actually be paid to the Trust no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates.
(2) Disproportionate Contributions not taken into Account. Qualified Nonelective Contributions cannot be taken into account for an applicable year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s compensation and the greater of five percent (5%) and two (2) times the Plan’s representative contribution rate. Any Qualified Nonelective Contribution taken into account in an ADP Test under Treas. Reg. 1.401(k)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treas. Reg. 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this paragraph (E) (including the determination of the representative contribution rate for purposes of paragraph (E)(2)(a) of this section).
(a) Definition of Representative Contribution Rate. For purposes of this paragraph (E)(2), the Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the applicable year and who is employed by the Employer on the last day of the applicable year).

(b) Definition of Applicable Contribution Rate. For purposes of this paragraph (E)(2), the applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of the Matching Contributions taken into account under this section for the Employee for the Plan Year and the Qualified Nonelective Contributions made for that Employee for the Plan Year, divided by that Employee’s compensation for the same period.
(3) Special Rule for Prevailing Wage Contributions. Notwithstanding paragraph (E)(2) of this section, Qualified Nonelective Contributions that are made in connection with the Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Pub. L. 71-798, Service Contract Act of 1965 (79 Stat. 1965), Pub. L. 89-286, or similar legislation can be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions do not exceed ten percent (10%) of that Nonhighly Compensated Employee’s compensation.
(4) Contribution only used Once. Qualified Nonelective Contributions cannot be taken into account under this paragraph (E) to the extent such contributions are taken into account for purposes of satisfying any other ACP Test, any ADP Test, or the requirements of Treas. Reg. 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. Thus, for example, Qualified Nonelective Contributions that are made pursuant to Treas. Reg. 1.401(k)-3(b) cannot be taken into account under the ACP Test. Similarly, if the Plan switches from the current Plan Year testing method to the prior Plan Year testing method pursuant to Treas. Reg. 1.401(m)-2(c)(1), Qualified Nonelective Contributions that are taken into account under the current Plan Year testing method for a Plan Year may not be taken into account under the prior Plan Year testing method for the next Plan Year.
(F) Disproportionate Matching Contributions.
(1) Matching Contributions in Excess of 100%. A matching contribution with respect to an Elective Deferral Contribution for a Nonhighly Compensated Employee is not taken into account under the ACP Test to the extent it exceeds the greatest of:
(a) five percent (5%) of compensation;
(b) the Employee’s Elective Deferral Contributions for a year; and
(c) the product of two (2) times the Plan’s representative matching rate and the Employee’s Elective Deferral Contributions for a year.
(2) Representative Matching Rate. For purposes of this paragraph (F), the Plan’s representative matching rate is the lowest matching rate for any eligible Nonhighly Compensated Employee among a group of Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees in the Plan for the Plan Year who make Elective Deferral Contributions for the Plan Year (or, if greater, the lowest matching rate for all eligible Nonhighly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferral Contributions for the Plan Year).
(3) Definition of Matching Rate. For purposes of this paragraph (F), the matching rate for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Deferral Contributions for the year. If the matching rate is not the same for all levels of Elective Deferral Contributions for an Employee, the Employee’s matching rate is determined assuming that an Employee’s Elective Deferral Contributions are equal to six percent (6%) of compensation.

(4) Application to Matching Contributions that Match Employee Contributions. If a Plan provides a match with respect to the sum of the Employee’s employee contributions and Elective Deferral Contributions, that sum is substituted for the amount of the Employee’s Elective Deferral Contributions in paragraphs (F)(1) and (3) of this section and Employees who make either employee contributions or Elective Deferral Contributions are taken into account under paragraph (F)(2) of this section. Similarly, if a Plan provides a match with respect to the Employee’s employee contributions, but not Elective Deferral Contributions, the Employee’s employee contributions are substituted for the amount of the Employee’s Elective Deferral Contributions in paragraphs (F)(1) and (3) of this section and Employees who make employee contributions are taken into account under paragraph (F)(2) of this section.
Section 8. (Section 5.9.2) Conditions for Hardship Distribution.
In addition to the conditions for hardship distribution contained in Section 5.9.2 of the Prototype Plan, a hardship distribution shall be permitted if the distribution is due to:
(1) payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or
(2) expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
The following conditions for hardship distribution contained in Section 5.9.2 of the Prototype Plan shall be modified as follows:
(1) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); and
(2) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee’s Spouse, children or dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)).
To the extent that a hardship distribution is conditioned or related to other available distributions, such distributions include a distribution of ESOP dividends under Code Section 404(k).
Section 9. Plans using Different Testing Methods for the ADP and ACP Test. Except as provide in this paragraph, the Plan may use the current Plan Year testing method or prior Plan Year testing method for the ADP Test for a Plan Year without regard to whether the current Plan Year testing method or prior Plan Year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use: (a) the recharacterization method of Treas. Reg. Section 1.401(k)-2(b)(3) to correct Excess Contributions for a Plan Year; (b) the rules of Treas. Reg. Section 1.401(m)-2(a)(6)(ii) to take elective contributions into account under the ACP test (rather than the ADP Test); or (c) the rules of Treas. Reg. Section 1.401(k)-2(6)(v) to take Qualified Matching Contributions into account under the ADP Test (rather than the ACP Test).

Section 10. Plans Using Different Testing Methods for the ACP and ADP Test. Except as provide in this paragraph, the Plan may use the current Plan Year testing method or prior year Plan Year testing method for the ACP Test for a Plan Year without regard to whether the current Plan Year testing method or prior Plan Year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use: (a) the recharacterization method of Treas. Reg. Section 1.401(k)-2(b)(3) to correct Excess Contributions for a Plan Year; (b) the rules of Treas. Reg. Section 1.401(m)-2(a)(6)(ii) to take elective contributions into account under the ACP Test (rather than the ADP test); or (c) the rules of Treas. Reg. Section 1.401(k)-2(6)(v) to take Qualified Matching Contributions into account under the ADP Test (rather than the ACP Test).
Section 11. Matching on Catch-Up Contributions. If a Plan provides for ADP Test safe harbor matching contributions, catch-up contributions as defined in Code Section 414(v) shall be taken into account in applying such matching contributions under the Plan.
Section 12. Timing of Matching Contributions. If the ADP Test safe harbor contribution made to this Plan is a matching contribution (or any ACP Test safe harbor matching contribution) that is made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year) taken into account under this Plan for the Plan Year, the safe harbor matching contributions with respect to elective contributions and/or employee after-tax employee contributions made during a Plan Year quarter must be contributed to this Plan by the last day of the immediately following Plan Year quarter.
Section 13. Definitions.
13.1	“Elective Deferral Contributions” means any Pre-Tax Contributions or Roth contributions made to this Plan at the election of a Participant, in lieu of cash compensation. With respect to any calendar year, a Participant’s Elective Deferral Contributions is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan described under Code Section 501(c)(18), and any contributions made on the behalf of a Participant for the purchase of any annuity contract under Code Section 403(b) under a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as Excess Amounts and are limited by Code Section 402(g).
Section 14. Effective Date and Construction. Except as provided, the amendments made herein shall apply for Plan Years beginning on and after January 1, 2006. Unless otherwise defined herein, a capitalized term shall have the meaning given to that term in the Prototype Plan.
November 2006

Amendment #4 to the Merrill Lynch
Special/Flexible
Prototype
Defined Contribution Plan and Trust
(Announcement 2005-70, 2005-40 IRB 682 Good Faith Amendment)
Base Document #03
Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). Part I of this amendment includes provisions to address Announcement 2005-70, 2005-40 IRB 682. Part II of this amendment contains Adoption Agreement options. If an adopting employer’s plan does not provide for hardships or loans and the adopting employer desires to implement the provisions of Announcement 2005-70, 2005-40 IRB 682, the adopting employer must complete Part II of this amendment. This amendment is intended as good faith compliance with Announcement 2005-70, 2005-40 IRB 682. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.
PART I
The Base Plan Document #03 is amended by the addition of the following new Article IIIB.
ARTICLE IIIB
ANNOUNCEMENT 2005-70, 2005-40 IRB 682
Conditions for Hardship Distribution. The reasons for a hardship distribution shall include a distribution due to a need arising from Hurricane Katrina to an Employee or former Employee whose principal residence on August 29, 2005 was located in one of the counties or parishes in Louisiana, Mississippi or Alabama that have been or are later designated as disaster are as eligible for “Individual Assistance” by the Federal Emergency Management Agency because of the devastation caused by Hurricane Katrina or whose place of employment was located in one of those counties or parishes on such date or whose lineal ascendant or descendant, dependent or spouse has a principal residence or place of employment in one of those counties or parishes on such date. Unless otherwise set forth in applicable law, a hardship distribution must be made on account of a hardship resulting from Hurricane Katrina and be made on or after August 29, 2005, but no later than March 31, 2006.
Post-Distribution Restrictions Not to Apply in Case of Katrina Hardship Distribution. Notwithstanding anything in the Prototype Plan to the contrary, the post-distribution contribution restrictions that otherwise apply in the event of a hardship distribution, as set forth in regulations and in Section 5.9.3 of the Prototype Plan, shall not apply to a distribution made on account of a hardship resulting from Hurricane Katrina.
Section 3. Effective Date and Construction. This amendment shall be effective as of the earliest date permitted under Announcement 2005-70, 2005-40 IRB 682 and is intended to implement the provisions of and be applied consistent with Announcement 2005-70, 2005-40 IRB 682.

PART II
The following shall supplement each Adoption Agreement to the extent required to implement Announcement 2005-70, 2005-40 IRB 682.
Instructions to the adopting employer: If, and only if, the adopting employer’s plan does not provide for hardships or loans and the adopting employer wants to make the following options a part of its plan, insert the name of the plan on the line below, check Box 1 and/or Box 2 and date and sign where indicated. If the adopting employer wants to amend more than one Adoption Agreement, it must complete, date and sign a copy of this amendment for each Adoption Agreement.
Name of plan being amended:
Box 1 ☐ If this Box is checked, the Primary Employer acknowledges that the plan being amended does not permit hardship distributions and shall be amended to permit hardship distributions only to those participants affected and as set forth in Announcement 2005-70, 2005-40 IRB 682. Hardship distributions made pursuant to this paragraph shall be made in a manner consistent with the rules described in Part I of this Amendment.
Box 2 ☐ If this Box is checked, the Primary Employer acknowledges that the plan being amended does not permit loans and shall be amended to permit loans only to those participants affected and as set forth in Announcement 2005-70, 2005-40 IRB 682. Loans made pursuant to this paragraph shall be made in a manner consistent with the rules described in Part I of this Amendment relating to hardship distributions.
   IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Primary Employer has executed this amendment on the day and year written below.

Primary Employer Signature	Date
November 2006

Amendment #5 to the Merrill Lynch
Special/Flexible
Prototype
Defined Contribution Plan and Trust
(Go-Zone Good Faith Amendment)
Base Document #03
Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). Part I of this amendment includes provisions to address the Katrina Emergency Tax Relief Act of 2005 (P.L. 109-73) and the 2005 Gulf Opportunity Zone Act (P.L. 109-135) (collectively referred to as “Go-Zone”). Part II of this amendment contains Adoption Agreement options. If an adopting employer desires to implement the provisions of Go-Zone, the adopting employer must complete Part II of this amendment. This amendment is intended as good faith compliance with Go-Zone and guidance thereunder. This amendment supersedes any contrary provisions of the Prototype Plan.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce, Fenner & Smith, Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.
PART I
The Base Plan Document #03 is amended by the addition of the following new Article IIIC.
ARTICLE IIIC
GO-ZONE
Definitions.
“Applicable Recontribution Period” means: (a) with respect to any Qualified Katrina Distribution, the period beginning on August 25, 2005, and ending on February 28, 2006; (b) with respect to any Qualified Rita Distribution, the period beginning on September 23, 2005, and ending on February 28, 2006; and (c) with respect to any Qualified Wilma Distribution, the period beginning on October 23, 2005, and ending on February 28, 2006.
“Applicable Period and Qualified Beginning Date” mean: (a) with respect to any Qualified Hurricane Katrina Individual, the Applicable Period is the period beginning on September 24, 2005, and ending on December 31, 2006, and the Qualified Beginning Date is August 25, 2005; (b) with respect to any Qualified Hurricane Rita Individual, the period beginning on the date of the enactment of the applicable subsection of Code Section 1400Q, and ending on December 31, 2006, and the Qualified Beginning Date is September 23, 2005; and (c) with respect to any Qualified Hurricane Wilma Individual, the period beginning on the date of the enactment of the applicable subparagraph of Code Section 1400Q, and ending on October 23, 2006, and the Qualified Beginning Date is October 23, 2005.

“Go Zone” means the 2005 Gulf Opportunity Zone Act.
“Qualified Distribution” means any Qualified Katrina Distribution, any Qualified Rita Distribution and any Qualified Wilma Distribution.
“Qualified Hurricane Distribution” means, subject to the limitations set forth in Code Section 1400Q, (a) a distribution from an “eligible retirement plan” as defined in Code Section 402(c)(8)(B) made on or after August 25, 2005, and before January 1, 2007, to an individual whose principal place of abode on August 28, 2005, is located in the Hurricane Katrina disaster area and who has sustained an economic loss by reason of Hurricane Katrina; (b) a distribution (which is not described in clause (a)) from an eligible retirement plan made on or after September 23, 2005, and before January 1, 2007, to an individual whose principal place of abode on September 23, 2005, is located in the Hurricane Rita disaster area and who has sustained an economic loss by reason of Hurricane Rita; and (c) a distribution (which is not described in clause (a) or (b)) from an eligible retirement plan made on or after October 23, 2005, and before January 1, 2007, to an individual whose principal place of abode on October 23, 2005, is located in the Hurricane Wilma disaster area and who has sustained an economic loss by reason of Hurricane Wilma. A Qualified Hurricane Distribution shall not be treated as an eligible rollover distribution for purposes of Code Section 401(a)(31), Code Section 402(f), and Code Section 3405. A Qualified Hurricane Distribution shall be treated as meeting the requirements of Code Section 401(k)(2)(B)(i).
“Qualified Hurricane Katrina Individual” means an individual whose principal place of abode on August 28, 2005, is located in the Hurricane Katrina disaster area and who has sustained an economic loss by reason of Hurricane Katrina.
“Qualified Hurricane Rita Individual” means an individual (other than a Qualified Hurricane Katrina Individual) whose principal place of abode on September 23, 2005, is located in the Hurricane Rita disaster area and who has sustained an economic loss by reason of Hurricane Rita.
“Qualified Hurricane Wilma Individual” means an individual (other than a Qualified Hurricane Katrina Individual or Qualified Hurricane Rita Individual) whose principal place of abode on October 23, 2005, is located in the Hurricane Wilma disaster area and who has sustained an economic loss by reason of Hurricane Wilma.
“Qualified Individual” means any Qualified Hurricane Katrina Individual, any Qualified Hurricane Rita Individual and any Qualified Hurricane Wilma Individual.
“Qualified Katrina Distribution” means a distribution: (a) described in Code Section 401 (k)(2)(B)(i)(IV), Code Section 403(b)(7)(A)(ii) (but only to the extent such distribution relates to financial hardship), Code Section 403(b)(11)(B), or Code Section 72(t)(2)(F), (b) received after February 28, 2005, and before August 29, 2005, and (c) which was to be used to purchase or construct a principal residence in the Hurricane Katrina disaster area, but which was not so purchased or constructed on account of Hurricane Katrina.
“Qualified Rita Distribution” means a distribution: (a) described in Code Section 401(k)(2)(B)(i)(IV), Code Section 403(b)(7)(A)(ii) (but only to the extent such distribution relates to financial hardship), Code Section 403(b)(11)(B), or Code Section 72(t)(2)(F), (b) received after February 28, 2005, and before September 24, 2005, and (c) which was to be used to purchase or construct a principal residence in the Hurricane Rita disaster area, but which was not so purchased or constructed on account of Hurricane Rita.
“Qualified Wilma Distribution” means a distribution: (a) described in Code Section 401(k)(2)(B)(i)(IV), Code Section 403(b)(7)(A)(ii) (but only to the extent such distribution relates to financial hardship), Code Section 403(b)(11)(B), or Code Section 72(t)(2)(F), (b) received after February 28, 2005, and before October 24, 2005, and (c) which was to be used to purchase or construct a principal residence in the Hurricane Wilma disaster area, but which was not so purchased or constructed on account of Hurricane Wilma.

Repayment of Qualified Hurricane Distributions as Direct Rollover. If a Participant or beneficiary in this Plan receives a Qualified Hurricane Distribution, he/she may, at any time during the three year period beginning on the day after the date on which such distribution was received, make one or more contributions in an aggregate amount not to exceed the amount of such distribution to this Plan, less amounts thereof contributed to other eligible retirement plans, and to which a rollover contribution of such distribution could be made under Code Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16) of the Code, as applicable. This Plan shall treat such a contribution as an eligible rollover distribution (as defined in Code Section 402(c)(4)) or a distribution described in Code Section 408(d)(3), as applicable, and as having been transferred to this Plan in a direct trustee-to-trustee transfer within 60 days of the distribution.
Recontribution of Withdrawals for Home Purchases Canceled Due to Hurricanes Katrina, Rita or Wilma. If a Participant or beneficiary in this Plan receives a Qualified Distribution, he/she may, during the Applicable Recontribution Period, make one or more contributions in an aggregate amount not to exceed the amount of such distribution to this Plan, less amounts thereof contributed to other eligible retirement plans, and to which a rollover contribution of such distribution could be made under Code Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code, as applicable. This Plan shall treat such a contribution as an eligible rollover distribution (as defined in Code Section 402(c)(4)) or a distribution described in Code Section 408(d)(3), as applicable, and as having been transferred to this Plan in a direct trustee-to-trustee transfer within 60 days of the distribution.
Plan Loans.
A plan loan made to a Qualified Individual during the Applicable Period, may be made in an amount not to exceed the lesser of:
     $100,000; or
     the greater of (i) $10,000 or (ii) the present value of the Qualified Individual’s nonforfeitable accrued benefit under this Plan.
A plan loan to a Qualified Individual that is outstanding on or after the Qualified Beginning Date, shall:
     if the due date pursuant to Subparagraph (B) or (C) of Code Section 72(p)(2) for any repayment of such loan occurs during the period beginning on the Qualified Beginning Date, and ending on December 31, 2006, such due date shall be delayed for one year;
     any subsequent repayment with respect to such loan shall be appropriately adjusted to reflect the delay in the due date and any interest accruing during such delay; and
     for purposes of determining the five-year period and the term of the loan under Subparagraph (B) or (C) of Code Section 72(p)(2), the period described in clause (a) shall be disregarded.

Qualified Hurricane Distribution as Permissible Distribution. A Qualified Hurricane Distribution attributable to Elective Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and such other amounts permitted under applicable law is a permissible distribution from a plan described in Code Section 401(k) notwithstanding that it may precede an otherwise permitted distribution event described in Code Section 401(k)(2)(B)(i).
Aggregate Dollar Limitation.
In general. The aggregate amount of distributions received by an individual which may be treated as Qualified Hurricane Distributions for any taxable year shall not exceed the excess (if any) of (i) $100,000, over (ii) the aggregate amounts treated as Qualified Hurricane Distributions received by such individual for all prior taxable years.
Treatment of plan distributions. If a distribution to an individual would (without regard to subparagraph 6.1) be a Qualified Hurricane Distribution, the Plan shall not be treated as violating any requirement of Section 1 through 5 hereof merely because the Plan treats such distribution as a Qualified Hurricane Distribution, unless the aggregate amount of such distributions from all plans maintained by the Employer (and any member of any controlled group which includes the Employer) to such individual exceeds $100,000.
Controlled group. For purposes of subparagraph 6.2 , the term “controlled group” means any group treated as a single employer under subsection (b) , (c) , (m) , or (o) of section 414 .
Effective Date and Construction. This amendment shall be effective as of the earliest date permitted under Go Zone and is intended to implement the provisions of and be applied consistent with Go Zone and applicable guidance.
2.
The following shall supplement each Adoption Agreement to the extent required to implement Go-Zone.
Instructions to the adopting employer: If, and only if, the adopting employer wants to include one or more of the Go-Zone options as a part of its plan, insert the name of the plan on the line below, make the desired selections and date and sign where indicated. If the adopting employer wants to amend more than one Adoption Agreement, it must complete, date and sign a copy of this amendment for each Adoption Agreement.
Name of plan being amended:
The Primary Employer acknowledges that the plan being amended implements the Go Zone option relating to (select all applicable):
          ☐ Section 2. Repayment of Qualified Hurricane Distributions as Direct Rollover
          ☐ Section 3. Re-contribution of Withdrawals for Home Purchases Cancelled Due to Hurricanes Katrina, Rita or Wilma
          ☐ Section 4. Plan Loans
          ☐ Section 5. Qualified Hurricane Distribution as Permissible Distribution
     IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Primary Employer has executed this amendment on the day and year written below.

Primary Employer Signature	Date
November 2006

Amendment #6 to the Merrill Lynch
Special/Flexible
Prototype
Defined Contribution Plan and Trust
(Designated Roth Contributions Good Faith Amendment)
Base Document #03
Merrill Lynch, Pierce, Fenner & Smith, Incorporated hereby amends the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Document #03) (“Prototype Plan”). This amendment includes provisions to permit an employer to offer designated Roth contributions under its 401(k) plan. This amendment is intended as good faith compliance with Code Section 402A.
This amendment is an important legal instrument with legal and tax implications. Merrill Lynch, Pierce Fenner & Smith Incorporated does not provide legal and tax advice to the adopting employers of the Prototype Plan. Each adopting employer is urged to consult with its own attorney with regard to the Prototype Plan and the suitability of the Prototype Plan to its circumstances.
The Base Plan Document #03 is amended by the addition of the following new Article IIIA.
ARTICLE IIIA
DESIGNATED ROTH CONTRIBUTIONS
Section 1. General Application.
1.1 If elected by the Primary Employer in the Adoption Agreement, this Article shall apply to contributions beginning with the effective date as specified in the Adoption Agreement (“Roth Effective Date”).
1.2 As of the Roth Effective Date, the Plan shall accept Roth Contributions made on behalf of a Participant pursuant to his or her deferral election. A Participant’s Roth Contributions shall be allocated to a separate account maintained for such Roth Contributions as described in Section 2.
1.3 Unless specifically stated otherwise, Roth Contributions shall be treated as elective deferrals for all purposes under this Plan.
Section 2. Separate Accounting.
2.1 Contributions and withdrawals of Roth Contributions shall be credited and debited to a separate Roth Contributions Account maintained for each Participant.
2.2 The Plan shall maintain a record of the amount of Roth Contributions made to each Participant’s Roth Contributions Account.
2.3 Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contributions Account and the Participant’s other accounts under this Plan.
2.4 No contribution other than Roth Contributions and properly attributable earnings shall be credited to each Participant’s Roth Contributions Account.
Section 3. Direct Rollover.

3.1 A direct rollover of a distribution from a Roth Contributions Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A (e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
3.2. Unless otherwise provided by the Primary Employer, the Plan will accept a rollover contribution to a Roth elective deferral account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
3.2 This Plan shall not permit a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Contributions Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Contributions Account is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Contributions Account are taken into account in determining whether the total amount of the Participant’s account balances under this Plan exceeds $1,000 for purposes of mandatory distributions from this Plan.
Section 4. Correction of Excess Elective Deferral Contributions and Excess Contributions.
4.1 In the event that “excess deferrals” and/or Excess Contributions with respect to a Plan Year are allocable to a Participant who has made pre-tax elective contributions and Roth Contributions, the Plan will distribute pre-tax elective contributions first.
Section 5. Roth Contributions under Code Section 414(u). A Roth Contribution made pursuant to Code Section 414(u) by reason of an Eligible Employee’s qualified military service shall not be taken into account for purposes of the ADP Test for the Plan Year for which the contribution is made, or for any other Plan Year.
Section 6. Definitions.
6.1 “Roth Contributions” mean any contribution made to the Plan at the election of a Participant that is includable in the Participant’s gross income at the time deferred and has been irrevocably designated at the time of the cash or deferred election as Roth Contributions by the Participant. A Participant’s Roth Contributions shall be maintained in a separate account containing only the Participant’s Roth Contributions and gains and losses attributable to those Roth Contributions.
Roth Contributions shall not include any contributions properly distributed as “excess deferrals” or Excess Contributions and are limited by Code Section 402(g).
6.2 “Roth Contributions Account” means the account established for each Participant who makes a Roth election to which the Plan Administrator shall credit, or cause to be credited, Roth Contributions allocable to each such Participant, plus earnings or losses thereon.
Section 7. Effective Date and Construction. This amendment shall be effective as of January 1, 2006 and is intended to implement Code Section 402A in accordance with applicable guidance.
November 2006